REGISTRATION NO. 333-45937


              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON MARCH 30, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-11

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1993

                          ONE LIBERTY PROPERTIES, INC.
                     (EXACT NAME OF REGISTRANT AS SPECIFIED
                          IN ITS GOVERNING INSTRUMENTS)

           60 Cutter Mill Road, Great Neck, NY 11021 - (516) 466-3100
               (Address, including Zip Code, and Telephone Number,
                 including Area Code, of Registrant's Principal
                               Executive Offices)

                                  Mark H. Lundy
           60 Cutter Mill Road, Great Neck, NY 11021 - (516) 466-3100
            (Name, Address, including Zip Code and Telephone Number,
                   including Area Code, of Agent for Service)

                                   COPIES TO:

                              SIMEON BRINBERG, ESQ.
                               60 CUTTERMILL ROAD
                           GREAT NECK, NEW YORK 11021
                                 (516) 773-2750

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________

             If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_| _____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                    CALCULATION OF REGISTRATION FEE

TITLE OF                       PROPOSED         MAXIMUM
SECURITIES      AMOUNT         MAXIMUM          AGGREGATE         AMOUNT OF
BEING           BEING          OFFERING PRICE   OFFERING         REGISTRATION
REGISTERED      REGISTERED     PER UNIT         PRICE                 FEE

Common Stock
Par Value $1.00 808,776 SHS. $13.81(1)       $11,169,197         $3,384.60(2)
Per Share

     (1) The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457.

     (2) Additional fee of $3,384.60 has been paid in connection with additional shares being registered pursuant to Amendment No. 1.


             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A) MAY DETERMINE.

                          ONE LIBERTY PROPERTIES, INC.
                  Cross Reference Sheet, Showing the Localities in the Prospectus of the Information Required
                   by Items 1 through 30, Part I, of Form S-11

Item #

1.     Forepart of Registration                  Facing Page of the Registration
       Statement and Outside Front               Statement;Front Cover of Pros-
       Cover Page of Prospectus                  pectus

2.     Inside Front and Outside                  Available Information: Table
       Back Cover Pages of Prospectus            of Contents

3.     Summary Information, Risk                 Prospectus Summary; Investment
       Factors and Ratio of Earnings             Considerations
       to Fixed Charges

4.     Determination of Offering Price           Cover Page of Prospectus;
                                                 The Offer

5.     Dilution                                  Not Applicable

6.     Selling Security-Holders                  Not Applicable

7.     Plan of Distribution                      The Offer

8.     Use of Proceeds                           Use of Proceeds

9.     Selected Financial Data                   Selected Financial Data

10.    Management's Discussion and               Management's Discussion and
       Analysis of Financial Condition           Analysis of Financial Condition
       and Results of Operations                 and Results of Operations

11.    General Information as to Registrant      The Company

12.    Policy with Respect to Certain Activities The Company

13.    Investment Policies of Registrant         The Company

14.    Description of Real Estate                Properties

15.    Operating Data                            Properties

16.    Tax Treatment of Registrant               Federal Income Tax Considera-
       and its Security Holders                  tions

17.    Market Price of and Dividends             Price Range of Common Stock
       on the Registrant's Common Equity         and Distributions
       and Related Stockholder Matters

18.    Description of Registrant's Securities    Description of Capital Stock

19.    Legal Proceedings                         Properties

20.    Security Ownership of Certain             Principal Stockholders
       Beneficial Owners and Management

21.    Directors and Executive Officers          Management

22.    Executive Compensation                    Executive Compensation

23.    Certain Relationships and                 Certain Relationships and
       Related Transactions                      Related Transactions

24.    Selection, Management and Custody         The Company
       of Registrant's Investments

25.    Policies with Respect to                  Investment Consideration
                                                 Certain Transactions

26.    Limitations of Liability                  Management

27.    Financial Statements and Information      Selected Financial Data;
                                                 Financial Statements

28.    Interest of Named Experts and Counsel     Legal Matters

29.    Disclosure of Commission Position on      Indemnification
       Indemnification for Securities
       Act Liabilities

30.    Quantitative and Qualitative              Not Applicable
       Disclosures about Market Risk

                   Subject to Completion, Dated March 30, 1998
                                   PROSPECTUS

                          ONE LIBERTY PROPERTIES, INC.

                                2,383,670 Shares
                                       of
             Common Stock Issuable Upon Exercise of Non-Transferable
               Rights to Subscribe for Such Shares of Common Stock
                       American Stock Exchange Symbol: OLP

             ONE LIBERTY PROPERTIES, INC. (the "Company") is issuing to its common stockholders and preferred stockholders of record as of the close of business on March 24, 1998 (the "Record Date") rights ("Rights") entitling the holders thereof to subscribe for an aggregate of 2,383,670 shares of the Company's Common Stock (the "Offer"). Common stockholders and preferred stockholders of record will receive one Right for each share of Common Stock and/or Preferred Stock held. Each Right entitles the holder to subscribe for and purchase one share of Common Stock ("Basic Subscription Privilege") for a price of $__________ per share (the "Subscription Price") and, subject to proration, each Right also entitles any holder exercising the Basic Subscription Privilege in full to subscribe at the Subscription Price for up to two additional shares of Common Stock for each share of Common Stock purchased by the holder under the Basic Subscription Privilege (the "Over-Subscription Privilege"). The Rights are non-transferable and will not be admitted for trading on the American Stock Exchange or any other exchange. See "The Offer."

             Gould Investors L.P., which owns 392,981 shares of Common Stock of the Company (24.9% of the outstanding shares of Common Stock), will fully exercise the Rights granted to it to purchase an aggregate of 392,981 shares of Common Stock and will exercise the Over-Subscription Privilege for 376,250 additional shares of Common Stock.

             THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON June 15, 1998, UNLESS EXTENDED AS DESCRIBED HEREIN (THE "EXPIRATION DATE").

             The Company announced the offer before the commencement of trading on the American Stock Exchange on February 11, 1998. The last reported sale price of the Common Stock at the close of business on February 10, 1998 was $14 3/8. The last reported sale price on the American Stock Exchange on __________, 1998 was __________. The Subscription Price is approximately ____% less than the last reported sale price on the American Stock Exchange on ____________, 1998. Common and preferred stockholders who subscribe for shares of Common Stock pursuant to the Offer will not be entitled to receive the cash distribution of $.30 per share which will be paid to common stockholders on or about July 1, 1998, (subject to declaration by the Board of Directors) with respect to the shares subscribed for pursuant to the Offer.

             As a result of the terms of the Offer, holders of Common Stock who do not fully exercise the Basic Subscription Privilege and Over-Subscription Privilege will, upon the completion of the Offer, own a smaller proportional interest in the Company than would otherwise be the case. Before making an investment decision stockholders of the Company should carefully consider the factors set forth under the caption "Investment Considerations" in addition to the other information contained in this Prospectus.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             Price to Public       Underwriting    Proceeds to Company
                                   Discounts and
                                   Commissions
Per Share                             N/A                         (1)
Total                                 N/A                         (2)




     (1) Before deduction of offering expenses payable by the Company estimated at $120,000.

     (2) Funds received by check prior to the Expiration Date will be deposited into a segregated interest bearing account (which interest will accrue to the benefit of the Company) pending proration and distribution of shares. Total proceeds to the Company assumes that all Common Stock offered are sold, either pursuant to the exercise of the Basic Subscription Privilege or the Over-Subscription Privilege.

                             The date of this Prospectus is __________, 1998.

                              TABLE OF CONTENTS
                                                              PAGE

Prospectus Summary
             The Company
             The Offer
             Selected Financial Information
             Summary Consolidated Financial Data

Investment Considerations

The Company
             General
             Investment Policy
             Credit Agreement
             Mortgages Receivable

Properties
             Additional Information Concerning Certain of the
             Properties
             Lease Expirations
             Indebtedness
             Competition
             Environmental Matters
             Regulations and Insurance
             Legal Proceedings

Use of Proceeds
Price Range of Common Stock and Distributions
Capitalization
Selected Financial Data
Management's Discussion and Analysis of Financial Condition and Results of
  Operations
Management
Executive Compensation
Certain Relationships  and Related Transactions
Principal Stockholders
Description of Capital Stock
Federal Income Tax Considerations
The Offer
Experts
Legal  Matters
Indemnification
Available Information
Index to Financial Statements

                            PROSPECTUS SUMMARY


         The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus.


                               THE COMPANY


         One Liberty Properties, Inc. (the "Company" or "One Liberty") is a self administered and self-managed real estate investment trust ("REIT") incorporated under the laws of Maryland on December 20, 1982. The primary business of the Company is to acquire, own and manage improved, free standing commercial real estate operated by the lessee under a long-term net lease. The Company's focus is the acquisition, ownership and management of improved real property leased to retail businesses under long term commercial net leases. The Company, from time to time, will acquire and own improved commercial real estate, including multi-family apartment houses, office buildings and industrial buildings, leased under a long term lease to an occupant or operator.

         At December 31, 1997 the Company owned fee title to 36 properties and a "sandwich" lease position with regard to one property (collectively the "Properties"), located in 14 states. The Properties contain 1,118,435 square feet of rentable commercial space. The occupancy rate of the Company's property portfolio was 99% on January 30, 1998.

         The Company's business strategy is focused on acquiring improved commercial properties subject to long term net leases which have scheduled rent increases. It pursues a national operating strategy and seeks property locations which are on main thoroughfares or arteries, in areas where the demographics (growing population, favorable occupancy levels and trends and increasing rents) are positive. Both the credit of the existing or proposed tenant and property values are investigated and are important in the acquisition decision, with property location and local demographics given greater weight in the decision making process.

     The Company's principal executive officers are located at 60 Cutter Mill Road, Great Neck, N.Y. 11021 and its telephone number is (516) 466-3100.

                                   THE OFFER

Securities Offered                 2,383,670  shares of Common
                                   Stock,  $1.00 par value, by a Rights
                                   offering to Common  Stockholders and
                                   Preferred Stockholders.

Subscription Price                 ____ per Share.

Record Date                        March 24, 1998

Rights One non-transferable Right is being issued with respect to each share of Common Stock and Preferred Stock held of record as of the Record Date. Rights must be exercised prior to the Expiration Date.

Basic Subscription                 Each Right entitles the holder thereof
Privilege                          to  subscribe  at  the  Subscription
                                   Price for shares of Common  Stock at
                                   the  rate  of  one  share  for  each
                                   Right.

Over-Subscription                  Subject to proration, a holder of Rights
Privilege                          who has fully exercised the Basic
                                   Subscription Privilege may oversubscribe
                                   at the Subscription Price for up to
                                   two  additional  shares of Common  Stock for
                                   each share of Common Stock purchased
                                   under the Basic Subscription Privilege.
                                   Shares  acquired   pursuant  to  the
                                   Over-  Subscription   Privilege  are
                                   subject to  proration  as more fully
                                   discussed    under    the    caption
                                   "Offer-Over-Subscription Privilege."

Expiration                         Date The  Rights  expire at 5:00  p.m.,  New
                                   York City time, on June 15, 1998. Thereafter the Rights cannot be exercised.

Rights Agent                       American Stock Transfer and Trust Company

Use of Proceeds                    The proceeds from the sale of Common
                                   Stock in the Rights offering will be
                                   used to pay in full  the  $4,605,000
                                   due under the Credit  Agreement  and
                                   the balance  (estimated at $_______)
                                   to   acquire   Properties   and  for
                                   working capital.

Investment                         A purchase of Common Stock involves a
Considerations                     degree of investment risk. Purchasers
                                   should carefully consider the information set forth under "Investment Considerations".



                            SELECTED FINANCIAL INFORMATION



                                                           YEAR ENDED DECEMBER 31,
OPERATING DATA                     1997          1996            1995           1994         1993
--------------                     ----          ----            ----           ----         ----

Revenues                      $6,284,809      $5,511,556     $4,890,962      $4,041,378   $3,348,419
Gain On Sales
  Of Investments                 599,251                                                     168,631
Provision For Valua-
   tion Adjustment
   and Impairment                      -        (659,000)                                   (258,744)

Net Income                     2,984,192       2,173,952      3,096,302      2,861,137     2,435,269

Net Income
  Applicable To
  Common Stock-
  Holders                      1,533,972         725,593      1,649,783      1,416,434       992,362

PER SHARE DATA:

Net Income Per
  Common Share:
  Basic                            $1.01           $0.50          $1.17          $1.04          $.74
  Diluted                          $1.00           $0.50          $1.16          $1.04          $.73
Cash Distribu-
  tions Per Share
  Of Common Stock                  $1.20           $1.20          $1.03           $.86          $.94
Cash Distributions
  Per Share Of
  Preferred Stock                  $1.60           $1.60          $1.60          $1.60         $1.60

BALANCE SHEET DATA:
Real Estate
 Investments, Net            $48,316,984     $42,889,213    $24,253,765    $10,996,534    $5,627,909
Mortgages and Notes
 Receivable                    5,943,450       6,049,033      7,564,716     16,096,224    17,274,039
Total Assets                  57,647,555      52,522,988     38,040,246     37,652,773    32,383,674
Mortgages Payable             20,545,247      16,846,921      6,590,154      6,983,647     2,753,700
Total Liabilities             26,336,680      21,987,633      7,532,267      7,680,937     3,360,236
Redeemable
 Convertible
 Preferred Stock              13,106,970      12,950,792     12,796,475     12,643,998     2,493,337
Shareholders' Equity          18,203,905      17,442,841     17,711,504     17,327,838    16,530,101


                          ONE LIBERTY PROPERTEIS, INC.
                       SUMMARY CONSOLDIATED FINANCIAL DATA

The following tables set forth the summary unaudited pro forma consolidated financial data for One Liberty Properties, Inc. giving effect to the expected purchase of 300 Gold Street in Brooklyn, New York as if it had occurred on the dates indicated.

The summary unaudited pro forma consolidated statement of income data are presented as if the transaction was consummated on January 1, 1997. The summary unaudited pro forma balance sheet data are presented as if the transaction was consummated on December 31, 1997.

The summary  unaudited pro forma  consolidated  financial data should be read in
conjunction   with,   and  is  qualified  in  its  entirety  by  the  historical consolidated financial statements and notes thereto.


                                           ONE LIBERTY PROPERTIES, INC.
                                        SUMMARY CONSOLIDATED FINANCIAL DATA

                                                                             Pro Forma                Historical
                                                                            Year Ended                Year Ended
                                                                          December 31, 1997        December 31, 1997
                                                                          -----------------        -----------------
                                                                             (Unaudited)

OPERATING DATA:
Revenues:
    Rental income                                                           $  6,184,656               $ 5,341,491
    Interest from related parties                                                832,579                   832,579
    Interest and other income                                                    104,739                   110,739
                                                                           -------------               -----------
                                                                               7,121,974                 6,284,809
                                                                            ------------                ----------

Expenses:
    Depreciation and amortization                                              1,157,345                 1,023,345
    Interest - mortgages payable                                               1,854,626                 1,517,126
    Interest - bank                                                              389,105                   210,305
    Leasehold rent                                                               288,833                   288,833
    General and administrative                                                   629,420                   629,420
                                                                            ------------               -----------
                                                                               4,319,329                 3,669,029
                                                                             -----------                ----------

Income before gain on sale of real
    estate and minority interest                                               2,802,645                 2,615,780

Gain on sale of real estate                                                      599,251                   599,251
                                                                            ------------               -----------

Income before minority interests                                               3,401,896                 3,215,031

Minority interest                                                               (250,839)                 (230,839)
                                                                            -------------              ------------

Net income                                                                   $ 3,151,057               $ 2,984,192
                                                                             ===========               ===========

Calculation of net income applicable to common stockholders:
    Net income                                                               $ 3,151,057               $ 2,984,192
    Less dividends and accretion on preferred stock                            1,450,220                 1,450,220
                                                                            ------------              ------------

Net income applicable to common stockholders                                 $ 1,700,837               $ 1,533,972
                                                                             ===========               ===========

Net income per common share:
    Basic                                                                $          1.12            $         1.01
                                                                         ===============            ==============
    Diluted                                                              $          1.12            $         1.00
                                                                         ===============            ==============

BALANCE SHEET DATA:

Total real estate investments, net                                           $55,016,984               $48,316,984
Mortgages receivable                                                           5,943,450                 5,943,450
Total assets                                                                  64,147,555                57,647,555
Total liabilities                                                             32,836,680                26,336,680
Redeemable Convertible Preferred Stock                                        13,106,970                13,106,970
Total Stockholder's Equity                                                    18,203,905                18,203,905




                       INVESTMENT CONSIDERATIONS

              In addition to other information in this Prospectus the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus.

Risks Associated With Indebtedness
              Leverage As of December 31, 1997 the Company had outstanding approximately $20,545,000 in long term mortgage indebtedness and $4,605,000 under its Revolving Credit facility. Upon completion of the offering and use of the proceeds contemplated hereby, the ratio of debt to shareholders' equity will be approximately ______________.

     Near Term Maturity of Indebtedness The Company is subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest, the risk that existing indebtedness on the Properties (which in most cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of the existing indebtedness. A portion of the Company's mortgage indebtedness will become due by 2002, requiring payments of $4,238,000 in 1999,$1,139,000 in 2000,
$256,000 in 2001 and $1,559,000 in 2002. From 1998 through 2008 the Company will have to refinance an aggregate of $18,973,000.

              Because only a small portion of the principal of the Company's mortgage indebtedness will be repaid prior to maturity and the Company does not plan to retain sufficient cash to repay such indebtedness at maturity, it will be necessary to refinance debt through additional debt refinancing or equity offerings. If the Company is unable to refinance this indebtedness on acceptable terms, the Company may be forced to dispose of properties upon disadvantageous terms, which might result in losses to the Company and might adversely affect cash available for distributions to stockholders. If prevailing interest rates, or other factors at the time of refinancing result in higher interest rates on refinancing, the Company's interest expense would increase, which would adversely affect the Company's payments of cash distributions to Common stockholders. Further, if a property or properties are mortgaged to collateralize payment of indebtedness and the Company is unable to meet mortgage payments, the property or properties could be foreclosed upon by the mortgagee with a consequent loss of income and asset value to the Company. Even with respect to non-recourse indebtedness, the lender may have the right to recover deficiencies from the Company in certain circumstances, including environmental liabilities.

              No Limitation on Debt. The governing instruments of the Company do not contain any limitation on the amount of indebtedness the Company may incur. Accordingly, the Board of Directors could permit the Company to become too highly leveraged, which could adversely affect the Company.

Real Estate Investment Risks
              General. Income from real property investments and the Company's resulting ability to make cash distributions to Common stockholders may be affected by the general economic climate, by changes in the national and/or regional economic climate, competitive factors, changing consumer habits or retailing trends and changing demographics and traffic patterns. In addition real estate values may be affected by such factors as government regulations, interest rate levels, availability of financing, zoning or tax laws, and potential liability under environmental and other laws.

              Dependence on Rental Income. A significant percentage of the Company's income is derived from rental income from the Properties. As a result, the Company's income and ability to make cash distributions to stockholders would be adversely affected if the tenant of a material property (a property which accounts for more than 10% of the Company's aggregate gross revenues) or a significant number of tenants were unable to meet their obligations to the Company or if a significant amount of space at the Company's Properties became vacant. In the event of a default by a tenant, the Company may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting its investment. The bankruptcy or insolvency of a major tenant may have an adverse effect on the Company.

              Market Illiquidity Real estate investments are relatively illiquid. Therefore, the Company is limited in its ability to vary its portfolio in response to economic changes and may encounter difficulty in disposing of properties when tenants vacate (either at the expiration of the applicable lease or otherwise).

     Competition. Numerous companies compete with the Company in seeking properties for acquisition.

              Investment in Mortgages. Although the Company has successfully invested in mortgages in the past, it has no current plans to invest in mortgages. If the Company were to invest in mortgages in the future, it would be subject to the risks of such investments, which include the risk that borrowers may not be able to make debt service payments or pay principal when due and the risk that the value of the mortgaged property may be less than the amount owed.

Adverse Consequences of Failure to Qualify as a REIT.

         Taxation as a Corporation. The Company believes that it has operated so as to qualify as a REIT under the Internal Revenue Code ("Code") since its organization. Qualification as a REIT involves the application of technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control may affect the Company's ability to qualify as a REIT. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources and the Company must make distributions to shareholders aggregating annually at least 95% of its REIT taxable income (excluding capital gains). In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Company is relying on the opinion of Herrick, Feinstein LLP, tax counsel to the Company, to the effect that the Company has been organized in conformity with the requirements under the Code and that the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. See "Federal Income Tax Considerations." Such legal opinion is based on various assumptions and factual representations by the Company regarding the Company's ability to meet the various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. Such legal opinion is not binding on the Internal Revenue Service.

              If the Company fails to qualify as a REIT, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and would not be allowed a deduction in computing its taxable income for amounts distributed to its stockholders. In addition, unless entitled to relief under certain statutory provisions, the Company will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. The additional tax would significantly reduce the cash flow available for distribution to stockholders. See "Federal Income Tax Considerations - Failure to Qualify."

              REIT Distribution Requirements and Potential Impact of Borrowings. To obtain the favorable tax treatment associated with REIT's qualifying under the Code, the Company generally will be required each year to distribute to its stockholders at least 95% of its net taxable income. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from prior years.

              Difference in timing between the receipt of income, the payment of expenses and the inclusion of such income and the deduction of such expenses in arriving at taxable income, or the effect of nondeductible capital expenditures, the creation of reserves or required debt or amortization payments, could require the Company to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. In such instances, the Company might need to borrow funds in order to avoid adverse tax consequences even if management believed that then prevailing market conditions were not generally favorable for such borrowings.

Risks Associated with Preferred Stock "Put" Option.

              The Company has 808,776 shares of Redeemable Convertible Preferred Stock ("Preferred Stock") outstanding. The Preferred Stock affords the preferred stockholders the option to "put" the Preferred Stock to the Company at a price of $16.50 per share during the ninety day period commencing July 1, 1999. It is not contemplated that any Preferred Stock will be converted to Common Stock unless the conversion rate is favorable. At the current market price for the Company's Common Stock, the conversion rate is not favorable. Preferred stockholders may determine to retain Preferred Stock because of the dividend rate ($1.60 per annum per share) and/or because of the conversion feature. See "Description of Capital Stock, Preferred Stock." However, if all the Preferred Stockholders exercise the "put" option the cost to the Company will be $13,344,804. The Company may be forced to borrow funds, on a secured or unsecured basis, to fund the payment due as a result of exercise of the "put" option or might have to dispose of properties on disadvantageous terms to cover such payment. There is no assurance that loans will be available for this purpose, when the funds are required, or that interest rates will be acceptable at that time.

Environmental Risks

              Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with contamination. The cost of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. In connection with the ownership, operation and management of real properties, the Company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substance and, therefore, potentially liable for removal or remediation costs, as well as certain other related costs, including governmental fines and injuries to persons and property. For a more complete discussion of environmental regulation affecting the Properties, see "Properties-Environmental Matters."

              Management believes that environmental studies made with respect to substantially all of the Properties have not revealed environmental liabilities that would have a material adverse effect on the Company's business, results of operations and liquidity. However, no assurances can be given that existing environmental studies with respect to any of the Properties reveal all environmental liabilities, that any prior owner of a Property did not create any material environmental condition not known to the Company, or that a material environmental condition does not otherwise exist (or may exist in the future) as to any one or more Properties. If such a material environmental condition does in fact exist (or exists in the future), it could have an adverse impact upon the Company's financial condition, results of operations and liquidity.

Conflicts of Interest

           The Company's policy is that it will not engage in any transaction with any director, officer, principal stockholder or affiliate of a director, officer or principal stockholder without the approval of a majority of the directors of the Company, including a majority of the unaffiliated directors. In addition, the Company will not acquire a property from or dispose of a property to any director, officer or principal stockholder or affiliate of a director, officer or principal stockholder without a "fairness" or similar opinion from an investment banker or real estate appraiser that the transaction is fair, competitive and commercially reasonable and the approval of a majority of the unaffiliated directors. Reference is made to the caption "Certain Relationships and Related Transactions" for a discussion of transactions between the Company and entities affiliated with officers, directors or principal stockholders of the Company or affiliates thereof.

           There is no assurance that the Company's conflicts of interest policy has or will successfully eliminate the influence of potential conflicts of interest, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Dependence on Key Personnel

           The Company is dependent on the efforts of Fredric H. Gould, Chairman of the Board, and Matthew Gould, President and Chief Executive Officer. Neither devotes full time to the affairs of the Company, but both devote such time as is necessary to carry out their respective duties. Loss of the services of either of them could have an adverse effect on the business of the Company. Neither has an employment agreement with the Company.

                              THE COMPANY

General

              The Company is a self administered and self managed real estate investment trust ("REIT") incorporated under the laws of Maryland on December 20, 1982. The primary business of the Company is to acquire, own and manage improved, free standing, commercial real estate operated by the lessee under a long-term net lease. Its focus is the acquisition, ownership and management of improved real property leased to retail businesses under long term commercial net leases. The Company, from time to time, will acquire and own improved commercial real estate net leased to a corporation or government agency and improved real property (such as a multi family apartment building, office building or industrial building) leased under a long-term lease to an occupant or operator. Under the typical net lease and long-term lease, rental and other payments to be made by the lessee are payable without diminution for any reason. The lessee, in addition to its rent obligation, is generally responsible for payment of all charges attributable to the property, such as real estate taxes, assessments, water and sewer rents and charges, governmental charges and all utility and other charges incurred in the operation of the property. The lessee, is also generally responsible for maintaining the property, including ordinary maintenance and repair and restoration following a casualty or partial condemnation. The rental provisions in a net lease transaction may include, but may not be limited to, rent payable on a stepped basis (rentals increase at specified intervals), an indexed basis (rentals increase pursuant to a formula such as the consumer price index), a percentage basis (minimum rental payments plus additional rentals in the form of participation in the sales derived from the business conducted at the property), or a combination of the foregoing.

Investment Policy

         The Company's business strategy is focused on acquiring improved, commercial property subject to a long-term net lease which has scheduled rent increases. The Company's investment policies, as articulated in its by-laws, as amended, are as follows:

         Types of Investments - The Company is permitted to invest in any type of real property, mortgage loans (and in both cases in interests therein) and other investments of any nature, without limitation, provided such investment does not adversely affect the Company's ability to qualify as a REIT under the Internal Revenue Code. No limitation is set on the number of properties or mortgage loans in which the Company may invest, the amount or percentage of the Company's assets which may be invested in any specific property or on the concentration of investments in any geographic area in the United States. The Company may consider investments in any type of real property and in mortgage loans secured by real property; however as stated above, the current investment policy of the Company is to invest in improved, commercial real estate under long term net lease. The Company does not intend to make construction loans or loans secured by mortgages on undeveloped land. Although it has not done so in the past, the Company may issue securities in exchange for properties which fit its investment criteria. The Company intends to pursue a national operating strategy, but does not intend to purchase properties located outside of the United States.

             After termination of any lease relating to any of the Company's properties (either at lease expiration or early termination), the Company will seek to relet or sell such property in a manner which will maximize the return to the Company, considering the income and residual potential of such property. The Company may also consider the sale or other disposition of any property prior to termination of the relevant lease if such sale or other disposition appears advantageous. The Company may take purchase money obligations as part payment in lieu of cash in connection with any sale and may take into account local custom and prevailing market conditions in negotiating the terms of repayment. It will be the Company's policy to use any cash realized from the sale or other disposition of properties, net of required payments under its credit facility and net of required distributions to shareholders to maintain its REIT status, to acquire additional properties.

         Incurrence of Debt - The directors of the Company, in the exercise of their business judgment, are permitted to determine the level of debt and the terms and conditions of any financing or refinancing. There is no limitation on the level of debt which the Company may incur. The Company borrows money, on a secured and unsecured basis, the proceeds of which are used for property acquisitions and for working capital purpose.

         The investment objectives of the Company are (i) to protect the Company's capital; (ii) to provide current income; and (iii) to provide the opportunity for increases in income and capital appreciation. In evaluating potential net lease investments, the Company considers, among other factors (i) the intrinsic value of the property, given its location and use, (ii) local demographics (population, occupancy levels, rental trends), (iii) the lessee's adequacy from a financial point of view to meet operational needs and lease obligations, (iv) the return on equity to the Company, and (v) potential for capital appreciation. The intrinsic value of the property, essentially its location and the local demographics, are given greater weight in the acquisition process than the tenant's credit worthiness, although the tenant's financial condition is a factor given significant consideration in the acquisition process.

             From time to time, the Company may invest in shares of another REIT or in the shares of an entity not involved in real estate investments, provided that any such investment does not adversely affect the Company's ability to qualify as a REIT under the Internal Revenue Code. If the Company makes any investments in shares of another entity in the future, it will make the investment in such a way that it will not be treated as an investment company under the Investment Company Act of 1940. The Company does not intend to underwrite the securities of other issuers.

Credit Agreement

             On March 1, 1996 the Company entered into a revolving credit agreement ("Credit Agreement") with Bank Leumi Trust Company of New York ("Bank Leumi"). Borrowings under the Credit Agreement are used to provide the Company with funds to acquire properties. The Credit Agreement matures February 28, 1999 with a right for the Company to extend the Credit Agreement until February 29, 2000. Bank Leumi has agreed to advance up to $5,000,000 on a revolving basis and has agreed to a total $15,000,000 facility (including the $5,000,000 that Bank Leumi has committed for) on a pro rata participating basis. In June, 1997, First Bank of the Americas (now Commercial Bank of New York) joined in the Credit Agreement to the extent of $4,000,000. Accordingly, the total availability under the Credit Agreement is $9,000,000 and can be increased to a maximum of $15,000,000 either by adding other banking institutions or by the present participants increasing the extent of availability under the Credit Agreement. The Company pays interest under the Credit Agreement at the rate of prime plus 1/2% on funds borrowed on an interest only basis, plus a 1/4% servicing fee on the outstanding balance to Bank Leumi. Net proceeds of certain events (e.g., sale of property, financing of properties) must be applied to reduce the loan.

             As collateral for any advances taken by the Company under the Credit Agreement, the Company has pledged the stock of each of its subsidiaries and the wrap around mortgage the Company holds on a property located on East 16th Street in New York City (see "Mortgages Receivable" below). The Company has agreed to maintain at least $250,000 on deposit with Bank Leumi.

             The Credit Agreement contains affirmative and negative covenants including a covenant that (i) through February 28, 1999 the Company's net worth, as defined, will not be less than the greater of $28,000,000 and two times the revolving credit loans outstanding and thereafter the $28,000,000 increases to $30,000,000; (ii) that cash flow, as defined, for each fiscal year through the 1998 fiscal year shall be at least $3,000,000, increasing to $3,4000,000 for the 1999 fiscal year and thereafter, and (iii) at least two of Fredric H. Gould, Matthew J. Gould and Jeffrey A. Gould shall be involved in the day to day management of the Company.

Mortgages Receivable

             In 1992 and 1993, during a downturn in the real estate markets nationally, the Company took advantage of opportunities to purchase mortgages receivable at a discount and to originate a mortgage loan, all of which resulted in the Company generating above average yields to maturity. The Company has not acquired or originated any mortgages receivable since January, 1995. The only significant mortgage receivable held at December 31, 1997 is described as follows:

     - On July 30, 1993, the Federal Deposit Insurance Corporation ("FDIC") sold to an entity related to the Company, a $23,000,000 first mortgage secured by an office building located on East 16th Street in Manhattan, New York. The sale was made by the FDIC pursuant to public auction. The successful bidder paid
$19,000,300 for the mortgage, which carries an interest rate of 8% per annum. The office building which secures this mortgage is owned by a partnership in which Gould Investors L.P., an affiliated entity, is a general partner and owns substantially all partnership interests. See "Certain Relationships and Related Transactions" for a discussion of the affiliation of Gould Investors L.P. and certain persons affiliated with Gould Investors L.P. with the Company. Simultaneously with the closing an unrelated party advanced $13,181,000, the Company advanced $6,080,000 (including closing costs), and the mortgage was severed into a first mortgage of $13,181,000 paying interest at 9-1/2% per annum held by such unrelated party and a subordinate wrap mortgage of $9,819,000 held by the Company. Both the first mortgage and wrap mortgage mature in 2005 at which time the first mortgage will have been fully amortized and the wrap mortgage will have a principal balance of approximately $4,000,000. The principal balance of the wrap mortgage held by the Company was $7,974,030 at December 31, 1997 and the book balance, after discount, was $5,653,412 at December 31, 1997.

     The building which secures the first mortgage and the wrap mortgage is net leased to the City of New York. The lease expires in 2005 with one renewal option of five years. The City has a limited right to terminate the lease. The first mortgage and the wrap mortgage are nonrecourse.

                                 PROPERTIES

             The Company, at December 31, 1997, owned fee title to 36 properties and a "sandwich" lease position with respect to one property. The 36 properties (referred to herein collectively as the "Properties" and individually as a "Property") are located in 14 states. A limited liability company, in which the Company is the principal member, has entered into contract to purchase a property located in Brooklyn, New York for a consideration of $6,700,000 (see "Additional Information Concerning Certain of the Properties" under this caption for a description of this property).




             The  following  sets  forth  certain  information  relating  to the
Company's Properties.
                                                                                                                   RENEWAL
                                                                                   NET      CURRENT                OPTIONS
                                                                                 RENTABLE   ANNUAL    EXPIRATION   (NUMBER
PROPERTY LOCATION         TENANT             PROPERTY TYPE        LAND AREA      SQ. FT.    RENT      DATE        OF YEARS)
-----------------         ------             -------------        ---------      -------    ----      ----        ----------

I45 Service Road and
Mount Houston Road                           Freestanding                                                           5 (25
Houston, TX              The Kroger          Retail               2.665 Acres    38,448    $149,947  3/7/00         years)
                         Company


5600 Britton Pkwy.       Kittle's Home       Freestanding                                                           5 (25
Columbus, OH             Furnishing Center,  Retail               6.228 Acres    97,328    $738,764  11/30/2011     years)
                                    Inc.(1)


13751 S. Tamiami         Barnes & Noble      Freestanding                                                           4 (20
Trail, Ft. Myers, FL     Superstores,Inc.    Retail               31,315 Sq.Ft.  29,993    $467,000   1/31/17       years)
                                    (2)


1987 Mt. Zion Rd.        The Sports          Freestanding                                                           4 (20
Clayton County, GA       Authority           Retail               5.5 Acres      50,400    $390,600   10/31/14      years)
                         Inc.


9000 E. Peakview Ave.    Gart Bros.          Freestanding                                                           3 (15
Greenwood Village, CO    Sporting Goods      Retail               3.2 Acres      45,000    $423,000   1/31/16       years)
                         Company

490 Oakbend Drive        Just For            Freestanding                                             10/31/16       2 (10
Lewisville, TX           Feet, Inc.          Retail               1.9768 Acres   21,043    $355,559                  years)


6933 Lee Highway         K Mart              Freestanding                                                            8 (40
Chattanooga, TN          Corporation(3)      Retail               6.3 Acres      72,897    $399,238   11/30/06       years)


1st Ave. NE & Hwy. 100   Ultimate            Freestanding                                                            4 (20
Cedar Rapids, IA         Akquisition Corp.   Retail               1.52 Acres     15,400    $157,850   6/30/15        years)
                         (4)



                                                                                                                     RENEWAL
                                                                                   NET      CURRENT                  OPTIONS
                                                                                 RENTABLE   ANNUAL   EXPIRATION      (NUMBER
PROPERTY LOCATION        TENANT              PROPERTY TYPE        LAND AREA      SQ. FT.     RENT      DATE          OF YEARS)
-----------------        ------              -------------        ---------      -------     ----      ----          ---------

900 Central Texas Hwy.   Hollywood           Freestanding                                                            2 (10
Killeen, TX              Entertainment Corp. Retail               48,177 Sq.Ft.  8,000     $141,200   6/30/10        years)



US Highway 59            Hollywood           Freestanding                                                            2 (10
Rosenberg, TX            Entertainment Corp. Retail               34,000 Sq.Ft.  8,000     $111,800   1/31/10        years)


                                             Gasoline Svc.
                                             Station with
5600 S. Cedar Street     Total               Freestanding                                                            2 (20
Lansing, MI              Petroleum, Inc.     Retail               53,733 Sq.Ft.  7,807     $69,148    5/31/11        years)


                                             Gasoline Svc.
                                             Station with
4384 Kalamazoo Ave.      Total               Freestanding                                                            2 (20
Kentwood, MI             Petroleum, Inc.     Retail               45,745 Sq.Ft.  6,434     $45,969    5/31/11        years)


                                             Gasoline Svc.
                                             Station with
1499 S. Lincoln Road     Total               Freestanding                                                            2 (20
Flint, MI                Petroleum, Inc.     Retail               59,242 Sq.Ft.  7,335     $91,216    5/31/11        years)


                                             Gasoline Svc.
                                             Station with
1504 Center Avenue       Total               Freestanding                                                            2 (20
Essexville, MI           Petroleum, Inc.     Retail               68,882 Sq.Ft.  6,980     $57,966    5/31/11        years)

                                             Gasoline Svc.
                                             Station with
112 Ashman Circle        Total               Freestanding                                                            2 (20
Midland, MI              Petroleum, Inc.     Retail               24,000 Sq.Ft.  6,067    $78,763     5/31/11        years)






                                                                                                                  RENEWAL
                                                                                   NET     CURRENT                OPTIONS
                                                                                 RENTABLE  ANNUAL    EXPIRATION   (NUMBER
PROPERTY LOCATION        TENANT               PROPERTY TYPE        LAND AREA     SQ. FT.    RENT       DATE       OF YEARS)
-----------------        ------               -------------        ---------     -------    ----       ----       ---------

                                              Gasoline Svc.
                                              Station with
6500 Pierson Road       Total                 Freestanding                                                           2 (20
Flint, MI               Petroleum, Inc.       Retail               74,910 Sq.Ft. 13,145   $99,044     5/31/11        years)


                                              Gasoline Svc.
                                              Station with
7492 Gratiot Road       Total                 Freestanding                                                           2 (20
Saginaw, MI             Petroleum, Inc.       Retail               63,557 Sq.Ft. 8,781    $61,490     5/31/11        years)


                                              Gasoline Svc.
                                              Station with
2046 28th Street        Total                 Freestanding                                                           2 (20
Wyoming, MI             Petroleum, Inc.       Retail               75,080 Sq.Ft. 10,506   $65,292     5/31/11        years)


                                              Gasoline Svc.
                                              Station with
901 South US 27         Total                 Freestanding                                                           2 (20
St. Johns, MI           Petroleum, Inc.       Retail               36,382 Sq.Ft. 6,588    $77,929     5/31/11        years)

                                              Gasoline Svc.
1050 Columbia Ave.      Total                 Station with
Battle Creek, MI        Petroleum, Inc.       Freestanding                                                           2 (20
                                              Retail               30,451 Sq.Ft. 6,813    $68,982     5/31/11        years)


                                              Gasoline Svc.
                                              Station with
1988 South Cedar        Total                 Freestanding                                                           2 (20
Imlay City, MI          Petroleum, Inc.       Retail               66,278 Sq.Ft. 8,883    $98,865     5/31/11        years)






                                                                                                                     RENEWAL
                                                                                   NET      CURRENT                  OPTIONS
                                                                                 RENTABLE   ANNUAL   EXPIRATION      (NUMBER
PROPERTY LOCATION       TENANT                PROPERTY TYPE        LAND AREA     SQ. FT.    RENT       DATE          OF YEARS)
-----------------       ------                -------------        ---------     -------    ----       ----          ---------

                                              Gasoline Svc.
                                              Station with
279 Baldwin Street      Total                 Freestanding                                                           2 (20
Jennison, MI            Petroleum, Inc.       Retail               62,795 Sq.Ft. 8,767      $60,125     5/31/11        years)

                                              Gasoline Svc.
                                              Station with
3210 Plainfield Ave.    Total                 Freestanding                                                           2 (20
Grand Rapids, MI        Petroleum, Inc.       Retail               44,283 Sq.Ft. 7,869      $55,911     5/31/11        years)

119 Madison Avenue      Stamford              Multifamily                       126 rental
New York, NY            Realty                Apt. House/          14,658 Sq.Ft.units and   $550,000    2/28/38        --
                        Associates,           Retail                            6 retail
                        Inc.(5)                                                  stores

                                                                                 375,000 Sq.
                                                                                 Ft. + 21,000
7007 N.W. 37 Ave.       United States         Industrial                         Sq.Ft.                                2 (30
Miami, FL               Cold Storage, Inc.    Building(6)          12.5 Acres    Mezzanine   $425,000   4/30/10        years)

                                                                                 Two-Screen
                                                                                 Theatre
2131 6th Avenue         Twin                  Freestanding                       Containing
Seattle, WA             78 Associates         Movie Theatre        19,480 Sq.Ft. 1,445 Seats $18,000   12/31/51        --
                        (7)

6660 Broughton Ave.     Woodside              Industrial                                                               3 (75
Columbus, OH            78 Associates         Building            246,936 Sq.Ft. 55,370      $42,000   6/30/04         years)
                        (7)






                                                                                                                       RENEWAL
                                                                                   NET       CURRENT                   OPTIONS
                                                                                 RENTABLE    ANNUAL   EXPIRATION       (NUMBER
PROPERTY LOCATION       TENANT               PROPERTY TYPE        LAND AREA      SQ. FT.      RENT      DATE           OF YEARS)
-----------------       ------               -------------        ---------      -------      ----      ----           ---------

                        Athens Food
US Hwy. 25 Bypass       Systems, Inc. an    Freestanding                                                               1 (10
Greenwood, SC           Arby Franchise      Retail               25,359 Sq.Ft.   2,755       $74,000   2/28/10         years)


8824 Ranier Avenue      Payless Shoe        Freestanding                                                               3 (15
Seattle, WA             Source, Inc. (8)    Retail               15,625 Sq.Ft.   3,038       $53,078   12/31/01        years)


1205 E. El Dorado St.   Payless Shoe        Freestanding                                                               4 (20
Decatur, IL             Source, Inc. (8)    Retail               24,396 Sq.Ft.   3,060       $46,000   12/31/01        years)


5670 W. 3500 St. S.     Payless Shoe        Freestanding                                                               3 (15
West Valley, UT         Source, Inc. (8)    Retail               16,563 Sq.Ft.   3,200       $56,733   12/31/01        years)


1101 Gartland Ave.      Payless Shoe        Freestanding                                                               1 (2
Nashville, TN           Source, Inc.        Retail               16,117 Sq.Ft.   3,053       $27,477   12/31/99        years)


329 E. 47th Street      Payless Shoe        Freestanding                                                               3 (15
Chicago, IL             Source, Inc. (8)    Retail               3,500 Sq.Ft.    3,065       $41,496   12/31/01        years)

2818 N. Court Road      Freestanding                                                                                   2 (6
Ottumwa, IA             Hy-Vee, Inc.        Retail               13,020 Sq.Ft.   3,072       $19,200   12/31/99        years)


2837 E. Ledbetter Dr.   Abdelsalam          Freestanding                                                               1 (5
Dallas, TX              Salaheddin          Retail               14,270 Sq.Ft.   3,060       $21,600   6/30/02         years)


628 W. 14th Street                          Freestanding
Chicago Heights, IL     Vacant (9)          Retail               14,028 Sq.Ft.   3,062           --         --           --


951 State Avenue                            Freestanding
Kansas City, KS         Vacant (9)          Retail               17,875 Sq.Ft.   3,120           --         --           --



     (1) Masco Corporation guarantees 25% of the basic rent during the original lease term.

     (2) The lease is guaranteed by Barnes & Noble, Inc.

     (3) KMart Corporation has subleased the entire space to Rhodes, Inc.

     (4) This lease is guaranteed by Ultimate Electronics, Inc.

     (5) If tenant converts the property to cooperative ownership, the lease term is extended for 150 years from the date of conversion.

     (6) The Company holds a "sandwich" lease position. It is the tenant under a master lease and Landlord under an operating lease.

     (7) The Company leases these properties to unrelated third parties. The Seattle property is leased by the Company's tenant to United Artists Theatre Circuit, Inc., and the Columbus Property to the Kroger Company.

     (8) The May Department Store Company was the original tenant under these leases and remains contingently liable under these leases.

     (9) Formerly occupied by Payless Shoes Source, Inc., whose lease for these properties expired on December 31, 1996 without renewal.

Additional Information Concerning Certain Of The Properties

             As of December 31, 1997, the following Properties owned by the Company (and one Property which a limited liability company in which the Company is the principal member has contracted to acquire)either had a book value equal to or greater than 10% of the total assets of the Company or revenues which accounted for more than 10% of the Company's aggregate gross revenues.

Columbus, Ohio Property

Description of Columbus, Ohio Property

             The Columbus, Ohio Property, constructed in 1996, is located at 5600 Britton Parkway, West of 1-270. The property is in a suburb of Columbus, approximately 12 miles Northwest of downtown Columbus. This 6.228 acre property is improved with a 97,378 square foot furniture showroom/retail store, of which 93,978 is located on grade and 3,400 is mezzanine office space. The property contains 270 parking spaces.

Description of Columbus, Ohio Property Lease

Lease Term The Property is leased to Kittles' Home Furnishing Center, Inc. ("Kittles") for a fifteen year term expiring November 30, 2011. The Tenant has five successive five year renewal options.

     Amounts Payable Under the Columbus, Ohio Lease The basic annual rental is $738,764 through November 1999, increasing to $807,267 per annum for the period December 1999 to November 2002 and increasing every three years thereafter during the original term.

             The lease is a triple net lease and requires the Tenant to pay, in addition to basic annual rent, all real estate taxes, assessments, insurance, common area maintenance and structural and non-structural repairs.

Maintenance and Modifications The Tenant is required to keep the Property in good condition and repair, including all structural and non-structural portions (roof, foundations, floors, building systems) and all sidewalks, landscaping and driveways.

             The Tenant is precluded from making any structural alterations to the building and building systems, and to the exterior of the building, without Landlord's prior consent which is not to be unreasonably withheld or delayed.
Tenant is permitted to make interior non-structural alterations without Landlord's consent, subject to the satisfaction of certain conditions specified in the lease.

Insurance Landlord is required to carry fire, extended coverage, vandalism, and malicious mischief and similar risk insurance insuring the Property (excluding Tenants merchandise, trade fixtures, equipment and other personal property) for the full replacement value. Tenant is to reimburse Landlord for Landlord's annual premium costs.
Tenant is required to carry liability insurance.

Damage to or Condemnation of Columbus, Ohio Property If the building is damaged or destroyed by fire or other casualty Landlord, within 120 days, is required to commence repair and within 210 days restore the building to substantially the condition it was in prior to the casualty.

       In the event any portion of the building is taken by eminent domain so that Tenant is unable to carry on its business in substantially the same manner as prior to the taking, then the lease shall terminate at the election of either Landlord or Tenant. If more than 20% of the parking area is taken by condemnation, Tenant has the right to terminate the lease as of the date of taking. If, after a taking by eminent domain, neither Landlord or Tenant elects to terminate the lease, Tenant shall remain in the portion of the building not taken, Landlord is required to restore the remaining portion to a complete unit of like quality and character and rental payments are to be adjusted on an equitable basis. If Landlord is required to restore it is not required to spend more for the restoration that it received in the condemnation as an award, less any amount paid to a mortgagee.

Mortgage

             In December, 1997 the Company obtained a $4,325,000 non-recourse first mortgage loan from Lehman Brothers Holding, Inc. The mortgage bears interest at 7.33% per annum and matures in December, 2007. The mortgage is being amortized based on a 30 year amortization schedule. Assuming no additional payments are made on the principal in advance of the maturity date, the principal balance due at maturity will be approximately $3,800,000. The Company has the option of prepaying this mortgage in whole or in part provided it pays a prepayment premium based on a yield maintenance formula.

Total Petroleum Properties

Description of Total Petroleum Properties
             Although  the  Total  Petroleum   Properties  consist  of  thirteen
separate properties located in various towns and cities in the State of Michigan, they are considered as one property for the purpose of determining if they are "materially important" real properties. The Total Petroleum Properties are all service stations and include gasoline pumping islands, a service area and a retail building used as a convenience store.

Description of Total Petroleum Leases

             Lease Term The Total Petroleum Properties have 13 separate but identical leases dated as of May 15, 1991 (Total Petroleum Leases). The primary lease term for the Total Petroleum Properties is 20 years ending on May 31, 2011. Total Petroleum has the right to extend the leases for two 10 year renewal terms, but the renewal option can only be exercised on an all or none basis. The Total Petroleum Leases contain a cross default provision which provides that on a monetary default resulting in the termination of a lease, the Landlord has a right to terminate any or all of the other leases.

             Amounts Payable under the Total Petroleum Leases The combined annual rent for all 13 properties is $912,456 through May 14, 1998, increasing by 3% each May 15th throughout the term of the lease. The leases are net leases, which requires Total to pay all real estate taxes, assessments, and all utility charges.

             Maintenance and Modifications Total Petroleum is required, at its expense, to maintain the Total Petroleum Properties in good repair and is responsible to keep each property in reasonably clean condition. The Tenant at its sole expense may make any non-structural alterations, additions, replacements or improvements to the property without the Landlord's consent. The Tenant is required to obtain the Landlord's prior written consent for structural alterations, additions, replacements or improvements which consent will not be unreasonably withheld.

             Insurance Total Petroleum is required to maintain insurance at its expense providing for fire with standard extended risk coverage to the extent of the full replacement cost. So long as the Tenant's net worth exceeds $100,000,000 the deductible may be that which is provided in Total Petroleum's master corporate insurance policy, and if its net worth falls below $100,000,000 then the deductible shall not exceed $250,000 without Landlord's consent. In Management's opinion the Total Petroleum Properties are adequately covered by insurance.

             Damage to or Condemnation of Property If any of the Total Petroleum Properties is damaged or destroyed by fire or other casualty there is to be no rent abatement and Total Petroleum is required to repair and restore the premises in a reasonable diligent manner. If, however, the premises are rendered untenantable, Total Petroleum may terminate the lease in which event it shall pay to the Company an amount sufficient to restore the premises to the condition existing as of the date the lease was executed, reasonable wear and tear excepted.

             If all or any part of any of the properties is taken by condemnation so as to render the remaining portion of the property unsuitable for Tenant's business, then the rent due under the lease shall be equitably adjusted until such time as the Tenant provides Landlord with written notice that it elects to terminate the lease. If however, the Tenant does not vacate the property within ninety days of such taking then it is conclusively presumed that such taking is not extensive enough to render the premises unsuitable for Total Petroleum's business. In the event of a taking, damages awarded are payable as follows: (i) Total Petroleum is entitled to a portion of the award attributable to the value of its leasehold and (ii) Landlord is entitled to the value of its reversion. In allocating between the value of the leasehold and the reversion, the value of improvements and betterments made by the Tenant is to be equitably divided between leasehold and reversion. Each party is entitled to file a claim in any condemnation proceeding.

             Option to Purchase Total Petroleum has been granted an option to purchase all locations at fair market value, excluding the value of the improvements made by it. This option may be exercised during the last six months of the term of the lease. Fair market value is to be determined by an appraisal process.

             Right of First Refusal Total Petroleum has been granted a right of first refusal to purchase a Total Petroleum Property from the Company for the same purchase price and on the same terms and conditions as a bona fide offer to purchase received by the Company from an unrelated party which is engaged in, or plans to engage in the business of selling petroleum products, which offer the Company intends to accept.

             Mortgage The Total Petroleum Properties are owned free and clear of mortgages.

Gold Street, Brooklyn, New York Property

Purchase Contact: A limited liability company, in which the Company is the principal member, has entered into a contract to purchase the Gold Street Property for a consideration of $6,700,000. The closing is expected to occur in April, 1998.

Description of Gold Street Property The Gold Street Property, located on Flatbush Avenue and Gold Street in the downtown area of Brooklyn, New York, is a 66,000 square foot training and office facility (six stories), located on a 15,000 square foot parcel of land containing 27 parking spaces.

Description of Gold Street Property Lease
Lease Term: The Property is leased to the New York City Transit Authority pursuant to a net lease which commenced on October 16, 1987 and expires on October 15, 2002. As part of the consolidation of the Transit Police and the NYC Police Department, the Property is now occupied by the NYC Police Department.

     Amount Payable Under the Lease The annual fixed rent under the lease is $850,000. The lease requires the Tenant to pay all real estate taxes, water and sewer and utility charges.

Maintenance and Modifications Tenant is responsible, at its cost and expense, for the care of the Property and is to make all repairs, interior and exterior, and structural and non-structural; however, Landlord is responsible (subject to reimbursement by Tenant, as described) for repair to structural components (footings,piers or buttresses, columns, beams, exterior walls and load bearing walls). Structural components do not include building systems, roof or windows and window frames. The Tenant is required to reimburse Landlord for the first $25,000 of repairs to structural components in each lease year on a cumulative basis, up to $375,000 over the lease term. Tenant cannot make structural alterations without Landlord's prior consent, which is not to be unreasonably withheld, provided any such changes will not (i) change the nature or appearance of the building, (ii) change the rentable square footage, (iii) increase or decrease the size or change the shape of the structure, and/or (iv) cause any structure to be erected on the parking area. Tenant can make non-structural interior changes and alterations without Landlord's consent but is required to deliver to Landlord copies of all permits, as-built plans and an architects certification that the alterations are non-structural.

Insurance Tenant is self-insured. Tenant indemnifies Landlord against all damages and losses (including reasonable attorneys fees) resulting from any claim against Landlord regarding any item which is an obligation of Tenant under the lease.

Damage to Gold Street Property In case of damage to or total or partial destruction of any improvements, Landlord, at its cost, shall either restore and rebuild or erect a new building. However, if there is total or substantial damage of the improvement, Landlord has the option to cancel the lease on not less than 150 days notice.

Mortgage The Company intends to obtain a mortgage secured by this Property. North Fork Bank has issued a commitment, subject to the satisfaction of certain conditions, that it will lend $4,500,000 with respect to this Property, at an interest rate of 7.5% per annum and a 25 year amortization schedule, over a five year term.

Term of Limited Liability Company

The Company will fund the purchase price and closing costs. A limited liability company will be formed to acquire title to the property. The other member of the limited liability company will be the person who introduced the transaction to the Company. The limited liability company's organizational documents have not been finalized. It is contemplated that the minority member will receive an annual distribution of $20,000; thereafter the Company will receive all cash flow until it has received repayment of its entire investment plus a 15% return; thereafter all cash flow will be distributed 95% to the Company and 5% to the minority member.



Lease Expirations
             The following table sets forth scheduled lease expirations for all leases for the Properties as of December 31, 1997.

                                                      Current
                                   Net Rentable       Annual        % of Rents
                                   Square Feet      Rents Under     Represented
Year of Lease   Number of Leases   Subject to        Expiring       By Expiring
Expiration        Expiring (1)    Expiring Leases    Leases (2)      Leases
----------        ------------    ---------------    ----------      ------
1998                  0                   -                 -             -
1999                  2               6,125         $  46,677         0.83%
2000                  1              38,448           149,947         2.68%
2001                  4              12,363           197,309         3.52%
2002                  1               3,060            21,600         0.39%
2003                  0                   -                 -             -
2004                  1              55,370            42,000         0.75%
2005                  0                   -                 -             -
2006                  1              72,897           359,640         6.42%
2007                  0                   -                 -             -
2008 and thereafter   2             923,494         4,783,471        85.41%
                                    -------         ---------        ------
                                  1,111,757         5,600,644          100%
                                  =========         =========          ====

     (1) Lease expirations assume tenants do not exercise existing renewal options.

     (2) Reflects monthly base rent provided for under terms of each expiring lease as in effect on December 31, 1997 multiplied by 12 and does not take into account any contractual rent escalations.

     (3) The Company's two vacant properties are not included in the above table.

Indebtedness
             The following table sets forth certain information regarding the mortgage indebtedness of the Company as of December 31, 1997.

                                 CURRENT
                       INTEREST PRINCIPAL PROJECTED ANNUAL  MATURITY   BALANCEDUE
PROPERTY LOCATION        RATE    AMOUNT   INTEREST PAYMENTS  DATE(1)  AT MATURITY
-----------------        ----    ------   -----------------  -------  -----------
                                  (000)          (000)                    (000)

Columbus, OH             7.33%  $4,325       321             1/1/08       3,762
Fort Myers, FL           7.80%  $3,210       252             1/1/04       2,881
Clayton County, GA       8.45%  $2,363       198             9/1/06       1,960
Greenwood Village, CO    8.75%  $2,671       232             3/31/06      2,254
Lewisville, TX           8.75%  $1,572       135             1/1/17           0
Cedar Rapids, IA         8.5%   $  952       80              12/31/00       874
Killeen, TX              9.1%   $  715       64              8/14/02        667
Rosenberg, TX            8.55%  $  677       57              12/5/02        616
New York, NY             8.75%  $4,062       352             6/14/99      3,966

(1) Assumes the Company does not extend any mortgage pursuant to the terms of the mortgage.

Competition

        The Company faces competition for the acquisition of net leased properties from other REITs, investment companies, insurance companies, pension funds and private individuals, some of whom have greater resources than the Company. The Company also faces indirect competition from institutions that provide or arrange for other types of commercial financing, such as traditional mortgage financing and traditional bank financing. The Company believes that its management's experience in real estate, mortgage lending, credit underwriting and transaction structuring allows it to compete effectively for properties.

Environmental Matters

        Under various federal, state and local environmental laws, regulations and ordinances, current or former owners of real estate, may be required to investigate and clean up hazardous or toxic chemicals, substances or waste or petroleum products or waste (collectively, "Hazardous Materials") released on, under, in or from such property, and may be held liable to governmental entities or to third parties for certain damage and for investigation and clean-up costs incurred by such parties in connection with the release or threatened release of Hazardous Materials. Such laws typically impose responsibility and liability without regard to whether the owner knew of or was responsible for the presence of Hazardous Materials, and the liability under such laws has been interpreted to be joint and several under such circumstances. The Company's leases generally provide that the tenant is responsible for all environmental liability and for compliance with environmental regulations relating to the tenant's operations. Such a contractual arrangement does not eliminate the Company's statutory liability or preclude claims against the Company by governmental authorities or persons who are not a party to such an arrangement. Contractual arrangements in the Company's leases may provide a basis for the Company to recover from the tenant damages or costs for which the Company has been found liable.

        The cost of investigation and clean-up of Hazardous Materials on, under, in or from property can be substantial, and the fact that the property has had a release of Hazardous Materials, even if remediated, may adversely affect the value of the property and the owner's ability to sell or lease the property or to borrow using the property as collateral. In addition, some environmental laws create a lien on a property in favor of the government for damages and costs it incurs in connection with the release or threatened release of Hazardous Materials, and certain state environmental laws provide that such a lien has priority over all other encumbrances on the property or that a lien can be imposed on other property owned by the responsible party. Finally, the presence of Hazardous Materials on a property could result in a claim by a private party for personal injury or a claim by a neighboring property owner for property damage.

        Other federal, state and local laws and regulations govern the removal or encapsulation of asbestos-containing material when such material is in poor condition or in the event of building remodeling, renovation or demolition. Still other federal, state and local statutes, regulations and ordinances may require the removal or upgrading of underground storage tanks that are out of service or out of compliance. In addition, federal, state and local laws, regulations and ordinances may impose prohibitions, limitations and operational standards on, or require permits, approvals and notifications in connection with the discharge of wastewater and other water pollutants, the emission of air pollutants and operation of air polluting equipment, the generation and management of Hazardous Materials, and workplace health and safety. Non-compliance with environmental or health and safety requirements may also result in the need to cease or alter operations at a property, which could affect the financial health of a tenant and its ability to make lease payments. Furthermore, if there is a violation of such requirement in connection with a tenant's operations, it is possible that the Company, as the owner of the property, could be held accountable by governmental authorities for such violation and could be required to correct the violation.

        The Company typically undertakes an investigation of potential environmental risks when evaluating an acquisition. Where warranted, Phase I and/or Phase II assessments are performed by independent environmental consulting and engineering firms. Phase I assessments do not involve subsurface testing, whereas Phase II assessments involve some degree of soil and/or groundwater testing. The Company may acquire a property which is known to have had a release of Hazardous Materials in the past, subject to a determination of the level of risk and potential cost of remediation. The Company normally requires property sellers to indemnify it against any environmental problem existing as of the date of purchase. Additionally, the Company normally structures its leases to require the tenant to assume all responsibility for environmental compliance or environmental remediation relating to the tenants operations at the Property.

        Except for the environmental remediation undertaken by the Company at the Total Petroleum Properties, the Company has not been notified by any governmental authority of or become aware of non-compliance, liability or other claim in connection with any of the Properties.

        In 1991, when the Company entered into lease agreements relating to 13 Total Petroleum Properties, the Company deposited $2,000,000 with an independent escrow agent, to cover remediation costs relating to environmental problems discovered at certain of the Total Petroleum Properties. The agreement between the Company and Total Petroleum limits the Company's maximum cost to $350,000 per location, with any excess cost being the responsibility of Total Petroleum. There are currently two locations which will require additional remediation efforts. As of December 31, 1997 there is approximately $781,000 held by the escrow agent, which the Company deems adequate.

Regulations and Insurance

        Americans With Disabilities Act and Similar Laws. Under the Americans with Disabilities Act of 1990 (the "ADA"), all places of public accommodation are required to meet certain Federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Although management of the Company believes that the Properties are substantially in compliance with present requirements of the ADA, the Company has not conducted and does not presently intend to conduct an audit or investigation to determine its compliance. There can be no assurance that the Company will not incur additional costs in complying with the ADA.

        Additional legislation may place further burdens or restrictions on owners with respect to access by disabled persons. The ultimate amount of the cost of compliance with the ADA or such legislation is not currently ascertainable, but are not expected to have a material effect on the Company.

        Insurance. Under substantially all leases, the Company's tenants are responsible for providing adequate insurance on the Properties they lease. The Company believes the Properties are covered by adequate fire, flood and property insurance.

Legal Proceedings

        Neither the Company nor the Properties are presently subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against the Company or the Properties, other than routine litigation arising in the ordinary course of business, which collectively are not expected to have a material adverse effect on the business, financial condition or results of operations of the Company.

                             Use of Proceeds

        The Company intends to use the proceeds derived from this Rights Offering, net of expenses of approximately $120,000, to repay debt of $4,605,000 due under its Credit Agreement and for working capital purposes. The funds allocated to working capital will be used primarily for property acquisitions. Pending use of such proceeds the Company will invest such proceeds in short term income-producing investments which are consistent with the Company's qualification for taxation as a real estate investment trust.

                 PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

        The Company's Common Stock and Preferred Stock trade on the American Stock Exchange under the symbols OLP and OLP Pr, respectively. The following table sets forth the high and low prices for the Common Stock and Preferred Stock of the Company as reported by the American Stock Exchange and the per share cash distributions paid by the Company on the Common Stock and Preferred Stock during each quarter of the years ended December 31, 1996 and 1997.


                             COMMON STOCK                   PREFERRED STOCK
                                      DISTRIBUTIONS                     DISTRIBUTIONS
1996               HIGH    LOW          PER SHARE     HIGH     LOW        PER SHARE
----               ----    ---          ---------     ----     ---        ---------

First Quarter     14-1/8   13             $.30       16-7/8   16-1/4        $.40
Second Quarter    13-5/8   13-3/8         $.30       17       16-1/4        $.40
Third Quarter     13-1/2   12-5/8         $.30       16-7/8   16-1/4        $.40
Fourth Quarter    13-1/2   12-5/8         $.30*      17-1/8   16-1/4        $.40*


1997

First Quarter     13-3/4   12-3/4         $.30       17-5/8   16-1/2        $.40
Second Quarter    13-3/4   13-1/4         $.30       17-1/8   16-5/16       $.40
Third Quarter     14       13-1/8         $.30       17-7/8   16-1/2        $.40
Fourth Quarter    14-5/8   13-5/8         $.30*      17-7/8   16-7/8        $.40*


     *A cash distribution of $.30 and $.40 was paid on the Common Stock and Preferred Stock, respectively, on January 2 ,1997 and January 5, 1998. These distributions are reported as being paid in the fourth quarter of the prior year.

     On _______________, 1998, the closing sale price of the Common Stock as reported by the American Stock Exchange was $________ per share. As of March 2, 1998 the approximate number of holders of record of the Common Stock and Preferred Stock was 397 and 175, respectively.

        In the future, the Company's ability to make cash distributions to its stockholders will be affected by a number of factors, including the revenues received from its Properties, the operating expenses of the Company, the interest expense incurred on outstanding indebtedness, and the ability of tenants to meet their obligations under leases.
One or more of the foregoing factors could limit the Company's ability to maintain distributions at the current level.

        Management believes that the amount of cash not distributed will be sufficient to cover: (i) costs associated with the renewal or replacement of current tenants as their leases expire, (ii) recurring capital expenditures that will not be reimbursed by tenants and, (iii) unforeseen cash needs. The expected amount of distributions will not allow the Company, using only cash from operations, to retire all of its debt when due, and therefore the Company will be required to seek additional debt or equity financings, and/or sell Properties, to repay such debt.

        Distributions by the Company to the extent of its current or accumulated earnings and profits for Federal income tax purposes, other than capital gain dividends, will be taxable to stockholders as ordinary dividend income. Capital gain dividends generally will be treated as long-term capital gains. Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of the stockholders' basis in the stock to the extent thereof, and thereafter as taxable gain. Distributions treated as non-taxable reduction in basis will have the effect of deferring taxation until the sale of a stockholder's capital stock. For a discussion of the tax treatment of distributions to holders of shares of capital stock, see "Federal Income Tax Considerations--Taxation of Taxable U.S. Stockholders."

                             CAPITALIZATION

        The following table sets forth the Company's unaudited capitalization as of December 31, 1997, after giving effect to Gould Investors L.P. fully exercising its Basic Subscription Right relating to 392,981 Shares of Common Stock and exercising its Over-Subscription Privilege for 376,250 shares. The information set forth in the following table should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                                   December 31, 1997
                                                                   -----------------
                                                                 Historical   Pro Forma
                                                                 ----------   ---------
Mortgages and other notes payable                               $25,150,276  $20,545,248

Redeemable Convertible Preferred Stock (1)
        $1.00 par value, $1.60 cumulative annual
        dividend, 2,300,000 shares authorized;
        808,776 shares issued and outstanding                    13,106,970   13,106,975
Stockholders' equity(2)
  CommonStock,$1.00 par value,25,000,000 shares authorized;
  1,544,314 and 2,360,639 shares issued and outstanding,
  respectively                                                    1,561,450    2,330,681
  Paid-in capital                                                14,419,609   23,530,381
  Net unrealized gain on available-for-sale
     securities                                                     146,706      146,706
  Accumulated undistributed income                                2,076,140    2,076,140
                                                                  ---------    ---------
        Total stockholders' equity                               18,203,905   28,083,908
                                                                 ----------   ----------
             Total capitalization                               $56,461,151  $61,736,126
                                                                -----------  -----------


     (1) The Preferred Stock has a stated liquidation preference of $16.50 per share and is convertible into .825 of a share of Common Stock. The holders of the Preferred Stock have a right to "put" it to the Company at $16.50 per share during the ninety day period commencing July 1, 1999.

     (2) Does not include (i) 44,000 shares of Common Stock reserved for issuance under the 1989 and 1996 Stock Option Plans and (ii) 667,240 shares of Common Stock reserved for issuance upon conversion of the Preferred Stock.

SELECTED FINANCIAL DATA

     The following are highlights of the Company's operations which are derived from the audited financial statements of the Company for the years ended December 31, 1997, 1996, 1995, 1994 and 1993.


                                                     YEAR ENDED DECEMBER 31,
INCOME STATEMENT DATA        1997           1996            1995              1994              1993
---------------------        ----           ----            ----              ----              ----

-Revenues                $6,284,809      $5,511,556      $4,890,962         $4,041,378      $3,348,419
-Gain on Sale
 of Investments
 and Real Estate            599,251              --              --                 --         168,631
-Provision for
 Valuation
 Adjustment and
 Impairment                      --        (659,000)             --                 --        (258,744)
-Net Income               2,984,192       2,173,952       3,096,302          2,861,137       2,435,269
 Calculation of
 Net Income
 Applicable to
 Common
 Stockholders:
-Net Income               2,984,192       2,173,952       3,096,302          2,861,137       2,435,269
-Less: Dividends
  and Accretion
  on Preferred
  Stock                   1,450,220       1,448,359       1,446,519          1,444,703       1,442,907
-Net Income
 Applicable
 to Common
 Stockholders            $1,533,972        $725,593      $1,649,783         $1,416,434        $992,362
-Weighted Average
 Number of Common
 Shares
 Outstanding
  - Basic                 1,522,967       1,447,413       1,409,371          1,356,989       1,338,619
  - Diluted               1,529,203       1,459,198       1,423,361          1,365,143       1,353,935
-Net Income Per
 Common Share: (Note a)
   -Basic                     $1.01            $.50           $1.17              $1.04            $.74
   -Diluted                   $1.00            $.50           $1.16              $1.04            $.73
-Cash Distributions
 Per Share of:
  -Common Stock               $1.20           $1.20           $1.03               $.86            $.94
  -Preferred Stock            $1.60           $1.60           $1.60              $1.60           $1.60

(a) The earnings per share amounts prior to 1997 have been restated as required to comply with Statement of Financial Accounting Standards No. 128, Earnings Per Share. For further discussion of earnings per share and the impact of Statement No. 128, see Note 2 to the Consolidated Financial Statements.



                                                        DECEMBER 31,
STATEMENT DATA               1997            1996              1995              1994              1993
--------------               ----            ----              ----              ----              ----

Balance Sheet Data
-Total Real
 Estate
 Investments, Net        $48,316,984     $42,889,213       $24,253,765       $10,996,534        $ 5,627,909
-Investments in
 US Government
 Obligations and
 Securities                       --              --         1,274,747         3,972,256          4,856,453
-Mortgages and
 Note Receivables          5,943,450       6,049,033         7,564,716        16,096,224         17,274,039
-Total Assets             57,647,555      52,522,988        38,040,246        37,652,773         32,383,674
-Total Liabilities        26,336,680      21,987,633         7,532,267         7,680,937          3,360,236
-Redeemable
 Convertible
 Preferred Stock          13,106,970      12,950,792        12,796,475        12,643,998         12,493,337
-Total Stock-
 holders' Equity          18,203,905      17,442,841        17,711,504        17,327,838         16,530,101


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

             The Company's primary sources of liquidity are cash generated from operating activities, cash and cash equivalents, funds available under a revolving credit facility (of which approximately $4,395,000 was available at December 31, 1997) and funds obtainable from mortgages to be secured by real estate investments.

             In March, 1996 the Company entered into a $5 million revolving credit agreement ("Credit Agreement") with Bank Leumi Trust Company of New York ("Bank Leumi"). Under the terms of the Credit Agreement the Company can add additional lenders to provide a maximum total facility of $15,000,000. In June 1997, the Company closed on a $4,000,000 participation interest with Commercial Bank of New York (formerly First Bank of the Americas), increasing the total facility to $9,000,000. Borrowings under the Credit Agreement will provide the Company with funds, when needed, to acquire additional properties. The Credit Agreement matures February 28, 1999 with a right for the Company to extend the Credit Agreement until February 29, 2000.

     The Company is currently in discussions concerning the acquisition of additional net leased properties. Cash provided from operations and the Company's cash position will provide funds for cash distributions to stockholders and operating expenses. These sources of funds, as well as funds available under the Credit Agreement, will provide funds for future property acquisitions. Funds raised in the Rights Offering will be used primarily for property acquisitions. It will continue to be the Company's policy to make sufficient cash distributions to stockholders in order for the Company to maintain its real estate investment trust status under the Internal Revenue Code.

             In connection with the lease agreements with Total Petroleum, Inc. ("Total Petroleum") consummated in 1991, the Company agreed to expend certain funds to remediate environmental problems at certain locations net leased to Total Petroleum. It was agreed that the net cost to the Company would not exceed $350,000 per location, with any excess being the responsibility of Total Petroleum. At that time the Company deposited $2,000,000 with an independent escrow agent to insure compliance by the Company with its obligations with respect to the environmental clean up. At December 31, 1997 there are two locations which require additional remediation efforts. The Company believes that the $781,000 held by the escrow agent will be adequate to cover any additional environmental costs at the Total Petroleum locations.

             There will be no effect on the Company's liquidity relating to the year 2000 issue because during 1997 the Company acquired computer hardware and software to handle the Company's accounting and real estate management. The computer software is capable of handling all issues relating to the year 2000.

Comparison of Years Ended December 31, 1997 and 1996

     As a result of the acquisition of five properties in 1996 and two properties in 1997 rental income increased by $1,163,203 to $5,341,491 for the year ended December 31, 1997 as compared to the year ended December 31, 1996.

     The decrease in interest income from related parties of $299,571 from $1,132,150 for the year ended December 31, 1996 to $832,579 for the year ended December 31, 1997 is substantially due to the payoff in full of a senior note receivable during August 1996.

Interest and other income decreased to $110,739 in 1997 from $201,118 in 1996 primarily due to a decrease in interest earned on U.S. Government securities resulting from the sale of such securities, the proceeds of which were used to purchase properties.

A $301,754 increase in depreciation and amortization expense to $1,023,345 results primarily from depreciation on properties acquired during 1996 and 1997. Also contributing to the increase was the amortization of capitalized costs incurred in connection with the Company's credit facility and placing mortgages on its properties.

The increase in interest-mortgages payable from $891,953 in 1996 to $1,517,126 in 1997 is due to interest paid on mortgages placed on properties acquired during 1996 and 1997. Interest - bank note payable amounted to $210,305 and $110,185 for the years ended December 31, 1997 and 1996, respectively, resulting from borrowings under the Credit Agreement.
Borrowings under the Credit Agreement were made to facilitate property acquisitions.

General and administrative costs decreased by $33,781 from $663,201 for the year ended December 31, 1996 to $629,420 for the year ended December 31, 1997 due to a combination of factors including a decrease in professional fees. In addition, the year ended December 31, 1996 included various fees and costs incurred with the implementation of the Company's distribution reinvestment plan.

At December 31, 1996, the Company owned five properties which had been leased to a retail chain of stores. The initial term with respect to the leases expired on December 31, 1996. Two of these properties were under contract of sale on December 31, 1996 (both sales closed during 1997), and three were vacant (two of which are still vacant and one of which has since been relet). The Company is actively seeking a buyer or tenant for the two vacant properties. At December 31, 1996 the Company recorded a provision for valuation adjustment on the two properties which were under contract of sale based on the sales prices. In addition, the Company had determined that the estimated fair value of the three vacant properties were lower than their carrying amounts and thus, the Company had recorded a provision for the differences. The total provision taken on these five properties amounted to $659,000. There was no comparable provision taken in 1997.

     On August 5, 1997, the property owned by a limited liability company in which the Company was a majority member was sold and a gain of $599,251 was realized on the sale. The Company's share of the gain is $383,915 (after deducting the minority interest share of the gain of $215,336).

Comparision of Years Ended December 31, 1996 and 1995

             In view of the Company's acquisition of nineteen properties in 1995 and five properties in 1996, rental income increased by $1,512,831 to $4,178,288 for the year ended December 31, 1996 from $2,665,457 for the year ended December 31, 1995. The straight-lining of rents during the year ended December 31, 1996 contributed $218,961 to the increase in rental income.

             The decrease in interest income from related parties of $746,112 from $1,878,262 to $1,132,150 is substantially due to accelerated principal collections during 1995 on a senior note receivable which resulted in unusually large amortization of the discount on such note during 1995 and additionally, resulted in a substantial decrease in interest earned on such note during 1996. This note was collected in full during August 1996. Also contributing to the decrease in interest earned was the payoff in full during March 1996 of an $845,000 mortgage receivable.

             Interest and other income decreased to $201,118 in 1996 from $347,243 in 1995 primarily due to a decrease in interest earned on U.S. Government securities resulting from the sale of such investments, the proceeds of which were used to purchase properties.

             A $232,946 increase in depreciation and amortization expense to $712,591 for the year ended December 31, 1996 results from depreciation on properties acquired during 1995 and 1996. Also contributing to the increase was the amortization of capitalized costs incurred in connection with the Company obtaining a bank credit facility and placing mortgages on its properties.

             The increase in interest-mortgages payable from $453,684 in 1995 to $891,953 in 1996 is due to interest paid on mortgages placed in connection with property acquisitions during 1995 and 1996. Interest - bank note payable amounted to $110,185 during 1996 resulting from borrowings under a revolving credit agreement which was entered into during 1996.

             General and administrative costs of $663,201 reflect an increase of $86,264 from the prior year expense of $576,937 and is due to a combination of factors including various fees and other costs incurred with the implementation and maintenance of the Company's distribution reinvestment plan and an increase in professional fees.

             At December 31, 1996 the Company owned five properties leased to a chain of retail stores, all of which leases expired on December 31, 1996. Two of those properties were under contract of sale on December 31, 1996, one was relet and two became vacant. The Company is actively seeking a buyer or tenant for the two vacant properties. The Company recorded a provision for valuation adjustment on the two properties under contract of sale since the sales prices were lower than their carrying amounts and thus the Company took a provision for the difference. The total provision taken on these five properties amounts to $659,000. There was no comparable provision taken in 1995.

                                                MANAGEMENT

     Directors and Executive Officers. The following sets forth information with respect to the directors and executive officers of the Company:

    NAME                      AGE    POSITION WITH THE COMPANY

Fredric H. Gould               62    Chairman of the Board

Joseph Amato                   61    Director

Charles Biederman              64    Director

Arthur Hurand                  81    Director

Marshall Rose                  61    Director

Matthew J. Gould               38    President and Chief Executive Officer

Simeon Brinberg                64    Vice President

David W. Kalish                51    Vice President and Chief Financial Officer

Nathan Kupin                   83    Senior Vice President

Jeffrey Gould                  33    Vice President

Mark H. Lundy                  35    Secretary

Seth D. Kobay                  43    Vice President and Treasurer

Karen Dunleavy                 39    Vice President, Financial


            Fredric H. Gould. Mr. Gould has been Chairman of the Board of the Company since 1989. Mr. Gould has served as Chairman of the Board of Trustees of BRT Realty Trust, a real estate investment trust, since 1984 and Chief Executive Officer of BRT Realty Trust since 1996. Since 1985 Mr. Gould has been a principal executive officer of the managing general partner of Gould Investors L.P., a limited partnership engaged in the ownership and operation of real properties and he also serves as a general partner of Gould Investors L.P. He is President of the advisor to BRT Realty Trust and a director of Sunstone Hotel Investors, Inc.

     Joseph Amato. Mr. Amato has been engaged in real estate development and management for approximately thirty years. He is President of Kent Management Corp.

     Charles Biederman. Mr. Biederman has been executive Vice President of Sunstone Hotel Investors, Inc., a publicly traded REIT engaged in hotel ownership, since 1994. Mr. Biederman has also been engaged in real estate development for more than thirty years and has been President of Woodstone Homes, Inc., engaged in luxury home construction in the Vail, Colorado area for more than the past five years.

     Arthur Hurand. Mr Hurand is a private investor and has been for more than the past five years. He has been engaged in the ownership and operation of real properties for more than forty years. He is a trustee of BRT Realty Trust.

     Marshall Rose. Mr. Rose has been a director of the Company since 1989. He has been a trustee of BRT Realty Trust since 1986, and served as a general partner of Gould Investors L.P. from 1988 to November 1997. Mr. Rose is also President and Chief Executive Officer of Georgetown Equities, Inc., a real estate consulting firm, and serves as a director of Estee Lauder, Inc. and Golden Book Family Entertainment, Inc.

     Matthew J. Gould. Mr. Gould has been President and Chief Executive Officer of the Company since 1989. He has been a Vice President of BRT Realty Trust since 1986, a Vice President of the managing general partner of Gould Investors L.P. from 1986 to 1996 and President since 1996. He also serves as a Vice President of the advisor to BRT Realty Trust.

     Simeon Brinberg. Mr. Brinberg has served as Vice President of the Company since 1989. He has been Secretary of BRT Realty Trust since 1983, a Senior Vice President of BRT Realty Trust since 1988 and a Vice President of the managing general partner of Gould Investors L.P. since 1988. He is a director of Witco Corporation.

     David W. Kalish. Mr. Kalish has served as Vice President and Chief Financial Officer of the Company since June 1990. Mr. Kalish is also a Vice President and Chief Financial Officer of BRT Realty Trust and Vice President and Chief Financial Officer of the managing general partner of Gould Investors L.P. since June 1990. For more than five years prior to June 1990, Mr. Kalish, a certified public accountant, was a partner of Buchbinder Tunick & Company, certified public accountants.

            Nathan Kupin. In addition to serving as a Senior Vice President of the Company since 1989, Mr. Kupin has been a Trustee and Vice President of BRT Realty Trust since 1983. He is also Vice Chairman of the Board of Directors of the managing general partner of Gould Investors L.P. and a director of the advisor to BRT Realty Trust.

     Jeffrey Gould. Mr. Gould has been a Vice President of the Company since 1989. Mr. Gould was a Vice President of BRT Realty Trust from January 1988 to March 1993, Executive Vice President and Chief Operating Officer of BRT from March 1993 to March 1996, and President and Chief Operating Officer since March 1996. Mr. Gould has served as a Trustee of BRT Realty Trust since March 1997.

            Mark H. Lundy. In addition to being Secretary of the Company since June 1993, Mr. Lundy has been a Vice President of BRT since April 1993 and a Vice President of the managing general partner of Gould Investors L.P. since July 1990. Prior to July 1990 he was an associate with the law firm of Dickstein, Shapiro and Moran, Washington, D.C.

     Seth D. Kobay. Mr. Kobay has been Vice President and Treasurer of the Company since August 1994. He has been Vice President and Treasurer of BRT Realty Trust since March 1994 and Vice President of Operations of the managing general partner of Gould Investors L.P. since 1986.

     Karen Dunleavy. Ms. Dunleavy has been Vice President, Financial of the Company since August 1994. She has served as Treasurer of the managing general partner of Gould Investors L.P. since 1986.

            Matthew J. Gould and Jeffrey Gould are Fredric H. Gould's sons.

            Board of Directors and Committees

            The Company is managed by a five member Board of Directors, a majority of whom are independent of the Company's management. Messrs. Amato, Biederman and Hurand comprise the Company's independent directors (the "Independent Directors"). The Board of Directors is divided into three classes serving staggered three-year terms. The Board is composed of two Class 1 directors (Messrs. Gould and Hurand), two Class 2 directors (Messrs. Rose and Biederman), and one Class 3 director (Mr. Amato), whose terms will expire upon the election of directors at the annual meeting of stockholders held following the fiscal years ending December 31, 2000, 1999 and 1998, respectively. At each annual meeting of stockholders, directors will be reelected or elected for a full term of three years to succeed those directors whose terms are expiring.

            Audit Committee. The Board of Directors has established an Audit Committee consisting of Messrs. Amato, Biederman and Hurand. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with independent public accountants the results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls.

     Compensation Committee Interlocks. The Compensation Committee consists of Messrs. Beiderman and Hurand, neither of whom is or has been an officer or employee of the Company. Messrs. Biederman and Fredric Gould serve as directors of Sunstone Hotel Investors, Inc. and Messrs. Hurand, Fredric Gould and Rose are trustees of BRT Realty Trust. For a description of the background of each of these individuals, see "Directors and Executive Officers."

     Compensation of Directors. The Company compensates its directors, who are not officers of the Company, with fees for their services as directors. The fee paid to each of such directors currently is $10,000 annually.

           Limitation of Liability. The Company's Articles of Incorporation provides that to the maximum extent that Maryland law in effect from time to time permits limitation of liability of directors and officers, no director or officer shall be liable to the Company or its stockholders for money damages.

                          EXECUTIVE COMPENSATION


Summary Compensation Table

            The following summary compensation table includes information with respect to compensation paid and accrued by the Company for services rendered in all capacities to the Company during the fiscal years ended December 31, 1997, 1996 and 1995 for the Chief Executive Officer of the Company. No executive officer of the Company other than the Chief Executive Officer received, directly or indirectly, annual compensation in 1997, 1996 or 1995 in excess of $100,000.



                                             Summary Compensation Table

                           Annual Compensation                              Long Term Compensation
                                                                        Awards
                                                        Other                     Securities/
                                                        Annual        Restricted  Underlying   Payouts
Name and Principal               Salary     Bonus      Compen-           Stock     Options/     LTIP        All Other
    Position           Year        $         $(1)      sation (2)       Awards($)  SARs(#)    Payout($)    Compensation (3)
------------------   -------    -------    --------   -------------   ---------    -------    --------     ----------------

Matthew J. Gould      1997     $140,000          0         -              -           -          -          $9,600
  President and       1996     $132,000          0         -              -           -          -         $10,578
  Chief Executive     1995     $125,000    $25,000         -              -           -          -          $8,789
  Officer (3)

----------
     (1) The $25,000 bonus reflected for 1995 was awarded by the Compensation Committee subsequent to completion of the 1995 financial statements and although attributable to 1995 the $25,000 was not paid or accrued until 1996.

     (2) The only type of Other Annual Compensation for the Chief Executive Officer was reimbursement to REIT Management Corp., an affiliated entity, for an allocated portion of pension expense paid for the Chief Executive Officer (see footnote 3 below).

     (3) Represents the amount reimbursed by the Company to an affiliated entity for an allocated portion of the pension expense paid for the Chief Executive Officer.

Stock Option Plan

            The Company's directors adopted a stock option plan on October 16, 1989 covering 110,000 shares ("1989 Plan") and a stock option plan on December 6, 1996 covering 125,000 shares ("1996 Plan"). Both plans were approved by stockholders. Options are granted at per share exercise prices at least equal to the fair market value on the date of grant. Neither the 1989 Plan or the 1996 Plan provides for stock appreciation rights.


Options Granted in 1997


     The following table sets forth information concerning the grant of stock options in 1997 to the Company's Chairman of the Board and President and Chief Executive Officer.


                                Individual Grants(1)


                                                                                         Potential Realizable
                                        % of Total                                         Value at Assumed
                                          Options                                        Annual Rates of Stock
                                          Granted          Exercise or                   Price Appreciation For
                           Options       to Employees       Base Price                      Option Term (2)
Name                       Granted      in Fiscal Year        ($/sh)    Expiration Date      5%          10%
----                       -------      --------------      ----------  ---------------     ---         ----

Fredric H. Gould            4,500           11%              $13.50        3/20/02          $3,037      $6,075
Matthew J. Gould            6,000           15%              $13.50        3/20/02          $4,050      $8,100

(1) Options were granted on March 21, 1997.

(2) These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible appreciation of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, non-transferability or phased-in vesting. The Company did not use an alternate formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of the Company stock price.

            The following table sets forth information with respect to the exercise of stock options by the Company's Chairman of the Board and President and Chief Executive Officer in 1997 and the number and value of unexercised options held by each of them at December 31, 1997.

                      Stock Options Exercised and Fiscal Year End Option Values in 1997

                                                                Number of Securities        Value of Unexercised
                                                               Underlying  Unexercised      In-the-Money Options
                                                               Options at Fiscal Year End   at Fiscal Year End (2)
                             Shares                            -----------------------------------------------------
                            Acquired       Value
Name                       on Exercise  Realized(1)  Exercisable  Unexercisable   Exercisable  Unexercisable
----                       -----------  -----------  -----------  -------------   -----------  -------------

Fredric H. Gould              9,000       $37,688       1,125         3,375         $5,766        $17,297
Matthew J. Gould                  -             -       1,500         4,500         $7,688        $23,063

----------
     (1) Value realized is the aggregate market value, on the date of exercise, of the shares acquired, less the aggregate exercise price paid for such shares.

     (2) Value of unexercised options is the aggregate market value of the underlying shares (based on the closing price on December 31, 1997, which was $14-1/4 per share) less the aggregate exercise price for such shares.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           The following relationships should be noted: Fredric H. Gould, Chairman of the Board of the Company, is Chairman of the Board of BRT Realty Trust, ("BRT"), a General Partner of Gould Investors L.P. ("Gould")and Chairman of the Board and sole shareholder of Georgetown Partners, Inc.,("Georgetown"), managing general partner of Gould. Matthew Gould, President and Chief Executive Officer of the Company, is a Vice President of BRT and President of the Managing General Partner of Gould and Jeffrey Gould, a Vice President of the Company, is President of BRT and Vice President of the corporate managing general partner of Gould. In addition, David W. Kalish, Simeon Brinberg, Nathan Kupin and Mark Lundy, executive officers of the Company, are executive officers of BRT and executive officers of the corporate managing general partner of Gould. Nathan Kupin also serves as a Trustee of BRT. Marshall Rose is a director of the Company and a trustee of BRT and served as a general partner of Gould until November 30, 1997. Arthur Hurand is a director of the Company and a trustee of BRT Realty Trust.

           The Company and related entities, including Gould, occupy common office space and use certain personnel in common. In 1997, $179,260 of common general and administrative expenses, including rent, telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services, were allocated to the Company. This amount includes $43,523, $47,520 and $11,595, allocated to the Company for legal services and accounting services (a portion of which was capitalized) performed by Simeon Brinberg and Mark H. Lundy and David W. Kalish, respectively. The allocation of common general and administrative expenses is computed on a quarterly basis and is based on the time devoted by executive, administrative and clerical personnel to the affairs of each participating entity.

           In January 1992, the Company made a first mortgage loan to Gould in the amount of $1,200,000. The loan, which matured in January, 1995 was extended to January 31, 1997 at an interest rate of 11% and required minimum amortization of $5,000 per month. This mortgage receivable was secured by the commercial space and four cooperative apartments located on East 86th Street, in Manhattan, N.Y. The loan was repaid in full in March, 1996. On the date this transaction was entered into by the Company with Gould and when it was extended it was management's judgment that the loan was well secured and provided a yield at least as favorable as could have been obtained from an unrelated third party The President of the Company, who is also an officer of the managing general partner of Gould, presented this opportunity to the Board, which unanimously approved the transaction.

           On February 26, 1993 the Company purchased from an unrelated entity 28.9% of a 16.67% portion of an indebtedness due to various institutions by BRT. The Company paid $3,215,142 for a $4,626,720 share of the principal amount of such indebtedness. The Company paid the same price (i.e., received the same discount) for its portion of the indebtedness as the unrelated entity paid. The debt was bought by the unrelated entity from the Federal Deposit Insurance Corporation ("FDIC") in a competitive public auction. The principal earned interest at prime plus one percent and required minimum principal payments through its maturity date of June 30, 1997. This indebtedness was paid in full in August 1996. This opportunity was brought to the attention of the Company by the officers of BRT because of the beneficial yield to maturity on this investment. The purchase of this indebtedness was unanimously approved by the directors of the Company.

           On July 30, 1993, as a result of a public auction, the FDIC sold to an entity related to the Company, for a consideration of $19,000,300 a $23,000,000 first mortgage, providing for an interest rate of 8% per annum, secured by an office building located in Manhattan, New York. The office building which secures this mortgage is owned by a partnership in which Gould is the general partner and in which Gould owns substantially all of the partnership interests. Simultaneously with the purchase, $13,181,000 was advanced by an unrelated party, $6,080,000 (which includes closing costs) was advanced by the Company, and the mortgage was severed into a first mortgage of $13,181,000 paying interest at 9 1/2% per annum held by the unrelated party and a subordinate wrap mortgage of $9,819,000 held by the Company. Both the first mortgage and the wrap mortgage mature in 2005 at which time the first mortgage will be fully amortized and the wrap mortgage will have a principal balance of approximately $4,000,000. The Company receives monthly principal and interest payments of $79,318 and at December 31, 1997 its principal balance had been reduced to approximately $7,974,000. The largest aggregate amount outstanding on this indebtedness during 1997 was $8,387,000. Interest income, including amortization of the discount of $334,200, amounted to $832,579 for the year ended 1997. The opportunity to bid for this mortgage was brought to the Company's attention by Fredric H. Gould, an executive officer of the Company and a general partner and executive officer of the managing general partner of Gould. The Company determined the amount of its bid after exploring its ability to obtain financing and then examining the yield to maturity (approximately 14.5% per annum) and the risk. This transaction was unanimously approved by the directors of the Company. The building which secures the first mortgage and the wrap mortgage is leased to the City of New York. The lease expires in 2005 with an option to renew for an additional five years and provides the City with a limited right of termination. The first mortgage and the wrap mortgage are nonrecourse to the owner of the building.

                        PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of Common Stock and Preferred Stock of the Company by each of the Company's executive officers, directors and executive officers and directors as a group, and by all persons known by the Company to be the beneficial owner of more than five percent of the Company's outstanding voting power as of December 31, 1997. To the Company's knowledge, each person identified in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise indicated, the address of each person listed below is 60 Cutter Mill Road, Great Neck, NY 11021.

                         NUMBER OF SHARES
                         OF COMMON STOCK/   PERCENT OF   PERCENT OF
NAME                     PREFERRED STOCK      CLASS     VOTING POWER

Gould Investors L.P. (1)   392,981/0          24.8/0         19.8
Fredric H. Gould (1) (2)  632,326/7,500       39.9/*         31.9
Matthew Gould (1) (3)(6)  443,901/6,900       28.0/*         22.5
Jeffrey Gould (4) (6)      47,498/3,000       2.9/*           2.6
Marshall Rose (5)         119,751/0           7.6/0*          6.0
Joseph Amato                  219/0

Charles Biederman          5,000/0            *                 *

Arthur Hurand             32,748/0            *                 *

Karen Dunleavy (6)          850/100           *                 *

Simeon Brinberg (6)       9,890/500           *                 *

David W. Kalish (6)       8,300/200           *                 *

Seth Kobay (6)                  750           *                 *

Mark Lundy (6)                8,500           *                 *

All Executive Officers and
Directors as a group (13 in
number)                916,752/18,100(6)      57.8/2.2%      46.5

*  Less than 5%

(1) Fredric H. Gould is general partner of Gould Investors L.P. and he and Matthew Gould are executive officers of the corporate managing general partner of Gould Investors L.P.

(2) Includes 141,307 shares of Common Stock owned directly, 392,981 shares of Common Stock owned by Gould Investors L.P. and 106,557 owned by entities and trusts over which Mr. Gould has shared voting and dispositive power. Does not include 30,862 shares of Common Stock and 2,800 shares of Preferred Stock owned by Mr. Gould's spouse, as to which shares Mr. Gould disclaims any beneficial interest.

(3) Includes 54,419 shares of Common Stock owned directly, 3,520 shares of Common Stock owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest), 392,981 shares of Common Stock owned by Gould Investors L.P. and options to purchase 1,500 shares (which are currently exercisable or are exercisable within 60 days). With respect to the Preferred Stock, 1,200 shares are owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest). Does not include 1,578 shares of Common Stock and 500 shares of Preferred Stock owned by Mr. Gould's spouse, as to which shares Mr. Gould disclaims any beneficial interest.

(4) Includes 976 shares of Common Stock owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest) and options to purchase 1,500 shares (which are currently exercisable or are exercisable within 60 days). Does not include 976 shares owned by Mr. Gould's spouse, as to which shares Mr. Gould disclaims any beneficial interest.

(5) Includes 8,630 shares of Common Stock owned directly, 1,668 shares owned by trusts over which Mr. Rose has sole voting and dispositive power (as to which shares Mr. Rose disclaims any beneficial interest) and 109,454 shares of Common Stock owned by entities over which Mr. Rose has sole voting and dispositive power.

(6) Includes all currently exercisable options or options which are exercisable within 60 days.

                               DESCRIPTION OF CAPITAL STOCK

     The following summary of the terms of the capital stock of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Company's charter and bylaws.

General
            The charter of the Company provides that the Company may issue up to 27,300,000 shares of capital stock, consisting of 25,000,000 shares of common stock, par value $1.00 per share (the "Common Stock"), and 2,300,000 shares of preferred stock, par value $1.00 per share. As of January 3, 1998, 1,574,894 shares of Common Stock and 808,776 shares of Redeemable Convertible Preferred Stock ("Preferred Stock") were issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations solely as a result of their status as stockholders.

Common Stock
            Subject to the preferential rights of any other shares or series of capital stock, holders of shares of Common Stock are entitled to receive distributions on such shares if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. Holders of shares of Redeemable Convertible Preferred Stock are entitled to receive, when and as declared by the Board of Directors cumulative cash distributions at the annual rate of $1.60 per share in preference to dividends on the Common Stock.

            Each outstanding share of Common Stock entitles the holder to one vote and each outstanding share of Redeemable Convertible Preferred Stock to one-half vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting as one class, can elect all of the directors then standing for election and the holders of the remaining shares of Common Stock and Preferred Stock will not be able to elect any directors.

            Holders of shares of Common Stock have no preference, conversion, sinking fund, redemption, exchange or preemptive rights to subscribe for any securities of the Company.

            Pursuant to the Maryland General Corporation Law, (MGCL) a corporation generally cannot (except under and in compliance with specifically enumerated provisions of the MGCL) dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Company's charter provides for approval of any such action by a majority of the votes entitled to be cast in the matter, except in the case of amendment of the charter provisions relating to removal of directors, classification of the Board of Directors, voting rights of the Common Stock or voting requirements for charter amendments. In addition, a number of other provisions of the MGCL could have a significant effect on the shares of Common Stock and the rights and obligations of holders thereof. See "Certain Provisions of Maryland Law and the Company's Charter and Bylaws--Control Share Acquisitions."

Preferred Stock

Dividend Rights
            The holders of the Preferred Stock are entitled to receive, when and as declared by the Company's Board of Directors, cumulative cash dividends at the annual rate of $1.60 per share, payable quarterly on January 1, April 1, July 1 and October 1. Dividends are cumulative and have a preference over dividends on Common Stock and any other junior stock of the Company that may be outstanding from time to time.

Voting Rights
            The holders of Preferred Stock are entitled to one-half vote per share on any matters to be voted upon by the Company's stockholders, including the election of directors. The holders of the Preferred Stock and Common Stock vote as one class. In addition, the holders of the Preferred Stock will have the right to elect two directors as a class in the event of a default in the payment of dividends in an amount equivalent to eight consecutive quarter-annual payments. Without the approval of the holders of at least two-thirds of the outstanding shares of Preferred Stock, additional shares of Preferred Stock cannot be issued and the Charter can not be amended to change the rights of the Preferred Stock or to create any class of stock having a preference as to dividends or assets over the Preferred Stock. Without approval of the holders of at least a majority of the outstanding shares of Preferred Stock, the Company cannot create any additional preferred stock with preferences equal to the Preferred Stock.

Liquidation Rights
            Holders of Preferred Stock have a preference of $16.50 per share plus accrued and unpaid dividends in case of either the voluntary or involuntary liquidation or dissolution of the Company. No distribution ahead of the Preferred Stock will be permitted on the Common Stock or any other junior stock of the Company.

Redemption
            Provided that there is no arrearage in the payment of dividends on the Preferred Stock, the Preferred Stock will be redeemable upon notice, at the option of the Company, at the following prices per share (plus, in each case, accrued and unpaid dividends to the date fixed for redemption): (i) $16.70 per share, if redeemed between July 1, 1997 and June 30, 1998; and (ii) $16.50 per share, if redeemed after July 1, 1998. No sinking fund is required.

"Put" Option

     Holders of Preferred Stock would have a right to require the Company to purchase their shares of Preferred Stock at $16.50 per share, plus accrued and unpaid dividends to the date of such purchase, during a 90 day period commending July 1, 1999.

Conversion Rights
            Each share of Preferred Stock is convertible at any time, at the option of the holder thereof, into 0.825 of a share of Common Stock upon surrender of a share of Preferred Stock. The conversion right is subject to adjustment in certain events, including subdivisions or combinations of Common Stock, declaration of stock dividends, issuance of rights to subscribe for stock or other securities, change of shares of Common Stock into shares of any other class or classes of stock, mergers and consolidations. Upon conversion, no adjustment will be made for cumulative dividends except that any unpaid dividends will constitute a debt of the Company to the converting stockholder. No fractional shares will be issued upon conversion, but in lieu thereof the Company will pay the then market value of any such fraction in cash.

                    FEDERAL INCOME TAX CONSIDERATIONS

            The following summary of material federal income tax considerations regarding the Company and the Common Stock being registered by the Company is based on current law. The information set forth below, to the extent that it constitutes matters of law, or legal conclusions, is the opinion of Herrick, Feinstein LLP, tax counsel to the Company, as to the material federal income tax considerations relevant to holders of the Common Stock. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, financial institutions or broker-dealers, tax-exempt organizations, foreign corporations and persons who are not citizens or residents of the United States, subject to special treatment under the federal income tax laws. The information in this section is based on the Code, current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), and court decisions, all as of the date hereof. The Taxpayer Relief Act of 1997 (the "1997 Act") was enacted on August 5, 1997. The 1997 Act contains provisions which generally make it easier to operate and to continue to qualify as a REIT for taxable years beginning after the date of enactment (which, for the Company, would be applicable commencing with its taxable year beginning January 1, 1998).

            EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF THE SHARES OF COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

           General. The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), since inception. The Company believes that it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner.

           These sections of the Code are technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

           In the opinion of Herrick, Feinstein, LLP, the Company has been organized in conformity with the requirements for qualification as a REIT, and its method of operation has enabled and will enable it to meet the requirements for continued qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various factual assumptions relating to the organization and operation of the Company, and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus and assumes that the actions described in this Prospectus have been completed as described. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Brinberg and Lundy. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative or administrative action at any time. See "Failure to Qualify."

           If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a corporation. However, the Company will be subject to federal income tax as follows: first, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its terms of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary cause of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

           Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (6).

           The Company has satisfied condition (5) and believes that it has issued sufficient shares to allow it to satisfy condition (6). In addition, the Company's charter provides for restrictions regarding ownership and transfer of shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (5) and (6) above. Such ownership and transfer restrictions are described in "Description of Capital Stock-Restrictions on Ownership, Transfer and Conversion." These restrictions may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described above, primarily (though not exclusively) as a result of fluctuations in value among the different classes of the Company's capital stock. If the Company fails to satisfy such share ownership requirements, the Company's status as a REIT will terminate. See "Failure to Qualify".

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company has and will continue to have a calendar taxable year.

           Ownership of Subsidiaries. The Company owns certain of its Properties through subsidiaries. Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" (defined as any corporation if 100 percent of the stock of such corporation is held by the REIT at all times during the period such corporation was in existence) shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and such items of income, etc. (as the case may be) of the REIT. Each of the Company's subsidiaries qualify as "qualified REIT subsidiaries" within the meaning of the Code. Thus, in applying the requirements described herein, the Company's subsidiaries are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as assets, liabilities and items of income, deduction, and credit of the Company.

           Income Tests. In order to maintain qualification as a REIT, the Company annually must satisfy three gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, for taxable years beginning on or before August 5, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year.

           Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). For the Company's taxable year which begins on January 1, 1998 and for all taxable years thereafter, only partners who own 25% or more of the capital or profits interest in a partnership are included in the determination of whether a tenant is a "Related Party Tenant." Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. The REIT may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Company has not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant (unless the Board of Directors determines in its discretion that the rent received from such Related Party Tenant is not material and will not jeopardize the Company's status as a REIT), (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue.

           For taxable years of the Company beginning after August 5, 1997, if the Company provides services to a tenant that are other than those usually or customarily provided in connection with the rental of space for occupancy only, amounts received or accrued by the Company for any such services will not be treated as "rents from real property" for purposes of the REIT gross income tests but will not cause other amounts received with respect to the property to fail to be treated as "rents from real property" if the amounts received in respect of such services, together with amounts received for certain management services, do not exceed 1% of all amounts received or accrued by the Company during the taxable year with respect to such property. If the 1% threshold is exceeded, then all amounts received or accrued by the Company with respect to the property will not qualify as "rents from real property," even if the impermissible services are provided to some, but not all, of the tenants of the property.

           If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving the Company, the Company will not qualify as a REIT. As discussed above in "Taxation of the Company - General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision provides relief if the Company fails the 30% gross income test. In such case, for taxable years beginning before January 1, 1998, the Company would cease to qualify as a REIT.

           Any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Company holds it Properties for investment with a view to long-term appreciation, engages in the business of acquiring, owning, and operating the Properties and makes occasional sales of Properties consistent with its investment objectives. There can be no assurance, however, that the IRS might not contend that that one or more of such sales is subject to the 100% penalty tax.

           Asset Tests. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets, cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

           After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company has maintained and will continue to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to cure noncompliance with the asset tests within such time period, the Company would cease to qualify as a REIT.

           Annual Distribution Requirements. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. The Company has made and intends to make timely distributions sufficient to satisfy these annual distribution requirements.

     For the Company's taxable year beginning on January 1, 1998 and for all taxable years thereafter, undistributed capital gains may be so designated by the Company and are includable in the income of the holders of Common Shares. Such holders are treated as having paid the capital gains tax imposed on the Company on the designated amounts included in their income as long-term capital gains. Such shareholders would receive an increase in their basis for income recognized and a decrease in their basis for taxes paid by the Company. See "Taxation of Taxable U. S. Shareholders."

           Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

           Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

Failure To Qualify
           If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. As a result, the Company's failure to qualify as a REIT would reduce the cash available for distribution by the Company to its stockholders. In addition, if the Company fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of the Company's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

Taxation of Taxable U.S. Stockholders

           As used herein, the term "U.S. Stockholder" means a holder of shares of Common Stock who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) is an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

           As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction in the case of U.S. Stockholders that are corporations. For purposes of determining whether distributions to holders of Common Stock are of out of current accumulated earnings and profits, the earnings and profits of the Company will be allocated first to the Preferred Stock (to the extent of the preferred distribution on such stock), then to the Common Stock.

           Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable U.S. Stockholders as long-term capital gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a U.S. Stockholder has held his shares of stock. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

           To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his shares of stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in his shares taxable as capital gains (provided that the shares have been held as a capital asset). Dividends declared by the Company in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

           For taxable years of the Company beginning after August 5, 1997, U.S. shareholders holding Shares at the close of the Company's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of the Company's taxable year fails, such amounts as the Company may designate in a written notice mailed to its shareholders. The Company may not designate amounts in excess of the Company's undistributed net capital gain for the taxable year. Each U.S. shareholder required to include such a designated amount in determining such shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by the Company in respect of such undistributed net capital gains. U.S. shareholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have been paid by such shareholders. U.S. shareholders will increase their basis in their Shares by the difference between the amount of such includable gains and the tax deemed paid by the shareholder in respect of such gains.

                                  THE OFFER

            The Company is issuing offers to holders of record of its Common Stock and Preferred Stock at the close of business on March 24, 1998(the "Record Date")non-transferable Rights ("Rights") to subscribe for and purchase shares of Common Stock at the subscription price set forth on the cover page of this Prospectus (the "Subscription Price") pursuant to the Basic Subscription Privilege and Over-Subscription Privilege described below.

Rights to be Issued

            Holders of Common Stock and Preferred Stock on the Record Date will receive one Right with respect to each share held.

            Rights Certificates: Rights to subscribe are evidenced by non-transferable Rights Certificates, each Certificate evidencing the total number of Rights to which the holder is entitled. Rights Certificates may not be transferred and Rights may not be divided or combined.

     Expiration Date: The Rights expire on 5:00 PM New York City time, on June 15, 1998 (the "Expiration Date"). To subscribe, the Rights Certificates and payment must be received by the Subscription Agent, at their offices at:

By Overnight or
Express Delivery,                                     By Facsimile Transmission:
By Hand Delivery or
First Class Mail:

American Stock Transfer &                             American Stock Transfer &
Trust Company                                         Trust Company
Reorganization Department                             Reorganization Department
40 Wall Street                                        (718)234-5001
New York, NY  10005

(the "Offices"), not later than 5:00 PM New York City time, on the Expiration Date. Rights Certificate holders who elect to send their Certificates to the Subscription Agent by mail should allow adequate time for actual receipt prior to the time specified above. Rights Certificates received by the Subscription Agent at the Offices after 5:00 PM New York City time, on the Expiration Date, will not be accepted and will be returned except under the circumstances described under "Exercise and Payment."

Over-Subscription Privilege

            A  holder  who  exercises  his  Rights  may   oversubscribe  at  the
Subscription Price for up to two additional shares of Common Stock for each share of Common Stock purchased by the holder under the Basic Subscription Privilege. ("Over-Subscription Privilege"). Common Stock will be available for purchase pursuant to the Over-Subscription Privilege, if any, to the extent that the maximum of 2,383,670 shares of Common Stock are not subscribed for through the exercise of Rights by the Expiration Date. If the shares of Common Stock so available are not sufficient to satisfy all subscriptions pursuant to the Over-Subscription Privilege, the available shares of Common Stock will be allocated pro rata among the holders of Rights who exercise the Over-Subscription Privilege based upon the proportion that the number of Rights exercised by each holder of Rights who exercises his Over-Subscription Privilege bears to the aggregate number of Rights exercised by all holders of Rights who exercise their Over-Subscription Privilege.

Exercise and Payment

            Rights to subscribe may be exercised by filling in and signing the subscription form on the Rights Certificate and returning the Rights Certificate together with payment in full for all shares of Common Stock subscribed for by mail or otherwise to the Subscription Agent at the Offices. Payment in full of the Subscription Price ($_____ per Share) must be received at the Office of the Subscription Agent not later than 5:00 PM New York City time on the Expiration Date. Except in cases of satisfactory late delivery of Rights Certificates provided for in the next paragraph, the Rights Certificates being exercised must accompany such payment. Payment must be made by cashier's check, bank draft or money order and should be made payable to One Liberty Properties, Inc.

            If prior to the Expiration Date the Subscription Agent has received the full Subscription Price, together with a written telegraphic guarantee (use telefax number) from a bank, trust company or a member of the New York Stock Exchange, other national securities exchange, or the National Association of Securities Dealers, Inc. that the Rights Certificate with respect to the Shares of Common Stock subscribed for has been properly completed and executed and will be received by the Subscription Agent prior to 10:00 AM New York City time on June 22, 1998 together with such other supporting material as the Subscription Agent may request, such subscription will be accepted subject to receipt of the duly exercised Rights Certificate.

            Rights to oversubscribe pursuant to the Over-Subscription Privilege together with the aggregate subscription price for all shares subscribed for pursuant to the Over-Subscription Privilege may be exercised by completing
Section 2 of the Rights Certificate at the time the Rights are exercised.

            All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any subscription (including any subscription pursuant to the Over-Subscription Privilege) will be determined by the Company, in its sole discretion, whose determination shall be binding. The Company reserves the absolute right to reject any subscription (including any subscription pursuant to the Oversubscription Privilege) if such subscription is not in proper form or if the acceptance thereof or the issuance of Common Shares pursuant thereto could, in the opinion of the Company's counsel, be deemed unlawful. The Company also reserves the right to waive any defect with regard to any particular subscription. Neither the Company nor the Subscription Agent shall be under any duty to give notification of any defects of irregularities in subscriptions, nor shall any of them incur any liability for failure to give such notification.

            Gould Investors L.P. which owns 24.9% of the outstanding shares of Common Stock as of the Record Date, has agreed to exercise fully to purchase an aggregate of 392,981 Shares of Common Stock. It has also advised the Company that it will exercise its Over-Subscription Privilege to the extent of 376,250 shares.

                                 EXPERTS

            The consolidated financial statements of One Liberty Properties, Inc. as of December 31, 1997 and 1996 and each of the three years in the period ended December 31, 1997, and the statement of revenues and certain expenses of 300 Gold Street for the year ended December 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                LEGAL MATTERS

            The validity of the Common Stock offered in connection with the Rights Offering have been passed upon by Brinberg and Lundy, 60 Cutter Mill Road, Great Neck, NY. Simeon Brinberg and Mark Lundy, partners of Brinberg and Lundy, are officers and stockholders of the Company.

                               INDEMNIFICATION

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed and in the Securities Act and is therefore unenforceable.

                         ADDITIONAL INFORMATION

             The Company has filed with the Commission a Registration Statement on Form S-11 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees. Statements contained in this Prospectus or in any document incorporated in this Prospectus by reference as to the contents of any contract, agreement or other document referred to herein or therein are not necessarily complete. With respect to each such contract, agreement or other document filed with the Commission as an exhibit, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington DC 20549, 7 World Trade Center, New York, NY 10048, and 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the office of the American Stock Exchange, 86 Trinity Place, New York, NY 10006. The Company is an electronic filer. The Commission contains a web site that contains reports, proxy statements and other information regarding the Company at http://www.sec.gov.

                           INDEX TO FINANCIAL STATEMENTS
One Liberty Properties, Inc.:

Report Of Independent Auditors
Consolidated Balance Sheets
             As Of December 31, 1997 And
             1996 (Audited)

Consolidated Statements Of Income
             For The Three Years Ended
             December 31, 1997 (Audited)

Consolidated Statements Of Stockholders'
             Equity For The Three Years Ended
             December 31, 1997 (Audited)

Consolidated Statements Of Cash Flows
             For The Three Years Ended
             December 31, 1997 (Audited)

Notes To Consolidated Financial
             Statements, December 31, 1997

ProForma Condensed Consolidated Balance Sheet as of December 31, 1997 (Unaudited)

ProForma Condensed Consolidated Statement of Income for the Year Ended December 31, 1997 (Unaudited)

300 Gold Street:

Report of Independent Auditors

Statement of Revenues and Certain Expenses for the Year Ended December 31, 1997

Notes to Statement of Revenues and Certain Expenses

                          REPORT OF INDEPENDENT AUDITORS




To the Board of Directors and Stockholders of One Liberty Properties, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheets of One Liberty Properties, Inc. and Subsidiaries (the "Company") as of December 31, 1997 and
1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. Our audits also included the financial statement schedules listed in the
Item 36 of Part II of this Registration Statement (Form S-11). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of One Liberty Properties, Inc. and Subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


New York, New York
February 18, 1998



                  ONE LIBERTY PROPERTIES, INC. AND SUBSIDIARIES


                           Consolidated Balance Sheets


                                     ASSETS

                                                                                                      December 31,
                                                                                             1997                   1996
                                                                                             ----                   ----


Real estate investments, at cost (Notes 3, 4, and 6)
     Land                                                                               $  12,210,147          $   11,040,590
     Buildings                                                                             38,641,419              33,695,317
                                                                                           ----------              ----------
                                                                                           50,851,566              44,735,907
         Less accumulated depreciation                                                      2,534,582               1,846,694
                                                                                            ---------               ---------
                                                                                           48,316,984              42,889,213
Mortgages receivable - less unamortized discount -
     (substantially all from related parties) (Notes 5 and 6)                               5,943,450               6,049,033
Cash and cash equivalents                                                                   1,606,364               2,478,580
Unbilled rent receivable                                                                      665,052                 304,828
Rent, interest, deposits and other receivables                                                300,584                  66,908
Investment in BRT Realty Trust - (related party) (Note 2)                                     240,384                 199,068
Deferred financing costs                                                                      510,123                 480,640
Other                                                                                          64,614                  54,718
                                                                                               ------                  ------
                                                                                         $ 57,647,555            $ 52,522,988
                                                                                         ============            ============


                                                             LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Mortgages payable  (Note 6)                                                    $      20,545,247      $       16,846,921
     Note payable - bank  (Note 6)                                                          4,605,029               3,900,000
     Accrued expenses and other liabilities                                                   394,459                 475,109
     Dividends payable                                                                        791,945                 765,603
                                                                                              -------                 -------
                                                                                           26,336,680              21,987,633
                                                                                           ----------              ----------
Commitments and contingencies (Notes 3 and 7)                                                 -                      -

Minority interest in subsidiary (Note 3)                                                      -                       141,722
                                      -                                                   -----------                 -------

Redeemable Convertible Preferred Stock,
     $1 par value; $1.60 cumulative annual dividend;
         2,300,000 shares authorized; 808,776 shares issued;
         liquidation and redemption values of $16.50 (Note 7)                              13,106,970              12,950,792
                                              ------       -                               ----------              ----------

Stockholders' equity (Notes 6,9,10 and 11):
     Common Stock, $1 par value; 25,000,000 shares authorized;
         1,561,450 and 1,473,642 shares issued and outstanding                              1,561,450               1,473,642
     Paid-in capital                                                                       14,419,609              13,650,737
     Net unrealized gain on available-for-sale securities (Note 2)                            146,706                  97,673
     Accumulated undistributed net income                                                   2,076,140               2,220,789
                                                                                            ---------               ---------
                                                                                           18,203,905              17,442,841
                                                                                           ----------              ----------
                                                                                          $57,647,555             $52,522,988
                                                                                          ===========             ===========



                       See accompanying notes.



                                                         ONE LIBERTY PROPERTIES, INC. AND SUBSIDIARIES

                                                               Consolidated Statements of Income

                                                                                           Year Ended December 31,
                                                                                   1997              1996              1995
                                                                                   ----              ----              ----

Revenues:
     Rental income (Note 3)                                                    $ 5,341,491   $    4,178,288   $     2,665,457
     Interest from related parties (Note 5)                                        832,579        1,132,150         1,878,262
     Interest and other income                                                     110,739          201,118           347,243
                                                                                   -------          -------           -------
                                                                                 6,284,809        5,511,556         4,890,962
                                                                                 ---------        ---------         ---------
Expenses:
     Depreciation and amortization                                               1,023,345          712,591           479,645
     Interest - mortgages payable                                                1,517,126          891,953           453,684
     Interest - bank                                                               210,305          110,185             -
     Leasehold rent                                                                288,833          288,833           284,394
     General and administrative (Note 8)                                           629,420          663,201           576,937
     Provision for valuation adjustment of real estate
        (Note 4)                                                                    -               659,000           -
              -                                                                  ---------          -------         ---------
                                                                                 3,669,029        3,325,763         1,794,660
                                                                                 ---------        ---------         ---------

Income before gain on sale of real estate
    and minority interest                                                        2,615,780        2,185,793         3,096,302

Gain on sale of real estate including minority
    interest share of $215,336 (Note 3)                                            599,251           -                -
                                                                                   -------        ---------         ---------

Income before minority interest                                                  3,215,031        2,185,793         3,096,302

Minority interest                                                                 (230,839)         (11,841)          -
                                                                                  --------          -------        ----------

Net income                                                                     $ 2,984,192      $ 2,173,952        $3,096,302
                                                                               ===========      ===========        ==========

Calculation of net income applicable
     to common stockholders:
     Net income                                                                $ 2,984,192   $    2,173,952   $     3,096,302
     Less dividends and accretion on preferred stock                             1,450,220        1,448,359         1,446,519
                                                                                 ---------        ---------         ---------
Net income applicable to common stockholders                                   $ 1,533,972      $   725,593   $     1,649,783
                                                                               ===========      ===========   ===============

Weighted average number of common
     shares outstanding:
         Basic                                                                   1,522,967        1,447,413         1,409,371
                                                                                 =========        =========         =========
         Diluted                                                                 1,529,203        1,459,198         1,423,361
                                                                                 =========        =========         =========

Net income per common share (Notes 2 and 11):
         Basic                                                                $       1.01      $        .50     $       1.17
                                                                              ============      ============     ============
         Diluted                                                              $       1.00      $        .50     $       1.16
                                                                              ============      ============     ============

Cash distributions per share:
     Common Stock                                                             $       1.20      $       1.20     $       1.03
                                                                              ============      ============     ============

     Preferred Stock                                                          $       1.60      $       1.60     $       1.60
                                                                              ============      ============     ============



                           See accompanying notes.




                                                         ONE LIBERTY PROPERTIES, INC. AND SUBSIDIARIES

                                                        Consolidated Statements of Stockholders' Equity

                                                          For the three years ended December 31, 1997

                                                                             Net  Unrealized
                                                                             Gain (Loss) on    Accumulated
                                                Common         Paid-in       Available-for-    Undistributed
                                                 Stock         Capital       Sale Securities    Net Income         Total
                                                 -----         -------       ---------------    ----------         -----

Balances, December 31, 1994                    $ 1,399,119   $ 13,233,109     $    (34,913)      $ 2,730,523    $17,327,838

Net income                                         -              -                 -              3,096,302      3,096,302
Distributions - Common Stock
   ($1.03 per share)                               -              -                 -             (1,449,397)    (1,449,397)
Distributions - Preferred Stock
   ($1.60 per share)                               -              -                 -             (1,294,042)    (1,294,042)
Accretion on Preferred Stock                       -             (152,477)          -                 -            (152,477)
Exercise of options                                 17,000        138,125           -                 -             155,125
Net unrealized gain on available-
   for-sale securities (Note 2)                    -                -               28,155            -              28,155
                                                 ---------      ---------           ------         ---------         ------

Balances, December 31, 1995                      1,416,119     13,218,757           (6,758)        3,083,386     17,711,504

Net income                                         -               -                -              2,173,952      2,173,952
Distributions - Common Stock
   ($1.20 per share)                               -               -                -             (1,742,507)    (1,742,507)
Distributions - Preferred Stock
   ($1.60 per share)                               -               -                -             (1,294,042)    (1,294,042)
Accretion on Preferred Stock                       -             (154,317)          -                 -            (154,317)
Exercise of options                                 23,500        190,937           -                 -             214,437
Shares issued through dividend
   reinvestment plan                                34,023        395,360           -                 -             429,383
Net unrealized gain on available-
   for-sale securities (Note 2)                     -             -                104,431            -             104,431
                                                 ---------      ---------          -------         -------         --------

Balances, December 31, 1996                      1,473,642     13,650,737           97,673         2,220,789     17,442,841

Net income                                         -               -                -              2,984,192      2,984,192
Distributions - Common Stock
   ($1.20 per share)                               -               -                -             (1,834,799)    (1,834,799)
Distributions - Preferred Stock
   ($1.60 per share)                               -               -                -             (1,294,042)    (1,294,042)
Accretion on Preferred Stock                       -             (156,178)          -                 -            (156,178)
Exercise of options                                 29,000        235,625           -                 -             264,625
Shares issued through dividend
   reinvestment plan                                58,808        689,425           -                 -             748,233
Net unrealized gain on available-
   for-sale securities (Note 2)                    -              -                 49,033            -              49,033
                                                ----------      ----------           ------        ---------          ------

Balances, December 31, 1997                    $ 1,561,450    $14,419,609       $  146,706      $  2,076,140    $18,203,905
                                               ===========    ===========       ==========      ============    ===========


                                            See accompanying notes.




                                                         ONE LIBERTY PROPERTIES, INC. AND SUBSIDIARIES

                                                             Consolidated Statements of Cash Flows


                                                                                            Year Ended December 31,
                                                                               1997               1996               1995
                                                                               ----               ----               ----
Cash flows from operating activities:
     Net income                                                          $  2,984,192    $     2,173,952    $     3,096,302
     Adjustments to reconcile net income to net cash
          provided by operating activities:
         Gain on sale of real estate                                         (599,251)               -                    -
         (Increase) decrease in rental income from
            straightlining of rent                                           (360,224)          (218,061)            86,780
         Provision for valuation adjustment                                    -                 659,000                  -
         Depreciation and amortization                                      1,023,345            712,591            479,645
         Minority interest in earnings of subsidiary                          230,839             11,841                   -
         Changes in assets and liabilities:
            Decrease (increase) in rent, interest, deposits and
                other receivables                                            (221,508)           611,739           (328,461)
            Increase (decrease) in accrued expenses
                 and other liabilities                                        (80,650)           281,342             (5,123)
                                                                              -------            -------             ------

              Net cash provided by operating activities                     2,976,743          4,232,404          3,329,143
                                                                            ---------          ---------          ---------

Cash flows from investing activities:
     Additions to real estate                                             (10,058,389)       (19,940,571)        (3,819,323)
     Net proceeds from sale of real estate                                  4,347,429            -                  -
     Costs of acquisition of real estate and mortgage receivable
         from Gould Investors L.P. - related party                             -                  -                 (90,514)
     Collection of mortgages receivable - (including $79,032,
           $961,789 and $148,291 from related parties in 1997,
         1996 and 1995)                                                       105,583            987,108            169,388
     Collection of senior secured note receivable - BRT Realty
         Trust - related party                                                -                  528,575          1,579,618
     Sale of U.S. Government obligations and
         securities, net                                                      -                1,310,553          2,806,713
     Investment by minority interest in subsidiary                            -                  167,980            -
     Payments to minority interest by subsidiary                             (396,333)           (38,099)           -
     Other                                                                     42,249             (2,248)           (14,986)
                                                                               ------             ------            -------

            Net cash (used in) provided by investing activities            (5,959,461)       (16,986,702)           630,896
                                                                           ----------        -----------            -------

Cash flows from financing activities:
     Proceeds from bank borrowings, net of repayments                         705,029          3,900,000                -
     Proceeds from mortgages payable                                        5,925,000         10,375,000          2,413,350
     Payment of financing costs                                              (203,212)          (392,826)           (85,225)
     Repayment of mortgages payable                                        (2,226,674)          (118,233)        (2,806,843)
     Exercise of stock options                                                264,625            214,437            155,125
     Cash distributions - Common Stock                                     (1,808,457)        (1,725,250)        (1,199,451)
     Cash distributions - Preferred Stock                                  (1,294,042)        (1,294,042)        (1,294,042)
     Issuance of shares through dividend reinvestment plan                    748,233            429,383              -
                                                                              -------            -------         -----------

            Net cash provided by (used in) financing activities             2,110,502         11,388,469         (2,817,086)
                                                                            ---------         ----------         ----------

Net (decrease) increase in cash and cash equivalents                         (872,216)        (1,365,829)         1,142,953

Cash and cash equivalents at beginning of year                              2,478,580          3,844,409          2,701,456
                                                                            ---------          ---------          ---------

Cash and cash equivalents at end of year                                  $ 1,606,364       $  2,478,580     $  3,844,409
                                                                          ===========       ============     ============


                                   See accompanying notes.




                                                         ONE LIBERTY PROPERTIES, INC. AND SUBSIDIARIES

                                                       Consolidated Statements of Cash Flows - Continued


                                                                                         Year Ended December 31,
                                                                               1997              1996               1995
                                                                               ----              ----               ----
Supplemental disclosures of cash flow information:
     Cash paid during the year for interest expense                        $1,727,603         $  914,506         $  467,116
     Cash paid during the year for income taxes                                17,058             58,437             43,784

Supplemental schedule of noncash investing and
financing activities:
     Acquisition of real estate and mortgage receivable
        from Gould Investors L.P., a related party                             -                  -              (9,861,729)
     Consideration for acquisition from Gould
        Investors L.P.:
          Extinguishment of mortgage receivable                                -                  -               6,850,000
          Transfer of BRT preferred stock                                      -                  -               2,455,355
          Transfer of BRT common stock                                         -                  -                 556,374



                         See accompanying notes.






                    ONE LIBERTY PROPERTIES, INC. AND SUBSIDIARIES
                     Notes to Consolidated Financial Statements

                                December 31, 1997

   NOTE 1 -   ORGANIZATION AND BACKGROUND

              One Liberty Properties, Inc. (the "Company") was incorporated in 1982 in the state of Maryland. The Company is a self-managed Real Estate Investment Trust ("REIT") which currently participates in net leasing transactions and has engaged in other real property transactions and invested in real property mortgages.

   NOTE 2 -   SIGNIFICANT ACCOUNTING POLICIES

              Principles of Consolidation

              The consolidated financial statements include the accounts of One Liberty Properties, Inc., its wholly-owned subsidiaries and a majority-owned limited liability company (see Note 3). Material intercompany items and transactions have been eliminated. One Liberty Properties, Inc., its subsidiaries and the limited liability company are hereinafter referred to as the Company.

              Reclassification of Financial Statements

              Certain amounts reported in previous consolidated financial statements have been reclassified in the accompanying consolidated financial statements to conform to the current year's presentation.

              Use of Estimates

              The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

              Income Recognition

              Rental income includes the base rent that each tenant is required to pay in accordance with the terms of their respective leases reported on a straight-line basis over the initial term of the lease. Mortgage receivable discount is amortized over the remaining life, utilizing the interest method, based on the Company's evaluation of the collectibility of the carrying amount of the mortgage.

              Depreciation

     Depreciation of buildings is computed on the straight-line method over an estimated useful life of 40 years for commercial properties and 27 and one half years for residential properties.

              Deferred Financing Costs

              Mortgage and credit line costs are deferred and amortized on a straight-line basis over the terms of the respective debt obligations.

              Federal Income Taxes

              The Company has qualified as a real estate investment trust under the applicable provisions of the Internal Revenue Code. Under these provisions, the Company will not be subject to federal income taxes on amounts distributed to stockholders providing it distributes substantially all of its taxable income and meets certain other conditions.

     Distributions made during 1997 included approximately 3% attributable to capital gains, with the balance to ordinary income. All distributions made during 1996 were attributable to ordinary income.

              Investments in Debt and Equity Securities

              In accordance with Statement of Financial Accounting Standards #115, Accounting for Certain Investments in Debt and Equity Securities, the Company accounts for its investment in common shares of BRT Realty Trust ("BRT"), a related party of the Company, at fair value as "available-for-sale" securities.

              The Company's investment in 30,048 common shares of BRT (accounting for less than 1% of the total voting power of BRT), purchased at a cost of $97,656 has a fair market value at December 31, 1997 of $240,384 resulting in an unrealized holding gain of $142,728. In addition, the Company has invested $33,194 in equity securities which have a fair market value of $37,172 at December 31, 1997. The aggregate net unrealized holding gain of $146,706 is excluded from earnings and reported as a separate component of stockholders' equity.

              Fair Value of Financial Instruments

              The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

              Mortgages receivable: Two mortgage loans of the Company with outstanding balances aggregating $290,038 are currently fixed at interest rates which approximate market. Accordingly, these balances approximate their fair values. The remaining mortgage loan was purchased by the Company at a discount, which is being amortized by the Company over the life of the mortgage. The Company expects to receive a yield to maturity of approximately 14.5%. The Company estimates the fair value of the loan to approximate its face amount of $7,974,030 at December 31, 1997. The loan is being carried on the balance sheet at $5,653,412, the difference representing the remaining unamortized discount of $2,320,618.

              Cash and short term investments: The carrying amounts reported in the balance sheet for these instruments approximate their fair values.

              Investment  in  BRT  Realty  Trust:   Since  this   investment  is
considered "available-for-sale", it is reported in the balance sheet based upon quoted market price.

              Note and mortgages payable: The Company determined the estimated fair value of its debt by discounting future cash payments at their effective rates of interest, which approximate current market rates of interest for similar loans. Accordingly, there is no material difference between their carrying amount and fair value.

     Redeemable convertible preferred stock: Based on the December 31, 1997 quoted market price per share of $16.875, the fair value of the Company's redeemable convertible preferred stock is $13,648,095.

              Accretion on Preferred Stock

              The Company has Preferred Stock outstanding which is both redeemable and convertible. The stock was initially recorded in the financial statements at its fair value based upon the initial average trades on the American Stock Exchange. The amount by which the redemption value exceeds the carrying value is being accreted using the interest method over the life of the redemption period.

              Earnings Per Common Share

              In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirements.

              For the years  ended  December  31,  1997,  1996 and  1995,  basic earnings per share was determined by dividing net income applicable to common stockholders for the year by the weighted average number of shares of Common Stock outstanding during each year.

              Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock or resulted in the issuance of Common Stock that then shared in the earnings of the Company. For the years ended December 31, 1997, 1996 and 1995 diluted earnings per share was determined by dividing net income applicable to common stockholders for the year by the total of the weighted average number of shares of Common Stock outstanding plus the dilutive effect of the Company's outstanding options (6,236, 11,785 and 13,990 for the years ended 1997, 1996 and 1995, respectively) using the treasury stock method. The Preferred Stock was not considered for the purpose of computing diluted earnings per share because their assumed conversion is antidilutive. See
              Note 11 for information regarding a Registration Statement filed February 1998 by the Company with the Securities and Exchange Commission with respect to a rights offering to be made to its shareholders.

              Cash and Cash Equivalents

              Cash  equivalents   consist  of  highly  liquid  investments  with
maturities of three months or less when purchased.

              Valuation Allowance on Real Estate Owned

              During the year ended December 31, 1996, the Company adopted Statement of Financial Accounting Standards Board No. 121 ("FASB 121"), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires the Company to make a review of each real estate asset held for use for which indicators of impairment are present, to determine whether the carrying amount of the asset will be recovered. Recognition of impairment is required if the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Measurement is based upon the fair market value of the asset. FASB 121 also requires that long-lived assets that are expected to be disposed of be reported at the lower of carrying amount or fair value less costs to sell.

              Segment Reporting

              In June, 1997 the Financial Accounting Standards Board issued Statement No. 131, Disclosure About Segments of an Enterprise and Related Information, which is effective for financial statements issued for periods beginning after December 15, 1997. Statement No. 131 requires disclosures about segments of an enterprise and related information regarding the different types of business activities in which an enterprise engages and the different economic environments in which it operates. The Company does not believe that the implementation of Statement No. 131 will have a material impact on its financial statements.


NOTE 3 - REAL ESTATE INVESTMENTS AND MINIMUM FUTURE RENTALS

              The rental properties owned at December 31, 1997 are leased under noncancellable operating leases to corporate tenants with current expirations ranging from 1999 to 2051, with certain tenant renewal rights. All lease agreements are net lease arrangements which require the tenant to pay not only rent but all the expenses of the leased property including maintenance, taxes, utilities and insurance. Certain lease agreements provide for periodic rental increases and others provide for increases based on the consumer price index.

              The minimum future rentals to be received over the next five years on the operating leases in effect at December 31, 1997 are as follows:

                  Year Ending
                December 31,
                  1998$                              5,600,644
                  1999                               5,675,774
                  2000                               5,659,776
                  2001                               5,694,085
                  2002                               5,595,962

     Included in the minimum future rentals are rentals from a property owned in fee by an unrelated third party. The Company pays annual fixed leasehold rent of $288,833 through April 2010 and has a right to extend the lease for up to three 15 year and one 14 year renewal options.

     At December 31, 1997, the Company has recorded an unbilled rent receivable aggregating $665,052, representing rent reported on a straight-line basis in excess of rental payments required under the initial term of the respective leases. This amount is to be billed and received pursuant to the lease terms over the next twenty years. The minimum future rentals presented above include amounts applicable to the repayment of these unbilled rent receivables.

     For the year ended December 31, 1997, the following assets generated revenues for the Company in amounts exceeding 10% of the Company's total revenues:

                                        For the Year Ended December 31, 1997
                                        ------------------------------------
Description                               Revenue        % of Total Revenues
-----------                               -------        -------------------

Mortgage receivable - related party  (a) $  832,579                13.25%

Total Petroleum properties (b)            1,092,606                17.38%

     (a) See note 5 - Mortgages Receivable (i) for other information.

     (b) Total Petroleum, an operator of combination gas station and retail convenience stores, is a tenant in thirteen of the Company's properties, all located in the State of Michigan.

     In connection with the Total Petroleum lease agreement in 1991, the Company deposited $2,000,000 with an independent escrow agent, which represented the estimated maximum amount to remediate environmental problems discovered at certain locations. The agreement limits the maximum payment to approximately $350,000 per location. At December 31, 1997, there are two locations which require additional remediation efforts. The Company believes the approximate $781,000 held by the escrow agent will be adequate to cover any additional environmental costs.

  Sale of Real Estate

     On August 5, 1997, the property owned by a limited liability company in which the Company was a majority member was sold and the limited liability company was liquidated. A gain of approximately $599,000 was realized on the sale. The Company's share of the gain is approximately $384,000 after deducting the minority interest portion.



NOTE 4 - PROVISION FOR VALUATION ADJUSTMENT

     At December 1996, the Company owned five retail properties which had been leased to a retail chain of stores. The initial term with respect to the leases expired on December 31, 1996. As of December 31, 1996 two of these properties were under contract of sale (both sales closed during 1997) and three were vacant (two are still vacant). The Company is actively seeking a buyer or tenant for the two vacant properties.

     At December 31, 1996 the Company recorded a provision for valuation adjustment on the two properties which were under contract of sale based on the sales prices. In addition, the Company had determined that the estimated fair value of the three vacant properties were lower than their carrying amounts and thus, the Company had taken a provision for the differences. The total provision taken on these five properties during the year ended December 31, 1996 which amounted to $659,000 had been presented as a reduction to real estate investments on the balance sheet.

   NOTE 5 -   MORTGAGES RECEIVABLE AND PRINCIPAL RELATED PARTY TRANSACTION


     Mortgages receivable at December 31, 1997 and 1996 consist of the following:

                                               1997                1996
                                               ----                ----
    Affiliate
    ---------
      Entity substantially owned by
      Gould Investors L.P. (net of
      unamortized discount of
      $2,320,618 and $2,654,818) (i)        $ 5,653,412         $ 5,732,445

    Non-affiliate
    -------------
      Other                                     290,038             316,588
                                                -------             -------
                                            $ 5,943,450         $ 6,049,033
                                            ===========         ===========


     Annual maturities of mortgages receivable during the next five years and thereafter are summarized as follows:

     Year Ending December 31,
     ------------------------
             1998                                           $    768,574
             1999                                                508,251
             2000                                                532,820
             2001                                                555,355
             2002                                                567,871
             2003 and thereafter                               5,331,197
             ----                                              ---------
                Total                                          8,264,068
             Less:  Unamortized discount                       2,320,618
                                                               ---------
             Net carrying amount - mortgages receivable     $  5,943,450
                                                            ============


     (i) On July 30, 1993, as a result of a public auction, the Federal Deposit Insurance Corporation sold to an entity related to the Company, for a consideration of $19,000,300, a $23,000,000 first mortgage, providing for an interest rate of 8% per annum, secured by a single tenant office building located in Manhattan, New York. The office building which secures this mortgage is owned by a partnership in which

NOTE 5 - MORTGAGES RECEIVABLE AND PRINCIPAL RELATED PARTY TRANSACTION
               (Continued)

     Gould Investors L.P. ("Gould") is General Partner and in which Gould owns substantially all of the partnership interests. Simultaneously with the purchase, $13,181,000 was advanced by an unrelated party, $6,080,000 (which includes closing costs) was advanced by the Company, and the mortgage was severed into a first mortgage of $13,181,000 paying interest at 9 1/2% per annum held by the unrelated party and a subordinate wrap mortgage of $9,819,000 held by the Company. Both the first mortgage and the wrap mortgage mature in 2005 at which time the first mortgage will be fully amortized and the wrap mortgage will have a principal balance of approximately $4,000,000. The Company receives monthly principal and interest payments of $79,318 and at December 31, 1997 and 1996 its principal balance had been reduced to approximately $7,974,000 and $8,387,000, respectively. The original discount of $3,738,400 is being amortized by the Company over the life of the mortgage. The Company expects to receive a yield to maturity of approximately 14.5%. Interest income, including amortization of the discount of $334,200, $327,600 and $319,500, amounted to $832,579, $848,200 and $861,750 for the years ended 1997, 1996 and 1995, respectively.

     The building which secures the first mortgage and the wrap mortgage is leased in its entirety to the City of New York. The lease expires in 2005 with an option to renew for an additional five years and provides the City with a limited right of termination. The first mortgage and the wrap mortgage are nonrecourse to the owner of the building. The transaction was approved by the independent directors of the Company. The directors who are affiliated with the Company and Gould abstained from voting on the transaction.

     At December 31, 1997 and 1996 Gould owned 384,462 and 542,825 shares of the common stock of the Company or 24.6% and 36.8% of the equity interest and 19.6% and 28.9% of the voting rights, respectively.


NOTE 6 -  DEBT OBLIGATIONS

  Mortgages Payable

     At December 31, 1997 there are nine outstanding mortgages payable, all of which are secured by individual real estate investments with an aggregate carrying value of $33,163,742 before accumulated depreciation. The mortgages bear interest at rates ranging from 7.3% to 9.1%, and mature between 1999 and 2017.

     Scheduled principal repayments during the next five years and thereafter are as follows:

              Year Ending
              December 31,
              ------------
                  1998                                     $      281,128
                  1999                                          4,237,515
                  2000                                          1,139,019
                  2001                                            255,795
                  2002                                          1,559,362
                  2003 and thereafter                          13,072,428
                  ----                                         ----------
                      Total                                 $  20,545,247
                                                            =============
   NOTE 6 -  DEBT OBLIGATIONS (Continued)

   Note Payable - Bank

     On March 1, 1996 the Company entered into a $5 million revolving credit agreement ("Credit Agreement") with Bank Leumi Trust Company of New York ("Bank Leumi"). Under the terms of the Credit Agreement the Company can add additional lenders to provide a maximum total facility of $15,000,000. In June 1997, the Company closed on a $4,000,000 participation interest with Commercial Bank of New York (formerly First Bank of the Americas), increasing the total facility to $9,000,000. Borrowings under the Credit Agreement are being used to provide the Company with funds, when needed, to acquire additional properties. The Credit Agreement matures February 28, 1999 with a right for the Company to extend the Credit Agreement until February 29, 2000. The Company pays interest under the Credit Agreement at the rate of prime plus 1/2% on funds borrowed on an interest only basis,plus a 1/4% servicing fee on the outstanding balance to Bank Leumi. Net proceeds of certain events (e.g. sale of property, financing of properties) must be applied to reduce the loan.

     As collateral for any advances taken by the Company under the Credit Agreement, the Company has pledged the stock of each of its subsidiaries and certain mortgages receivable. In addition, the Company's subsidiaries have guaranteed all loans under the Credit Agreement. The Credit Agreement contains certain affirmative and negative convenants as well as specified guarantees. The Company has agreed to maintain at least $250,000 on deposit with Bank Leumi and is in compliance with all requirements.

     At  December  31,  1997,   $4,605,029  was  outstanding  under  the  Credit
Agreement.


   NOTE 7 -   REDEEMABLE CONVERTIBLE PREFERRED STOCK

     The Preferred Stock has the following rights, qualifications and conditions: (i) a cumulative dividend preference of $1.60 per share per annum;
(ii) a liquidation preference of $16.50 per share; (iii) a right to convert each share of Preferred Stock at any time into .825 of a share of Common Stock; (iv) redeemable by the Company after July 1, 1997 at $16.70 per share and at premiums declining to $16.50 on July 1, 1998 and thereafter; (v) an option by each preferred holder to put the Preferred Stock to the Company at $16.50 per share for the period commencing July 1, 1999 and ending on September 28, 1999; and
(vi) one-half vote per share.

NOTE 8  - OTHER RELATED PARTY TRANSACTIONS

     Gould charged the Company $179,260, $175,969, $210,357 during the years ended December 31, 1997, 1996 and 1995, respectively, for allocated general and administrative expenses and payroll based on time incurred by various employees.

     A company controlled by certain directors and officers of the Company was paid mortgage brokerage fees of $24,134 during the year ended December 31, 1995.

     See Note 5 for other related party transaction information.

 NOTE 9 -  STOCK OPTIONS

     On December 6, 1996, the directors of the Company adopted the 1996 Stock Option Plan (Incentive/Nonstatutory Stock Option Plan), whereby a maximum of 125,000 shares of common stock of the Company are reserved for issuance to employees, officers, directors, consultants and advisors to the Company. Incentive stock options are granted at per share amounts at least equal to their fair market value at the date of grant, whereas for nonstatutory stock options the exercise price may be any amount determined by the Board of Directors. The options will expire no later than ten years after the date on which the option was granted.

     On March 21, 1997, the Directors of the Company granted, under the 1996 Stock Option Plan, options to purchase a total of 40,500 shares of common stock at $13.50 per share to a number of the Company's officers and employees. The options are cumulatively exercisable at a rate of 25% per annum, commencing after six months, and expire five years after the date of grant. At December 31, 1997 options to purchase 10,125 shares are exercisable, none of which have been exercised.

     On November 17, 1989, the directors of the Company granted, under the 1989 Stock Option Plan, options to purchase a total of 110,000 shares of Common Stock at $11 per share to a number of the Company's officers and employees. In 1994, one officer exercised 20,000 of these options and the balance expired. On June 6, 1991, the directors of the Company granted to each of the three independent directors of the Company an option to purchase 5,000 shares of Common Stock at $9.125 per share. During 1995 and 1996, two directors exercised 10,000 of these options and during 1996 the remaining 5,000 options expired. On March 4, 1993, the Board of Directors granted, also under the 1989 Stock Option Plan, options to purchase a total of 100,000 common shares at $9.125 per share to a number of officers and employees of the Company. At December 31, 1997, all 100,000 options had been exercised.

     Stock options under the 1989 Stock Option Plan are granted at per share amounts at least equal to their fair market value at the date of grant. The options are cumulatively exercisable at a rate of 25% per annum and expire five years after the date of grant. A maximum of 225,000 common shares were reserved for issuance under the 1989 Stock Option Plan, of which 95,000 are available for grant at December 31, 1997.

     The Company elected Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and related interpretations in accounting for its employee stock options. Under APB 25, no compensation expense is recognized because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant. The alternative fair value accounting provided for under FASB No. 123, Accounting for Stock-Based Compensation, is not applicable because it requires use of option valuation models that were not developed for use in valuing employee stock options.

   NOTE 9 -  STOCK OPTIONS (Continued)

     Pro forma  information  regarding  net  income  and  earnings  per share is required by FASB No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of the grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk free interest rate of 6.49%, dividend yield of 8.5%, volatility factor of the expected market price of the Company's Common Stock based on historical results of .117; and an expected life of 4 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate, management believes the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. The Company has elected not to present pro forma information because the impact on the reported net income and earnings per share is immaterial.

     Changes in the number of common shares under all option arrangements are summarized as follows:

                                               Year Ended December 31,
                                               -----------------------
                                          1997         1996            1995
                                          ----         ----            ----

Outstanding at beginning of period       29,000       57,500          74,500
Granted                                  40,500            -               -
Option prices                        $13.50-$9.125         -               -
Exercisable at end of period             10,125       29,000          32,500
Exercised                                29,000       23,500          17,000
Expired                                       -        5,000               -
Outstanding at end of period             40,500       29,000          57,500
Option price per share outstanding       $13.50       $9.125          $9.125

     As of December 31, 1997 the outstanding options had a remaining contractual life of approximately 4.2 years and an exercise price of $13.50.

   NOTE 10 - DISTRIBUTION REINVESTMENT PLAN

     In May, 1996, the Company implemented a Distribution Reinvestment Plan (the "Plan"). The Plan provides owners of record of 100 shares or more of its common and/or preferred stock the opportunity to reinvest cash distributions in newly-issued common stock of the Company at a five percent discount from the market price. No open market purchases are made under the Plan. During the years ended December 31, 1997 and 1996, the Company issued 58,808 and 34,023 common shares, respectively, under the Plan.


   NOTE 11 - SUBSEQUENT EVENTS

     On February 10, 1998, the Company filed a Registration Statement with the Securities and Exchange Commission ("SEC") with respect to a rights offering to be made to its stockholders. Upon effectiveness of the Registration Statement, the Company will issue to each common and preferred stockholder, one nontransferable right for each share owned of record on the record date entitling the holder to purchase one share of common stock at a price which will be approximately 5% to 10% below market at or about the time the Registration Statement is declared effective by the SEC. In addition, each common and preferred stockholder will be afforded the opportunity to over-subscribe to the extent of two additional shares, but, in order for the over-subscription privilege to come into effect a stockholder must have fully exercised the basic subscription privilege.


     A limited liability company, in which the Company is the majority member, expects to close on the purchase of a commercial building during March, 1998. The purchase price will be $6,700,000. The Company expects to close on mortgage financing for $4,500,000 simultaneously with the purchase. Interest on the mortgage will be at the rate of 7.5% per annum. The entire property is leased to the New York City Transit Authority at an annual rental of $850,000 with a lease that expires in October, 2002.

   NOTE 12 - QUARTERLY FINANCIAL DATA (UNAUDITED):


                                                                         Quarter Ended
                                                                         -------------
                                                                                                          Total
                                            March 31     June 30      September 30       December 31    For Year
                                            --------     -------      ------------       -----------    --------
                                                               (In thousands, except per share data)
1997
----

Revenues                                    $1,566       $1,567           $1,493           $1,659        $6,285

Net income                                     639          641            1,005 (a)          699         2,984

Net income applicable to
  common stockholders                          277          279              642              336         1,534

Net income per common share (b):
      Basic                                    .19          .18              .42              .22          1.01
     Diluted                                   .18          .18              .42              .22          1.00

     (a) Net income includes gain on sale of real estate of $599,251 and is after minority interest of $230,839 (substantially attributable to such gain).
See Note 3.

     (b) The earnings per share amounts for the quarter ended March 31, 1997 have been restated to comply with Statement of Financial Accounting Standards
No. 128, Earnings Per Share.



                                                                         Quarter Ended
                                                                         -------------
                                                                                                      Total
                                                March 31    June 30     September 30    December 31  For Year
                                                --------    -------     ------------    -----------  --------
                                                                  (In thousands, except per share data)
1996
----

Revenues(b)                                     $1,094      $1,288        $1,594          $1,536     $5,512

Net income (a) (b)                                 577         368           791             438      2,174

Net income applicable to
  common stockholders (b)                          215           6           429              76        726

Basic and diluted net
  income per common share                          .15           -           .29             .05        .50

     (a) Net income reflects provision for valuation adjustment of real estate amounting to $314,000, $145,000 and $200,000 for the quarters ending June 30, 1996, September 30, 1996 and December 31, 1996, respectively.

     (b) Includes approximately $41,000, $103,000 and $88,000 (or $.03, $.07 and
$.06 per common share) of income from accelerated payments on a senior note receivable for the quarters ending March 31, 1996, June 30, 1996 and September
30, 1996, respectively. The note receivable was paid in full during August 1996.







                                                                   ONE LIBERTY PROPERTIES, INC. AND SUBSIDIARIES
                                                               ProForma Condensed Consolidated Balance Sheet
                                                                              As of December 31, 1997
                                                                                    (Unaudited)


                                                                                       ASSETS

                                                                                                ProForma
                                                                                                 Adjust-
                                                                             Historical         ments(A)          ProForma
                                                                             ----------         --------          --------

Real estate investments, at cost
     Land                                                                   $ 12,210,147       $ 1,340,000       $ 13,550,147
     Buildings                                                                38,641,419         5,360,000         44,001,419
                                                                              ----------         ---------         ----------
                                                                              50,851,566         6,700,000         57,551,566
         Less accumulated depreciation                                         2,534,582                            2,534,582
                                                                              ----------        ----------         ---------
                                                                              48,316,984         6,700,000         55,016,984
Mortgages receivable - less unamortized discount -
     (substantially all from related parties)                                  5,943,450                            5,943,450
Cash and cash equivalents                                                      1,606,364          (200,000)         1,406,364
Unbilled rent receivable                                                         665,052                              665,052
Rent, interest, deposits and other receivables                                   300,584                              300,584
Investment in BRT Realty Trust - (related party)                                 240,384                              240,384
Deferred financing costs                                                         510,123                              510,123
Other                                                                             64,614                               64,614
                                                                                  ------      ------------         ----------
                                                                             $57,647,555        $6,500,000        $64,147,555
                                                                             ===========        ==========        ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Mortgages payable                                                       $20,545,247       $ 4,500,000        $25,045,247
     Note payable - bank                                                       4,605,029         2,000,000          6,605,029
     Accrued expenses and other liabilities                                      394,459                              394,459
     Dividends payable                                                           791,945                              791,945
                                                                                 -------       -----------            -------
                                                                              26,336,680         6,500,000         32,836,680
                                                                              ----------         ---------         ----------

Redeemable Convertible Preferred Stock,
     $1 par value; $1.60 cumulative annual dividend;
         2,300,000 shares authorized; 808,776 shares issued;
         liquidation and redemption values of $16.50                          13,106,970                           13,106,970
                                                                              ----------                           ----------

Stockholders' equity:
     Common Stock, $1 par value; 25,000,000 shares authorized;
         1,561,450 and 1,473,642 shares issued and outstanding                 1,561,450                            1,561,450
     Paid-in capital                                                          14,419,609                           14,419,609
     Net unrealized gain on available-for-sale securities                        146,706                              146,706
     Accumulated undistributed net income                                      2,076,140                            2,076,140
                                                                              ----------                           ----------
                                                                              18,203,905                           18,203,905
                                                                              ----------                           ----------
                                                                             $57,647,555       $ 6,500,000        $64,147,555
                                                                             ===========       ===========        ===========


                                 See accompanying notes.



                 ONE LIBERTY PROPERTIES, INC. AND SUBSIDIARIES
              ProForma Condensed Consolidated Statement of Income
                      For the Year Ended December 31, 1997
                                (Unaudited)

                                                                                                   ProForma
                                                                                                   Adjust-
                                                                                Historical         ments (B)        ProForma
                                                                                ----------         ---------        --------

Revenues:
     Rental income                                                             $ 5,341,491       $  843,165      $  6,184,656
     Interest from related parties                                                 832,579                            832,579
     Interest and other income                                                     110,739           (6,000)          104,739
                                                                                  --------         ---------        ---------
                                                                                 6,284,809          837,165         7,121,974
                                                                                 ---------          -------         ---------
Expenses:
     Depreciation and amortization                                               1,023,345          134,000         1,157,345
     Interest - mortgages payable                                                1,517,126          337,500         1,854,626
     Interest - bank                                                               210,305          178,800           389,105
     Leasehold rent                                                                288,833                            288,833
     General and administrative                                                    629,420                -           629,420
                                                                                   -------     ------------           -------

                                                                                 3,669,029          650,300         4,319,329
                                                                                 ---------          -------         ---------

Income before gain on sale of real estate
    and minority interest                                                        2,615,780          186,865         2,802,645

Gain on sale of real estate including minority
    interest share of $215,336                                                     599,251                            599,251
                                                                                ----------   --------------         ---------

Income before minority interest                                                  3,215,031          186,865         3,401,896

Minority interest                                                                 (230,839)         (20,000)         (250,839)
                                                                                -----------     ------------         ---------

Net income                                                                     $ 2,984,192        $ 166,865        $3,151,057
                                                                               ===========       ==========         =========

Calculation of net income applicable to common stockholders:
     Net income                                                                $ 2,984,192                         $3,151,057
     Less dividends and accretion on preferred stock                             1,450,220                          1,450,220
                                                                                 ---------                          ---------
Net income applicable to common stockholders                                   $ 1,533,972                         $1,700,837
                                                                               ===========                         ===========

Weighted average number of common shares outstanding:
         Basic                                                                   1,522,967                          1,522,967
                                                                                =========                          =========
         Diluted                                                                 1,529,203                          1,529,203
                                                                                 =========                          =========

Net income per common share:
         Basic                                                             $         1.01                      $         1.12
                                                                           ==============                      ==============
         Diluted                                                           $         1.00                      $         1.12
                                                                           ==============                      ==============

Cash distributions per share:
     Common Stock                                                          $         1.20
                                                                           ==============

     Preferred Stock                                                       $         1.60
                                                                           ==============




                                                                              See accompanying notes.


Notes to ProForma Financial Statements
                                (Unaudited)


ProForma Condensed Consolidated Balance Sheet
As of December 31, 1997

(A) Reflects the expected acquisition of 300 Gold Street in Brooklyn, New York at December 31, 1997 with cash, borrowings under a mortgage note and borrowings under the line of credit.




ProForma Condensed Consolidated Statement of Income
For the Year Ended December 31, 1997

(B) Reflects the revenues and expenses of 300 Gold Street in Brooklyn, New York in addition to the increase in interest expense associated with additional borrowings and a decrease in interest income as a result of a decrease in cash and cash equivalents as if the property were purchased at January 1, 1997.

                         Report of Independent Auditors


To the Board of Directors of
One Liberty Properties, Inc.

     We have audited the statement of revenues and certain expenses of the property at 300 Gold Street (the "Property"), as described in Note 1, for the year ended December 31, 1997. This financial statement is the responsibility of management of the Property. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement (Form S-11) of One Liberty Properties, Inc., and is not intended to be a complete presentation of the Property's revenues and expenses.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property as described in Note 1 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.




March 11, 1998                                    Ernst & Young LLP
New York, New York


                                 300 Gold Street

               Statement of Revenues and Certain Expenses (Note 1)


                      For the year ended December 31, 1997


Revenues:
  Base rent                                                $ 768,333

Certain expenses:
  Management fees                                             12,000
                                                              ------

Revenues in excess of certain expenses                     $ 756,333
                                                           =========



See accompanying notes.


                                 300 Gold Street

               Notes to Statement of Revenues and Certain Expenses

                                December 31, 1997


1.  Basis of Presentation

     Presented herein is the statement of revenues and certain expenses related to the operations of the property, located at 300 Gold Street (also known as 131-143 Flatbush Avenue) in the borough of Brooklyn in New York City, (the "Property"). The Property is comprised of an office building containing 66,000 square feet.

     The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by One Liberty Properties, Inc. (the "Company") in the proposed future operations of the Property. It is expected that the Property will be acquired by the Company in April, 1998. Items excluded consist of interest, amortization and depreciation.

2.  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.  Revenue Recognition and Concentration of Revenue

     The Property is leased by the New York City Transit Authority (the "Tenant") under an operating lease which expires on October 15, 2002. The lease provides for fixed net rent payments of $800,000 per annum until October 15, 1997 at which time the fixed net rent payments increase to $850,000 per annum through the lease expiration. The fixed net rent is net to the landlord, with the Tenant assuming the sole responsibility for the condition, operation, maintenance and management of the Property. Minimum rental income is recognized on a straight-line basis over the term of the lease. The excess of amounts due pursuant to the underlying lease over amounts so recognized amounted to approximately $ 42,083 for the year ended December 31, 1997.


                                 300 Gold Street

         Notes to Statement of Revenues and Certain Expenses (continued)






4.  Management Agreement

     During  1997  the  Property  was  managed  by  CRG   Management,   LLC.  As
consideration for performing such services, CRG Management, LLC receives a fee equal to $1,000 per month.






                                                    PART II
                                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution
     The following is an estimate of the expenses to be incurred in connection with the sale of the Common Stock registered hereby, all of which will be paid by the Registrant:

        Accounting Fees                                               20,000
        Legal Fees                                                    25,000
        Printing                                                      20,000
        Listing Fee -
        American Stock Exchange                                        7,500
        Agents Fees                                                   20,000
        Registration Fees                                              9,975
        Miscellaneous                                                 17,525
        Total Expenses                                              $120,000

Item 32.  Sales to Special Parties
            See Item 33.

Item 33.  Recent Sale of Unexpected Securities
     The only securities sold by the Company within the past three years which were not registered under the Securities Act of 1933 were shares sold upon the exercise stock options as follows:
                                                PRICE        TOTAL
                        DATE OF     NUMBER       PER       PURCHASE
    NAME                 SALE     OF SHARES     SHARE        PRICE
    ----                 ----     ---------     -----        -----

Fredric H. Gould        6/20/97    9,000        9.125       $82,125

Marshall Rose           6/19/95    1,500        9.125        13,688
                        3/12/96    1,500        9.125        13,688

Charles Biederman       3/29/95    5,000        9.125        45,625

Matthew J. Gould        6/19/96    3,250        9.125        29,656
                        3/12/96    3,250        9.125        29,656

Israel Rosenzweig       6/19/95    3,250        9.125        29,656
                        6/20/97    3,250        9.125        29,656

Jeffrey Gould           6/19/95    3,000        9.125        27,375
                        6/20/97    3,000        9.125        27,375

David W. Kalish         6/19/95    1,000        9.125         9,125
                        2/12/96    2,500        9.125        22,813

Mark H. Lundy           3/12/96    7,000        9.125        63,875

Hurand & Hurand LLC     3/12/96    5,000        9.125        45,625

Simeon Brinberg        12/18/96    1,000        9.125         9,125
                        6/20/97    3,000        9.125        27,375
                        9/12/97    1,500        9.125        13,688
                       12/18/97    3,500        9.125        31,938

Daniel Lembo           12/18/97    3,500        9.125        31,938
                                   -----                     ------

       TOTAL                      64,000                   $584,000
                                  ======                   ========



     All shares were sold for cash. Each purchaser was an officer/director or employee of the Company or affiliate thereof and took the shares for investment purposes. Accordingly, the shares were issued pursuant to the exemption provided for in Section 4(2) of the Act. The Certificates issued were legended and stop transfer orders were placed against the shares.

Item 34.  Indemnification of Officers and Directors.

     The Company's Articles of Incorporation and By Laws provide that each director, officer and employee of the Company shall be indemnified by the Company to the full extent permitted by the General Laws of the State of Maryland, now or hereafter in force. The Articles of Incorporation further provide that to the maximum extent that Maryland law in effect from time to time permits limitation of liability of directors and officers, no director or officer shall be liable to the Company or its stockholders for money damages. The Company does not maintain officers and directors liability insurance.

Item 35.  Treatment of Proceeds from Stock Being Registered.

     The difference between $1.00 per share and the net cash proceeds from the sale of the shares of Common Stock offered by this Registration Statement will be credited to the Company's Paid-in Capital account.

Item 36.  Financial Statements and Exhibits

     (a) The following financial statements of the Company are included in this Registration Statement.

            Report of Independent Auditors
            Statements (Audited)
              Consolidated Balance Sheets - December 31, 1997 and 1996 Consolidated Statements of Income for the
                  three years ended December 31, 1997
              Consolidated Statements of
                  Stockholders' Equity for the three years ended
                  December 31, 1997
              Consolidated Statements of
                  Cash Flows for the three years ended
                  December 31, 1997

            Schedules

            Schedule III - Consolidated Real Estate
            and Accumulated Depreciation -
            December 31, 1997 (Audited)

            Schedule IV - Mortgage Loans on Real Estate -
            December 31, 1997 (Audited)

            (b)  Exhibits

     3.1 Articles of Incorporation, as amended, of the Company, filed as Exhibit
3.1 to the Company's Form 10-Q for the quarter ended  September 30, 1985,  which
Exhibit is incorporated herein by reference.

     3.2 Amendment to Articles of Incorporation, filed as Exhibit to the Company's Form 10-Q for the quarter ended June 30, 1989, which Exhibit is incorporated herein by reference.

     3.3 Amendment to Articles of Incorporation, filed as an Exhibit to the Company's Form 10-Q for the quarter ended June 30, 1990, which Exhibit is incorporated herein by reference.

     3.4 By-Laws of the Company, as amended, filed as an Exhibit to the Company's Form 10-Q for the quarter ended June 30, 1989, which Exhibit is incorporated herein by reference.

     3.5 Amendment to By-Law filed as an Exhibit to the Company's Form 10-Q for the quarter ended June 30, 1990, which Exhibit is incorporated herein by reference.

5.1         Opinion of Brinberg and Lundy. Filed herewith.*

8.1         Opinion regarding tax matters. Filed herewith.*

     10.1 Lease dated January 17, 1989 and modification thereof dated as of February 15, 1989 between Crystal Management, Inc., as Landlord and Stamford Realty Associates, Inc. as tenant with respect to Madison Avenue, New York, New York, filed as an exhibit to the Company's Form 8-K dated June 27, 1994 and incorporated herein by reference.

     10.2 Form of lease entered into with Total Petroleum with respect to 13 Total Petroleum properties filed as an exhibit to the Company's Form 10-K dated March 23, 1995 andincorporated herein by reference.

     10.3 Lease dated November 7, 1996 between OLP Ft. Myers, Inc. and Barnes & Noble Superstores, Inc. with respect to the Fort Myers, Florida property. Filed as an exhibit to the Company's 10-K for the year ended December 31, 1996, which
Exhibit is incorporated herein by reference.

     10.4 Credit Agreement dated March 1, 1996 between the Company and Bank Leumi Trust Company of New York filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1995, which Exhibit is incorporated herein by reference.

     10.5 Lease dated September 14, 1995 between Galbreath Equities, Inc; as Landlord, and Kittle's Home Furnishings Center, as Tenant, with respect to Columbus, Ohio Property, filed as an exhibit to the Company's Form 8-K dated December 12, 1997 and incorporated herein by reference.

     10.6 Agreement assignment and Assumption Bid regarding acquisition of Gold Street Property. Lease dated July, 1987 between 300 Realty Co. and the New York City Transit Authority with respect to the Gold Street Property. Filed herewith.*

     10.7 Subscription Form for Exercise of Rights and related forms related to exercise of rights. Filed herewith.*

     21.1 Subsidiaries of registrant, filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1997 and incorporated herein by reference.

     23.1 Consent of Ernst & Young LLP.  Filed herewith.*

     23.2 Consent of Brinberg and Lundy and Herrick, Feinstein to be contained in opinion to be filed by Amendment.

Item 37.  Undertakings

            A.    The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     B.  The  undersigned   Registrant   hereby  undertakes  to  supplement  the
prospectus after the expiration of the subscription period, to set forth the results of the subscription offer.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy, as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Great Neck Plaza, State of New York, on the 26th day of March, 1998.

                           ONE LIBERTY PROPERTIES, INC.
                           Registrant



                           S/Matthew Gould
                           Matthew Gould, President

Directors, Principal Executive Officers and Principal Financial Officers:


      Signature                        Title                     Date

*s/Fredric H. Gould        Chairman of the Board of           March 26, 1998
-------------------
Fredric H. Gould           Directors



S/Matthew Gould            President and Chief                March 26, 1998
---------------
Matthew Gould              Executive Officer



*s/Charles Biederman       Director                           March 26, 1998
--------------------
Charles Biederman



*s/Joseph Amato            Director                           March 26, 1998
---------------
Joseph A. Amato



*s/Marshall Rose           Director                           March 26, 1998
----------------
Marshall Rose


*s/Arthur Hurand           Director                           March 26, 1998
----------------
Arthur Hurand


*s/David W. Kalish         Vice President and Chief           March 26, 1998
------------------
David W. Kalish            Financial Officer

* By Matthew Gould, as attorney-in-fact



                                                    ONE LIBERTY PROPERTIES, INC. AND SUBSIDIARIES

                                               Schedule III - Consolidated Real Estate and Accumulated Depreciation

                                                                     December 31, 1997


                                                Initial Cost              Gross Amount at Which Carried At            Life on Which
                                                to Company                         December 31, 1997                 Depreciation in
                                                                                                                       Latest Income
                                                                                                                        Statement Is
                                                                                      Accumulated    Date Of       Date    Computed
                Encumbrances   Land     Buildings     Land     Buildings      Total   Depreciation Construction   Acquired  (Years)
                ------------   ----     ---------     ----     ---------      -----   ------------ ------------   --------  -------


Free Standing
Retail Locations:

Columbus, OH    $4,325,000  $1,445,232  $5,780,926  $1,445,232  $5,780,926  $7,226,158    $18,065     1996     November 19, 1997 40

Ft. Myers, FL    3,209,748   1,013,463   4,053,848   1,013,463   4,053,848   5,067,311    114,020     1996     November 7, 1996  40

Denver, CO       2,670,659     811,896   3,247,582     811,896   3,247,582   4,059,478    138,699     1995     April 9, 1996     40

Atlanta, GA      2,363,061     802,721   3,210,886     802,721   3,210,886   4,013,607    110,374     1994     August 14, 1996   40

Lewisville, TX   1,571,786     685,737   2,742,946     685,737   2,742,946   3,428,683     82,860     1996     October 11, 1996  40

Miscellaneous    2,343,078   5,693,337  14,366,139   5,589,037  14,170,439  19,759,476  1,425,208     Various  Various           40


Apartment Building:

New York, NY     4,061,915   1,109,836   4,439,346   1,109,836   4,439,346   5,549,182    571,735     1910     June 14, 1994    27.5


Land Under
Improvements:

Miscellaneous            -     752,225           -     752,225           -     752,225          -     Various  Various             -

Industrial:

Miami, FL                -           -     995,446           -     995,446     995,446     73,621     1967    January 19, 1995    40

                $20,545,24 $12,314,447 $38,837,119 $12,210,147  $38,641,41 $50,851,566 $2,534,582
                ========== =========== =========== ===========  ========== =========== ==========



                                                       ONE LIBERTY PROPERTIES, INC. AND SUBSIDIARIES

                                                         Notes To Schedule III - Consolidated Real Estate
                                                                And Accumulated Depreciation

  (a) Reconciliation of "Real Estate and Accumulated Depreciation"

                                                                Year Ended December 31,
                                                                -----------------------
                                                1997                     1996                 1995
                                                ----                     ----                 ----

Investment in real estate:

  Balance, beginning of year               $  44,735,907           $  25,454,336         $  11,750,268

  Addition: Land and buildings                10,058,389              19,940,571            13,704,068

  Deductions:
      Cost of properties sold                 (3,942,730)                      -                     -
      Valuation allowance (c)                          -                (659,000)                    -
                                              ----------                --------            ----------

  Balance, end of year                      $ 50,851,566            $ 44,735,907         $  25,454,336
                                            ============            ============         =============


  Accumulated depreciation:

  Balance, beginning of year                $  1,846,694           $   1,200,571         $     753,734

  Addition:  depreciation                        893,123                 646,123               446,837

  Deduction: accumulated
    depreciation related to
    properties sold                             (205,235)                      -                     -
                                                --------              ----------           -----------

  Balance, end of year                      $  2,534,582          $    1,846,694         $   1,200,571
                                            ============          ==============         =============

     (b) The aggregate cost of the properties is the same for federal income tax purposes.

     (c) During the year ended December 31, 1996, the Company took a provision for valuation adjustment of real estate totaling $659,000. See Note 4 to the consolidated financial statements for other information.




                                                   ONE LIBERTY PROPERTIES, INC. AND SUBSIDIARIES
                                                        Schedule IV - Mortgage Loans on Real Estate
                                                                    December 31, 1997

                                                                                                                 Carrying
                             Number of  Intrest Maturity       Periodic                          Face Amount     Amount of
        Description           Loans      Rate     Date       Payment Terms                       of Mortgage     Mortgage


First mortgage loans:


Land and building/retail        1        9.75%  Month to  $3,550 monthly allocated                 $246,144       $246,144
Bad Axe, MI                                      Month     to interest and principal.


Land and building/office        1      14.5%(b) Feb-05    $79,318 monthly allocated to            7,974,030  (c) 5,653,412
New York, NY                                              interest and principal, balance of
                                                          $4,073,525 due at maturity.


Second mortgage loan:


Land and building/commercial    1      10.25%   Oct-01     $1,158 monthly allocated to               43,894         43,894
                                -                                                                    ------         ------
Seattle, WA                                                interest and principal,
                                                           self-liquidates by maturity


Total                           3                                                                $8,264,068     $5,943,450
                                =                                                                ==========     ==========




                  ONE LIBERTY PROPERTIES, INC. AND SUBSIDIARIES
                   Schedule IV - Mortgage Loans on Real Estate
                               December 31, 1997

  Notes to the Schedule:

     (a) The following summary reconciles mortgages receivable at their carrying values:

                                                1997               1996
                                                ----               ----

      Balance at beginning of year          $ 6,049,033        $ 7,036,141

      Addition:

      Amortization of discount                  334,200            327,600

      Deduction:

      Collections of principal                  439,783          1,314,708

      Balance at end of year                $ 5,943,450        $ 6,049,033

     (b) Represents the expected yield to maturity which includes amortization of discount and interest collections.

     (c) The face amount of mortgage is before an unamortized discount of $2,320,618. Mortgage was pledged as collateral to Credit Agreement.

                                 Index of Exhibits


Exhibit 5.1                       Opinion of Brinberg & Lundy

Exhibit 8.1                       Tax Opinion

Exhibit 10.6 Agreement of Assignment and Assumption of Bid and Lease with respect to Gold Street Property

Exhibit 10.7                      Subscription Certificate

Exhibit 23.1                      Consent of Ernst & Young LLP

                                   Exhibit 5.1
                                BRINBERG & LUNDY
                         60 Cutter Mill Road, Suite 303
                              Great Neck, NY 11021

                          ONE LIBERTY PROPERTIES, INC.
                               60 Cutter Mill Road
                           Great Neck, New York 11021

Gentlemen:

We have acted as counsel to One Liberty Properties, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-11 for the registration under the Securities Act of 1933, as amended of 2,383,670 shares of common stock, $1.00 par value ("Common Stock"). As such counsel we are familiar with the Certificate of Incorporation, as amended and the by-laws, as amended, of the Company and with the corporate proceedings taken by the Company in connection with the preparation and filing of such Registration Statement and in connection with the issuance of the shares of Common Stock to which the Registration Statement relates.

Based upon the foregoing, we are of the opinion that:

1. The Company is duly organized validly existing and in good standing under the laws of the State of Maryland.

2. The 2,383,670 shares of Common Stock to be issued by the Company in connection with a Rights Offering being made to its common stockholders and preferred stockholders, as described in the Registration Statement, have been duly authorized and when issued as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


s/BRINBERG & LUNDY


BRINBERG & LUNDY


SB/lm
(OLPNOT)

                                        Exhibit 8.1
                                   HERRICK,FEINSTEIN LLP
                              A LIMITED LIABILITY PARTNERSHIP
                                       2 PARK AVENUE
                                    NEW YORK, N.Y. 10016
  104 CARNEGIE CENTER                 (212)  592-1400           FACSIMILE
  PRINCETON, NJ. 08540-6232                                    (212) 889-7577
  TELEPHONE (609) 452 -3800
  FACSIMILE (609) 520-9095


        March 24, 1998

        One Liberty Properties, Inc.
        60 Cutter Mill Road
        Great Neck, NY  11021

        Gentlemen:

                 We have acted as Special Tax Counsel to One Liberty Properties, Inc. (the "Company"), in connection with the preparation of a registration statement on Form S-11 (the "Registration Statement") and prospectus annexed thereto (the "Prospectus"), initially filed with the Securities and Exchange Commission on February 10, 1998 (No. 333-45937), with respect to the offering and sale (the "Offering") of shares of Common Stock, $1.00 par value (the "Shares") of the Company. You have requested our opinion on certain federal income tax matters in connection with the Offering.

                 In rendering the opinions expressed herein, we are acting solely in our capacity as special tax counsel to the Company. We do not represent the Company generally or exclusively and, therefore, we are not generally familiar with all of the affairs of the Company. As to matters of fact, we have examined and relied upon, without investigation or verification, the representations in the Registration Statement, the Prospectus, letters provided by the Company to us and legal counsel, schedules prepared by the Company and prepared or reviewed by its outside auditors which relate to the Company's compliance with various REIT qualification tests and additional information and representations from officers of the Company with respect to various factual matters relating to the Company's operations and stock ownership and to the Company's expectations to continue to meet certain diversity of ownership tests on a basis consistent with past practice and of its intention to operate in a manner consistent with its past operations, subject to any changes described in the Prospectus. We have also relied on good standing certificates obtained from the Secretary of State of Maryland which certify that the Company was duly organized and is in good standing under the laws of the jurisdiction of its formation. We have relied, without independent investigation or verification, upon the authenticity of the documents, and upon the accuracy of representations, described above.

                 Based upon and subject to the foregoing, and the qualifications set forth above and below, it is our opinion that:

                  1. The description of the federal income tax conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion contained therein fairly summarizes the federal income tax considerations that may be material to a holder of the common shares.

                  2. The Company was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and the Company's proposed method of operation, if continued without any change, should enable it to continue to so qualify.

                  The  opinion  expressed  herein  is  based  on the  Code,  the
         Treasury  Department's   regulations  which  interpret  the  Code,  and
         relevant judicial and administrative precedent, all of which are subject to change, on a retroactive basis, at any time. Any such changes could adversely impact the opinion rendered herein and the tax consequences to the Company and the investors in the Shares. During the course of our engagement, after reasonable investigation, nothing has come to our attention which would cause us to question the accuracy of the documents or other information provided to us by the Company or the veracity of the information or representations provided to us by the Company or Company's counsel. As noted above, the examination of these documents, the accumulation of the information contained therein and representations of the Company and its counsel formed a material part of the basis on which we formed our opinion. Should anything occur, or already have occurred, that would compromise the accuracy of the aforementioned documents of the veracity of the aforementioned information and representations, our opinion as expressed herein may not and should not be relied upon.

                  Our opinion is valid as of the date of this letter. We have not been retained, nor are we obligated, to monitor or update this opinion for future conditions that may affect this opinion. Potential investors in the Shares are urged to seek and rely on the tax advice of a qualified professional and not upon this opinion letter. Our opinion is limited to the tax matters specifically enumerated herein and we have not considered any other federal income tax matters, any state or local income tax issues, nor any non U.S. tax issues, potentially impacting upon an investment in the Shares. The opinion expressed herein is not binding upon the IRS and should not be construed to indicate IRS approval of the Company's qualifying status as a REIT for the years considered herein. Accordingly, although the opinions expressed herein reflect our assessment of the likely outcome of litigation and other adversarial proceedings based on an analysis of the existing tax authorities relating to the issues, absolute assurances cannot be given because the opinions expressed herein are subject to the stated limitations and qualifications set forth above and below. It is also important to note that no assurance can be given that the Company would in fact litigate any of the matters addressed herein.

                  We understand that our opinion will be attached as an Exhibit to the Registration Statement and will be referred to in the Prospectus that is part of the Registration Statement which will be delivered to prospective purchasers of the Shares, and we hereby consent to use of our opinion in this respect only. This opinion may not be used by the Company or by anyone else, without our express permission, for any other purpose.

                  No opinion is expressed herein  concerning the accuracy of any statement set forth in the Registration Statement and/or Prospectus and no opinion is expressed concerning whether disclosure has been made therein of all necessary and relevant material information. Furthermore, we express no opinion with respect to the compliance by the Company with either state or federal securities statutes or rules and regulations promulgated thereunder or of any other laws or regulations both state and federal which may be relevant to the Offering or an investor's decision concerning the purchases and holding or the sale of the Shares offered. The foregoing opinion is limited to the matters stated in this letter and no opinion shall be implied or inferred beyond the matters expressly stated.

            Very truly yours,

         HERRICK, FEINSTEIN LLP

                                  Exhibit 10.6

                             AGREEMENT OF ASSIGNMENT
                              AND ASSUMPTION OF BID

                  This Agreement of Assignment and Assumption of Bid (this "Agreement"), dated January , 1998, made by and between WHCS Real Estate Limited Partnership (the "Seller"), a Delaware limited partnership, having an office c/o The Archon Group 1275 K Street NW Suite 900, Washington D.C. 20005, and One Liberty Properties, Inc. (the "Purchaser"), a Real Estate Investment Trust, having an address at 60 Cutter Mill Road, Great Neck, New York 11021.

                                 R E C I T A L S

                  WHEREAS, Seller is the holder of that certain Consolidation, Modification and Extension Agreement (together with the mortgages referenced therein, collectively, the "Mortgage"), dated June 21, 1988, made by and among 80 Nassau Associates, Thames Realty Co., 27-29 Thames Associates, 41-43 John Associates and 300 Gold Associates (collectively, the "Mortgagor"), as mortgagor, and CrossLand Savings, FSB, as mortgagee, encumbering five (5) separate parcels of real property, including the parcel of real property located at 300 Gold Street, Brooklyn, New York which parcel is more particularly described on Exhibit A annexed hereto and made a part hereof (such parcel of real property, together with the improvements located thereon, collectively, the "Mortgaged Premises");

                  WHEREAS, that certain mortgage foreclosure action (the "Action") entitled CROSSLAND FEDERAL SAVINGS BANK, Plaintiff, against 80 NASSAU ASSOCIATES, A New York General Partnership, THAMES REALTY CO., A New York General Partnership, 27-29 THAMES ASSOCIATES, A New York General Partnership, 41-43 JOHN ASSOCIATES, A New York General Partnership, 300 GOLD ASSOCIATES, A New York General Partnership, ELIE S. SUTTON, JOSEPH S. SUTTON, RALPH S. SUTTON, TEMPCO INCORPORATED, NEW YORK CITY DEPARTMENT OF HOUSING PRESERVATION AND DEVELOPMENT, NEW YORK CITY ENVIRONMENTAL CONTROL BOARD, CENTRAL ELEVATOR INC., JOB LOT TRADING CO., INC., 135 GREENWICH ST. REAL ESTATE CORP., NEW YORK CITY TRANSIT AUTHORITY, THE PEOPLE OF THE STATE OF NEW YORK, THE CITY OF NEW YORK, "JOHN DOE" NOS. 1-25, Defendants, Index No. 93-130476 in the Supreme Court, County of New York has been commenced;

                  WHEREAS, pursuant to the Action, a judgment of foreclosure and sale (the "Judgment") was issued in favor of Seller as the successor in interest to the plaintiff in the Action with respect to the Mortgaged Premises;

                  WHEREAS, Purchaser acknowledges the Judgment provided for a sale of the Mortgaged Premises at a public auction (the "Auction Sale");

                  WHEREAS The Mortgaged Premises were offered for sale at the Auction Sale held on August 21, 1996, pursuant to the Terms of Sale, annexed hereto as Exhibit B (the "Terms of Sale");

     WHEREAS Seller was the successful bidder at the Auction Sale for $1,087,700 and executed the Memorandum of Sale, as required by the Terms of Sale (the "Memorandum").

                   WHEREAS, Purchaser desires to purchase and assume, and Seller desires to sell and assign without recourse, representation or warranty to or by Seller of any kind or nature whatsoever, except as herein specifically set forth, express or implied, whether in law or in equity, Seller's successful bid at the Auction Sale, and all of Seller's rights and obligations to purchase and acquire the Mortgaged Premises pursuant to the Terms of Sale and the Memorandum on the terms and conditions hereinafter set forth.

     WHEREAS Seller has not deposited any money with the Referee, Rebecca H. Rawson, Esq. (the "Referee") on account of the Purchase Price (defined below) pursuant to the Bid.

                   NOW THEREFORE, for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                   1. Agreement to Sell and Buy. Seller agrees to sell, transfer and assign to Purchaser without recourse, representation or warranty, except as herein specifically set forth, to or by Seller of any kind or nature whatsoever, express or implied, whether in law or in equity all of Seller's rights and obligations as successful bidder to purchase the Mortgaged Premises (such rights and obligations being hereinafter referred to collectively as the "Bid"), and Purchaser agrees to purchase, accept and assume the Bid from Seller, on the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Action, the Judgment, the Terms of Sale or otherwise, Seller retains all rights to enforce any and all guaranties, to seek a deficiency judgment, to deal with all collateral (other than the Mortgaged Premises) in any manner Seller desires and to sue on the notes or any of the other loan documents evidencing or relating to all or any portion of the indebtedness secured by the Mortgage; it being the intent of the parties hereto that Purchaser's sole right as purchaser of the Bid shall be to acquire the Mortgaged Premises pursuant to the Terms of Sale.

                  2. Closing; Closing Date. The closing (the "Closing") of the sale, transfer and assignment of the Bid and the purchase, acceptance and assumption of the Bid shall occur simultaneously with the acquisition by Purchaser of the Mortgaged Premises pursuant to the Terms of Sale, which acquisition shall occur within fifteen (15) days after the expiration of Purchaser's Due Diligence Period set forth in Paragraph 6 hereof (the "Closing Date"). The Closing shall take place at the offices of Seller's attorneys, Harris Beach & Wilcox, LLP, at 250 Park Avenue, New York, New York or at Purchaser's lending institution located in the Borough of Manhattan.

3. Assignment Price and Purchase Price.

                  a. Assignment Price. The price to be paid to Seller by Purchaser for the assignment of the Bid (the "Assignment Price") is Five Million Six Hundred Twelve Thousand Three Hundred and 00/100 Dollars ($5,612,300.00). The Assignment Price shall be paid to Seller at Closing.

                  b. Purchase Price. In accordance with the terms of the Memorandum, the price to be paid by Purchaser to acquire the Premises is the successful bid amount of One Million Eighty Seven Thousand Seven Hundred and 00/100 Dollars ($1,087,700.00) (the "Purchase Price"). The Purchase Price shall be paid at the Closing in accordance with the provisions of the Terms of Sale.

                  4. Payment of the Assignment Price. The Assignment Price shall be payable as follows: (i) simultaneously with Purchaser's execution of this Agreement, Purchaser shall execute and deliver to Seller an escrow agreement in the form annexed hereto and made a part hereof as Exhibit D (the "Escrow Agreement") together with an unendorsed check of Purchaser or an official bank check, in each case drawn on a member of the New York Clearing House Association (the "NYCHA"), in the amount of One Hundred Thousand Dollars ($100,000.00) (the "Contract Deposit") payable to the order of "Harris Beach & Wilcox, LLP as escrow agent", to be held in escrow by Harris Beach & Wilcox, LLP (the "Escrow Agent") in accordance with the terms and conditions of the Escrow Agreement and
(ii) on the Closing Date, Purchaser shall deliver to Seller an unendorsed certified check of Purchaser or an official bank check, in each case drawn on a member of the NYCHA, in an amount equal to the Assignment Price less the Contract Deposit (such amount being hereinafter referred to as the "Balance"). Unless Purchaser defaults in its material obligations under this Agreement, the Terms of Sale or the Acknowledgment, the Escrow Agent shall, on the Closing Date, upon payment by Purchaser to Seller of the Balance, deliver to the Referee the Contract Deposit to be applied on account of the Bid Price. If the Closing does not occur, the interest on the Contract Deposit, if any, shall be paid to the party entitled to the Contract Deposit. If the Closing does occur, the interest on the Contract Deposit, if any, shall be paid to Seller.

                   5. Conditions to Closing. Purchaser's obligation to purchase and assume the Bid is subject to and conditioned upon the Referee transferring such title as is required pursuant to the Terms of Sale, subject only to: (i) such items set forth in the Terms of Sale, (ii) such items that Chicago Title Insurance Company, licensed or authorized to issue title insurance in the State of New York ("Title Company"), shall be willing to insure in accordance with its standard form of title policy approved by the New York State Insurance Department, (iii) such items as have been waived pursuant to, or as otherwise provided in, Section 5 of this Agreement and (iv) the following exceptions to title set forth in A through M below (the items referred to in clauses (i) through and including (iv) of this Section 5 are hereinafter collectively referred to as the "Permitted Encumbrance"), it being the parties' intent that the provisions of clause (iv) shall control in the event of any conflict between the items set forth in said clause (iv) and the items set forth in clause (i)):

     A. zoning and subdivision laws and regulations, and landmark, historic or wetlands designations;

     B. consents for the erection of any structures on, under or above any streets on which the Mortgaged Premises abut;

     C. encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway;

     D.  real  estate  taxes,  water  charges,   and  sewer  rents,  subject  to
apportionment as hereinafter provided;

     E. party walls and party wall agreements;

     F. any state of facts that a current survey of. the Mortgaged Premises and a physical inspection of the Mortgaged Premises would disclose, provided same does not render title unmarketable;

     G. revocable nature of rights, if any, to maintain vaults and chutes under the sidewalk;

     H. rights of electric, gas, steam, telephone, cable, water and any other utility companies to lay, maintain, install and repair pipes, lines, poles, conduits, cables, boxes and related equipment upon, under and above the Mortgaged Premises;

     I. the standard printed exceptions set forth in Schedule B of a standard form of title policy approved by the New York State Insurance Department;

                  J. any other matter which a Title Company shall be willing, without special premium, to omit as an exception to coverage or to insure against collection out of or enforcement against the Mortgaged Premises;

                  K. all notes or notices of violations of law or municipal ordinances, orders or requirements noted in or issued by the Departments of Housing and Building, Fire, Labor, Health or other State or Municipal Department against or affecting the Mortgaged Premises; and

                  L. covenants, easements, agreements and restrictions of record not presently violated by the existing improvements located on the Mortgaged Premises, provided same do not result in rights of reversion.

     M. the leases and tenancies existing in the Mortgaged Premises as of the day of Closing.

     (v) Purch aser understands and agrees that Seller shall not be liable to Purchaser if the Referee for any reason whatsoever refuses to convey title to the Mortgaged Premises to Purchaser unless such refusal is caused by the acts or omissions of Seller or those acting on behalf of Seller, the Seller being entitled to assign the bid.

        (vi) If the conditions set forth in this Section 5 are not satisfied on or before the Closing Date for any reason whatsoever, other than Seller's willful default, then Purchaser's sole remedy shall be to cancel this Agreement by written notice to Seller given within five (5) business days after the Closing Date and, upon such cancellation, the Escrow Agent shall return the Contract Deposit to Purchaser, this Agreement shall be deemed null and void and neither party hereto shall have any further rights, obligations or liabilities against the other hereunder or otherwise with respect to the transactions contemplated by this Agreement, except that tin the event of Seller's willful default, Seller shall reimburse Purchaser for its actual out-of-pocket expenses. Notwithstanding the above, in the event of Seller's willful default, Purchaser shall be entitled to the remedy of specific performance.

                  6. Right of Inspection. A. During the period ending at 5:00 p.m. (local time at the Mortgaged Premises) on the thirtieth (30th) day following delivery of a fully executed counterpart of this Agreement to Purchaser's attorney, Mark H. Lundy, Esq. (hereinafter referred to as the
"Inspection Period"), Purchaser shall have the right to make a physical inspection of the Mortgaged Premises, including an inspection of the environmental condition thereof pursuant to the terms and conditions of this Agreement, and to examine at the Mortgaged Premises (or the property manager's office located in Manhattan, as the case may be) documents and files located at the Mortgaged Premises or the property manager's office concerning the leasing, maintenance and operation of the Mortgaged Premises, but excluding Seller's limited liability company, partnership and/or corporate records, internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, confidential or privileged information (collectively, the "Confidential Documents").

                  B. Purchaser understands and agrees that any on-site inspections of the Mortgaged Premises shall occur at reasonable times agreed upon by Seller and Purchaser after reasonable prior written notice to Seller and shall be conducted so as not to interfere unreasonably with the use of the Mortgaged Premises by Seller or its tenants. In no event shall Purchaser be permitted to conduct any testing with respect to property of tenants of the Mortgaged Premises. Seller reserves the right to have a representative present during any such inspections. If Purchaser desires to do any invasive testing at the Mortgaged Premises, Purchaser shall do so only after notifying Seller and obtaining Sellers prior written consent thereto, which consent may be subject to any terms and conditions imposed by Seller in its sole discretion, including without limitation the prompt restoration of the Mortgaged Premises to its condition prior to any such inspections or tests, at Purchaser's sole cost and expense, and the delivery to Seller of a general liability insurance policy naming the Seller as an additional insured in form, scope and amount satisfactory to Seller and with an insurance company approved by Seller. At Seller's option, Purchaser will furnish to Seller copies of any reports received by Purchaser relating to any inspections of the Mortgaged Premises. Purchaser agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys' fees), damages or injuries arising out of or resulting from the inspection and testing of the Mortgaged Premises by Purchaser or its agents or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement.

                  c. It is agreed and understood by and between Purchaser and the Seller that at any time during the Inspection Period that Purchaser may terminate this Agreement and that the Contract Deposit shall be returned to Purchaser, provided that Purchaser has tendered a notice pursuant to Section 18 hereunder prior to the expiration of the Inspection Period (the "Termination Notice"). It is agreed that the Purchaser may terminate this Agreement for any reason, during the Inspection Period TIME BEING OF THE ESSENCE. If Purchaser fails for any reason whatsoever to give Seller the Termination Notice, pursuant to this the terms herein, and before the expiration of the Inspection Period, it is hereby agreed that option to terminate this agreement as set forth in Section 6(c) is waived and shall be of no force and effect. Notwithstanding anything to the contrary contained in this agreement Purchasers shall have the right object to adverse changes in the title affecting the Mortgage Premises notice of which are received from the Title Company during or after the expiration of the Inspection Period.

7. Environmental Report. Purchaser will conduct prior expiration of the Inspection Period, its own investigation of the environmental condition and physical condition of the Mortgaged Premises to the extent Purchaser deems such an investigation to be necessary or appropriate.

8.Title Examination: Limitation of Seller's Liability.

                   (a) Purchaser agrees that, after receipt of a fully executed copy of this Agreement, it will promptly order a current title report with respect to the Mortgaged Premises. Purchaser shall cause a copy of each title report and any additions thereto to be delivered by Purchaser's title company to Harris Beach & Wilcox, LLP contemporaneously with their delivery to Purchaser.

     (b) Purchaser shall, within fifteen (15) days of receipt of a title report and each addition thereto, give written notice to Seller (the "Objection Notice") of any liens, encumbrances or other objections to title affecting the Mortgaged Premises that Purchaser wants removed on or prior to the Closing, other than the Permitted Encumbrances (collectively, the "Objections"). If Purchaser delivers to Seller an Objection Notice within such fifteen (15) day period, then all matters disclosed on the title report or addition thereto, as the case may be, which are not objected to in such Objection Notice shall irrevocably be deemed to be Permitted Encumbrances. If Purchaser fails to deliver to Seller an Objection Notice within such fifteen (15) day period, then all matters disclosed on the title report or addition thereto, as the case may be, shall irrevocably be deemed to be Permitted Encumbrances. Upon receipt of the Objection Notice, Seller, in Seller's sole and absolute discretion, by notice given to Purchaser within fifteen (15) days after receipt of the Objection Notice, shall elect either (i) to take such action as Seller may deem advisable to remove, remedy, discharge or comply with the Objections that were disclosed in the Objection Notice or (ii) to terminate this Agreement. If Seller elects to remove, remedy, discharge or comply with any Objections that were disclosed in the Objection Notice, then Seller shall be entitled to a reasonable adjournment or adjournments of the Closing, for up to forty-five (45) days.

                        (c) If for any reason whatsoever, Seller shall not have succeeded in removing, remedying, discharging or complying with any Objections that were disclosed in the Objection Notice on or prior to the Closing Date, and Purchaser is unwilling to waive the same and to close on the acquisition of the Mortgaged Premises without abatement of the Bid Price or the Assignment Price, then the Closing Date shall automatically be adjourned for ten
(10) days and either party may terminate this Agreement by notice to the other given within such ten (10) day period. If this Agreement is terminated pursuant to this Section 8 (other than as a result of Purchaser's or Seller's default), then the Escrow Agent shall return the Contract Deposit and any interest earned thereon to Purchaser, this Agreement shall be deemed null and void and neither party hereto shall have any further rights, obligations or liabilities against the other hereunder or otherwise with respect to the transactions contemplated by this Agreement. Notwithstanding anything to the contrary, including without limitation, Seller's election pursuant to clause (i) of Section 8(b) of this Agreement, Seller shall not be required to bring any action or proceeding or to incur any expense in order to enable the Referee to convey title to the Mortgaged Premises as required by this Agreement. If neither party hereto terminates this Agreement within the ten (10) day period described above, then Purchaser shall be deemed to have waived all Objections and to have elected to proceed to close the transactions described in this Agreement without any abatement in the Bid Price or the Assignment Price and the Closing Date shall be set by Seller, subject to the terms and conditions set forth in Section 2 of this Agreement, within such ten (10) day period.

                  9. Outside Date. If the Closing shall not have occurred for any reason (other than Seller's default under this Agreement, in which case the provisions of Section 13(a) of this Agreement shall control, or Purchaser's default under this Agreement, in which case the provisions of Section 13(b) of this Agreement shall control), including, without limitation, by reason of any action of the Mortgagor or of any guarantor of all or any portion of the indebtedness secured by the Mortgage or of any principal, partner, agent or representative of any of the foregoing, then this Agreement shall automatically be terminated and be deemed null and void, the Escrow Agent shall return the Contract Deposit to Purchaser and neither party hereto shall have any further rights, obligations or liabilities against the other hereunder or otherwise with respect to the transactions contemplated by this Agreement. The provisions of this Section 9 shall not affect Seller's right to adjourn the Closing from time to time as otherwise provided in this Agreement.

10. Closing Documents.

                    (a) At the Closing, Seller and Purchaser shall each execute, acknowledge and deliver the following:

                         (i) An  Assignment  and  Assumption  of Bid in the form
annexed hereto and made a part hereof as Exhibit D; and

     (ii) A New York City Real Property Transfer Tax Return and New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Form TP-584 and TP-584.1 (collectively, the "Tax Returns") in connection with the assignment of the Bid;

                   (b) At the Closing, Purchaser shall execute, acknowledge and deliver the Tax Returns in connection with the delivery of the Referee's Deed;

                   (c) At the Closing, Purchaser shall execute, acknowledge and deliver any other documents deemed reasonably necessary by Seller or by the Referee to effectuate the transactions contemplated by this Agreement.

                   11. Closing Adjustments. To the extent that, as of the Closing Date, any real estate taxes, water charges, sewer charges, assessments or charges for street vaults affecting the Mortgaged Premises or other expenses relating to the Mortgaged Premises shall have been paid and relate to a period ending after the Closing Date (or if any of the proceeds of the Auction Sale shall be applied to pay same or if Seller shall pay same in connection with the Closing), then Purchaser shall reimburse Seller at the Closing for the Pro rata portion thereof allocable to the period from and after the Closing Date. To the extent that, as of the Closing Date, any real estate taxes, water charges, sewer charges, assessments or charges for street vaults affecting the Mortgaged Premises or other expenses relating to the Mortgaged Premises have not been paid for the period ending as of midnight of the day immediately preceding the Closing Date (and the proceeds of the Auction Sale are not being applied to pay same, Seller is not paying same in connection with the Closing, same may become liens on the Mortgaged Premises after the Closing Date and no tenant occupying a portion of the Mortgaged Premises (a "Tenant") is obligated to pay or reimburse the landlord under its lease for same), then Seller shall pay to Purchaser at the Closing an amount equal to the pro rata portion thereof allocable to the period ending as of midnight of the day immediately preceding the Closing Date. All rents actually received from Tenants for the month in which the Closing occurs shall be apportioned as of the Closing Date. There shall be no other adjustments between the parties except as set forth in this Section 13 and in
Section 14 of this Agreement.

12. Intentionally Omitted

13. Default: Liquidated Damages.

                   (a) If Seller defaults in any of its obligations under this Agreement, Purchaser's sole and exclusive remedy shall be either (i) to commence an action in court for specific performance, or (ii) to terminate this Agreement by giving notice to Seller within ten (10) days of Seller's default, in which event the Escrow Agent shall return the Contract Deposit together with interest earned thereon to Purchaser, this Agreement shall be deemed null and void and neither party hereto shall have any further rights, obligations or liabilities against the other hereunder or otherwise with respect to the transactions contemplated by this Agreement.

                   (b) If Purchaser defaults in any of its obligations under this Agreement, or if it should fail to close in accordance with the Terms of Sale and/or this Agreement, the damages to Seller, while substantial, would be difficult or impossible to determine with any kind of mathematical precision. Thus, in such event, Seller will be entitled to, as liquidated damages, the Contract Deposit, as Seller's sole remedy. Purchaser hereby acknowledges and agrees that the provisions of this Section 15(b) represent an agreed upon measure of damages and are not to be deemed a forfeiture or penalty.

                  14. Seller's Right to Adiourn the Closing. If Seller is unable to close the transaction contemplated hereby on the Closing Date, then Seller shall, at its sole discretion, elect by giving notice to Purchaser on or prior to the scheduled date for the Closing to either (i) adjourn the date for the Closing for a period not longer than thirty (30) days from the original closing date and not any extended date, or (ii) terminate this Agreement, in which case the Escrow Agent shall return the Contract Deposit to Purchaser, this Agreement shall be deemed null and void and neither party hereto shall have any further rights, obligations or liabilities against the other hereunder or otherwise with respect to the transactions contemplated by this Agreement.

                  15. Broker. Purchaser and Seller represent to one another that no agent, finder or broker, licensed or otherwise, other than Brittania Services, Inc. and CRG Real Estate Services, LLC (collectively, the "Broker"), brought about this transaction. Purchaser further represents that no agent, finder or broker, licensed or otherwise, other than the Broker, brought the Mortgaged Premises to Purchaser's attention or had any communication with Purchaser in regard to the same. Seller shall pay, pursuant to a separate agreement, any commission, fee or other compensation owing to the Broker as a result of the transaction contemplated by this Agreement. Nothing contained in this Agreement shall give any rights to the Broker (or any other party) to any brokerage commission or other compensation in connection with the transactions contemplated herein and any right to any such commission, fee or other compensation shall be governed by a separate agreement. Purchaser and Seller hereby agree to indemnify and hold the other party harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with any claim arising out of a breach of the foregoing representations by such party. The provisions of this Section 15 shall survive the Closing or earlier termination of this Agreement.

                  16. Transfer Taxes. Seller shall pay the New York State Real Estate Transfer Tax and New York City Real Property Transfer Tax (collectively, the "Transfer Taxes") due on account of the assignment of Bid by Seller to Purchaser and the conveyance of the Mortgaged Premises by the Referee to Purchaser. Any and all Transfer Taxes which become due on account of any assignment of this Agreement by Purchaser shall be paid by Purchaser. At the Closing, Purchaser shall deliver to the Title Company issuing fee title insurance in connection with acquisition of the Mortgaged Premises by Purchaser, unendorsed certified checks of Purchaser, or official bank checks or such other form of payment as is acceptable to such Title Company, payable to the order of the appropriate governmental authorities, for the portion of the Transfer Taxes to be paid pursuant to this Section 16.

                  17. No Other Representations or Warranties. Except as specifically set forth herein, Purchaser hereby acknowledges and agrees that Seller has not made, does not make and is unwilling to make any representations or warranties as to any matter or thing affecting or related to the Mortgaged Premises or title thereto or the transactions contemplated hereby, that Purchaser has or will have inspected the Mortgaged Premises, including all of the improvements situated thereon, and shall take the same "AS-IS WHERE-IS AND WITH ALL FAULTS" and in its condition as of the Closing Date, and that Purchaser is not relying upon any statement or representation made by Seller or any third party, other than those expressly set forth herein. Notwithstanding the above, Purchaser's obligations under this Agreement are conditioned upon there being no material change in the condition of the Mortgaged Premises between the date of this Agreement and the Closing Date.

                  18. Notices. Any notice, demand or request which under the provisions of this Agreement may be or is required to be given shall be in writing and shall be mailed by registered or certified mail, return receipt requested, delivered in person or by Federal Express or other reputable overnight courier, with receipt acknowledged, to Seller at the above address, with a copy to Harris Beach & Wilcox, LLP, 250 Park Avenue, New York, New York 10177, Attn: C. Alan Reddy, Esq. and to Purchaser at the above address, with a copy to Mark Lundy, Esq., c/o One Liberty Properties, Inc., 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021. Any notice, demand or request which is
(i) mailed shall be deemed to have been given three (3) days after the date of mailing or (ii) delivered in person or by overnight courier shall be deemed given on the date the notice was received. Counsel for either party shall be authorized to give notices on behalf of the party which it represents. Addresses for any party or its counsel may be changed by notice given in accordance with this Section 18.

                  19. No Survival. Upon the acceptance by Purchaser of the assignment and assumption of the Bid, all obligations, liabilities and agreements on the part of Seller and all conditions to Purchaser's obligations hereunder shall be deemed satisfied and discharged in full except those, if any, which are herein specifically stated to survive closing. Unless otherwise stated, no representation or warranty of Seller shall survive the Closing hereunder.

                  20. No Assignment. This Agreement may not be assigned by Purchaser without the express prior written consent of Seller and the assumption by Purchaser's assignee. Any assignment or purported or attempted assignment
made  without   such  consent   shall  be  void  and  of  no  force  or  effect.
Notwithstanding the above, Purchaser may assign this Agreement without the consent of Seller to an entity in which Purchaser has a majority interest. Seller may not assign its interest except to Purchaser.

                  21. Modifications: Successors: Governing Law: Merger. This Agreement may not be modified, changed, terminated or waived in any manner whatsoever, except pursuant to a written agreement executed by both parties to this Agreement. This Agreement shall be binding on, and inure to the benefit of, Seller's and Purchaser's respective successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. All prior agreements, letters and discussions of any nature whatsoever regarding the Mortgaged Premises, the Mortgage or the transactions contemplated by this Agreement are hereby merged into this Agreement, which is the full and complete understanding of the parties with respect to the subject matter hereof.

                  22. Indemnity. Purchaser shall indemnify, defend and save Seller harmless from each act or failure to act of Purchaser or any of Purchaser's agents which may give rise to any liability, damage, cost or expense to Seller in connection with the entry onto the Premises by Purchaser or any of Purchasers agents prior to Closing.

23. No Recording. Without the prior written consent of Seller, neither this Agreement nor a memorandum thereof shall be recorded by Purchaser, and such recordation of this Agreement or memorandum thereof by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser.

                  24. Counterparts. This Agreement may be executed in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute but one Agreement binding upon all parties hereto.

                  25. Lease. Notwithstanding anything to the contrary contained herein, Purchaser's obligations hereunder are conditioned upon (i) the Lease dated September 10, 1987 between 300 Realty Co., as Landlord and The New York City Transit Authority, as Tenant (the "Lease"),(a copy of which is annexed hereto as Exhibit E) being in full force and effect with no material defaults, it being understood that Seller may not terminate, amend or otherwise modify the Lease without the prior written consent of Purchaser, and (ii) that Seller has delivered to Purchaser an estoppel certificate from the Tenant under the Lease in the form provided for in Article XIV of the Lease.

         27. Notwithstanding anything to the contrary set forth herein in this Agreement (i) in the event of any discrepancy between this Agreement and the Terms of Sale, this Agreement shall govern and (ii) Purchaser shall not be liable under the Terms of Sale and any fees called for therein shall be paid by Seller.

SELLER:        WHCS REAL ESTATE LIMITED PARTNERSHIP
                    a Delaware limited partnership
               By: WHCS Gen-Par, Inc., a Delaware Corporation,
                   General Partner

               By:/s/
                  Name: Stephen M. Abelman
                  Title: Assistant Vice President

PURCHASER:     ONE LIBERTY PROPERTIES, INC.

               By:/s/
                  Name: Mark H. Lundy
                  Title: Secretary

     LEASE made as of the day of July, 1987, between 300 REALTY CO., a New York corporation having an office at 12th floor, 100 William Street, New York, New York 10038, (hereinafter referred to as "Landlord") and THE NEW YORK CITY TRANSIT AUTHORITY, a New York corporation having offices c/o Metropolitan Transportation Authority Real Estate Department, 347 Madison Avenue, New York, New York 10017 (hereinafter to as "Tenant").

Landlord and Tenant agree as follows:

                               Landlord  hereby  leases  to  Tenant  and  Tenant
hereby hires from Landlord the entire premises (the "Premises") located at and known as and by the street address 300 Gold Street, also known as 131-143 Flatbush Avenue, Borough of Brooklyn, County of Kings, City and State of New York, subject to any condition a search of title to the Premises may reveal, to have and to hold the Premises for a term commencing on October 16, 1987, and ending at midnight on October 15, 2002, unless sooner terminated as hereinafter provided. Landlord represents to Tenant that Landlord is sole owner of fee title to the land and the building comprising the Premises. Landlord represents that the only mortgage presently encumbering the Premises is Independence Savings Bank ("Present Mortgagee") mortgage number 3873107 having a maturity date of December 1, 1987. Landlord represents that neither the land nor the building comprising the Premises is presently under contract of sale.

                                    ARTICLE I
                                      RENT

                  SECTION 1. Tenant shall pay as rent for the Premises, without demand or offset, the following:

(a) a fixed net rent ("fixed net rent") at the rate of Six Hundred Seventy-Five Thousand Dollars ($675,000.00) per annum during the period October 16, 1987 to and including October 15, 1992; Seven Hundred Fifty Thousand Dollars ($750,000.00) per annum during the period October 16, 1992 to and including October 15, 1994; Eight Hundred Thousand Dollars ($800,000.00) per annum during the period October 16, 1994, to and including October 15, 1997; and Eight Hundred Fifty Thousand Dollars ($850,000.00) per annum during the period October 16, 1997, to and including October 15, 2002.

(b) all other sums and charges required to be paid by Tenant under the terms of this Lease which shall be deemed to be and are sometimes hereinafter referred to as "additional rent."

                               SECTION 2. The fixed net rent shall be payable in
equal monthly installments, in advance, on the first day of each and every month.
In the event that the term of this Lease commences on a date other than the first day of any calendar month, the fixed net rent for the Premises for the period up to the first day of the succeeding calendar month shall be a pro rata portion of the monthly installment of fixed net rent hereinbefore referred to.

                               SECTION  3.  Tenant  shall pay the fixed net rent
and additional rent in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment, and that portion thereof which is payable directly to Landlord shall be paid to Landlord or its designee at the principal office of the Landlord or such designee, as the case may be, or at such other place as Landlord may designate by notice.

                  SECTION 4. The fixed net rent shall be absolutely net to Landlord. The contents of the immediately preceding sentence shall not be deemed to limit the obligations of Landlord set forth in this Lease, if any.

                                   ARTICLE II
                             REPAIRS AND MAINTENANCE

     SECTION 1. Tenant, at its sole cost and expense shall be responsible for and shall take care of the Premises, and improvements thereon, the land, sidewalks, curbs, and vaults, if any, adjoining the Premises, and shall keep all of the same in good order and condition, and shall not suffer or commit waste or injury, and shall make all appropriate repairs thereto, interior and exterior, structural (subject to the terms of Section 2 of this Article II) and nonstructural, ordinary as well as extraordinary, foreseen as well as unforeseen. When used in this Lease, the term "repairs" shall include, when appropriate, replacements, renewals or substitutions.

     SECTION 2. Anything to the contrary contained in Section 1 of this Article II notwithstanding, Landlord shall be responsible for repairs to the structural components (the "Structural Components") which support the structure comprising the building at the Premises and any asbestos removal required in accordance with Article IV hereof. Structural Components are defined as footings, piers or buttresses, columns, beams, slabs, exterior walls and load bearing walls. Landlord shall not be responsible for repairs to Structural Components in the event said repairs result from the negligence, acts and/or omissions of Tenant, Tenant's agents, representatives or invitees. Anything to the contrary contained in this Section 2 notwithstanding, Structural Components shall specifically not include (i) any systems of the building, mechanical or otherwise, and the equipment and fixtures comprising said systems, (ii) the roof of the building or
(iii) windows and window frames. Landlord shall not be responsible for maintenance, painting or decoration. Landlord's obligations set forth in this first paragraph of this Section 2 are subject to the terms and conditions of the second paragraph of this Section 2 set forth immediately below.

         Anything  to the  contrary  contained  in the first  paragraph  of this
Section 2 set forth immediately above notwithstanding, Tenant shall be responsible to reimburse Landlord for the cost of repairs to Structural Components made by Landlord in accordance with the first paragraph of this
Section 2 as follows:

                  (i) Tenant shall reimburse Landlord for the first $25,000.00 of the cost of repairs to Structural Components made by Landlord in each year of the Lease (a year of the Lease shall run from October 16 through and including October 15) up to a maximum of $375,000.00 over the term of this Lease.

                  (ii) Any excess in Landlord's cost of repairs to Structural Components above $25,000.00 in any year of the Lease shall apply to Tenant's obligations under this Section 2 for any other year of the Lease during which Landlord's cost of repairs to Structural Components is less than S25,000.00. The above-described year or years of the Lease during which Landlord's cost of repairs to Structural Components is less than $25,000.00 may occur either prior to or subsequent to the subject year of the Lease during which Landlord's cost of repairs to Structural Components is greater than S25,000.00.

                  (iii)  The sums to be paid by Tenant to  Landlord  under  this
         Section 2 shall be deemed to be additional rent due under this Lease and shall be due and payable not more than thirty (30) days after Landlord bills Tenant for the same in each instance.

         SECTION 3. Tenant, at its expense, shall keep the Premises and improvements thereon clean and orderly and the sidewalks free from snow, ice, rubbish and other obstructions.

                                   ARTICLE III
                              TAXES AND ASSESSMENTS

     SECTION 1. Tenant shall pay, or cause to be paid, as additional rent, directly to the taxing authorities, no later than the last day on which they may be paid without penalty or interest, all real estate taxes, assessments (or installments thereof,) sewer rent, and water changes, and all other taxes and charges (sometimes herein referred to collectively as "Impositions" and individually as "Imposition") levied or imposed with respect to the Premises and the improvements thereon and the land upon which the Premises is located (the "land") or arising from the use, occupancy or possession by Tenant of the Premises and the improvements. Landlord acknowledges that Tenant represents that Tenant is exempt from paying any Impositions in accordance with New York State Public Authorities Law Section 1216, and in the event Tenant is indeed so exempt Landlord shall cooperate with Tenant at no out-of-pocket expense to Landlord (as Tenant shall pay any such out-of-pocket expense) in Tenant's application for said exemption. In no event shall Tenant's pursuing said exemption result in Landlord's being responsible to pay the subject Imposition. With respect to water and sewer charges only, the bills shall be sent to Landlord or Tenant and the party receiving any such bill shall pay the same timely; in the event Landlord pays any such bill, Tenant shall reimburse Landlord in full for such payment within thirty (30) days of Landlord's presenting Tenant with evidence of such payment; anything to the contrary contained in the immediately preceding clause notwithstanding, Landlord shall only make such advancement of funds in payment of water and sewer charges on behalf of the present Tenant at the time of execution of this Lease, and in the event of assignment of this Lease (by merger or otherwise), Landlord shall only be responsible to forward the bill to Tenant and Tenant shall be responsible for timely payment; the party receiving the receipt for payment of water and sewer charges shall send a copy of said receipt to the other party within thirty (30) days of receipt of the same.

     SECTION 2. Tenant's obligation to pay any assessments shall apply to assessments, or installments thereof, which shall become due or payable during the term hereof. Tenant however may take the benefit of the provisions of any statute or ordinance permitting any such assessments to be paid in installments over a period of time, but Tenant shall be obligated to pay all installments of such assessments prior to the and of the term of this Lease regardless of whether all said installments shall become due and payable during the term of this Lease.

     SECTION 3. Impositions, if any, (excepting assessments which are treated in Section 2 of this Article III) whether or not a lien upon the Premises and/or the improvements thereon, shall be apportioned between Landlord and Tenant upon any termination of this Lease (other than a termination resulting from Tenant's default) as of the date of such termination; it being intended that Tenant shall pay as additional rent that portion of the Impositions as is allocable to the term of this Lease.

     SECTION 4. Tenant, at its sole cost and expense, may contest any Impositions for the term of this Lease in any manner permitted by law, in Tenant's name, and whenever necessary in Landlord's name. Landlord will cooperate with Tenant provided such action is without out-of-pocket expense to Landlord (as Tenant shall pay any such out-of-pocket expense) and that Landlord will not incur any liability by reason thereof. Such contest may include appeals from any judgments, decrees or orders until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter. However, notwithstanding such contest, Tenant shall pay the contested Imposition in the manner and on the dates provided for in this Article III. Any tax refund with respect to Impositions paid by Tenant for the term of this Lease shall be the property of Tenant.

     SECTION 5. Tenant shall not be obligated to pay any franchise, excise, corporate, estate, inheritance, successions, capital levy or transfer tax of Landlord or any income, profits or revenue tax upon the income of Landlord or any other tax, assessment, charge or levy upon the rent reserved under this Lease. However, if a tax is levied upon the rent reserved hereunder in lieu of or as a substitute in whole or in part for any of the Impositions, Tenant shall pay it. Landlord acknowledges that Tenant represents that Tenant is exempt from paying any Impositions in accordance with New York State Public Authorities Law
Section 1216, and in the event Tenant is indeed so exempt Landlord shall cooperate with Tenant at no out-of-pocket expense to Landlord (as Tenant shall pay any such out-of-pocket expense) in Tenant's application for said exemption. In no event shall Tenant's pursuing said exemption result in Landlord's being responsible to pay the subject tax levied upon the rent reserved hereunder as described above.

     SECTION 6. Subject to the terms of Section 1 of this Article III, Tenant shall make payment of Impositions in a manner which will permit Tenant to obtain a receipt therefor simultaneously with the payment therefor (for example, by certified check). Tenant, within ten (10) days of its receipt of each relevant receipt, shall furnish to Landlord photocopies of bills as receipted by the taxing authorities.

     SECTION 7. Tenant, at its sole cost and expense, shall pay all license and permit fees, vault fees (if any) and charges, public utility charges, bridge, tunnel and conduit franchise charges referable to the Premises and any vault (if any) adjoining the Premises.

                                   ARTICLE IV
                              COMPLIANCE WITH LAWS

                  SECTION 1. Tenant, at Tenant's sole cost and expense, shall promptly and diligently comply with all now and hereafter existing laws and ordinances and the orders, rules, regulations and requirements of federal, state and municipal governments and departments thereof and quasi-governmental offices, and the orders, rules, regulations and requirements of the applicable Board of Fire Underwriters, if any, or of any other Board now or hereafter constituted exercising similar functions, now or hereafter applicable to the Premises, the land, the sidewalks, curbs, and vaults adjoining the Premises and any improvements thereon and any work done thereat, ordinary or extraordinary, foreseen or unforeseen, and whether or not such compliance shall require structural changes or alterations.

                   Anything to the contrary contained in this Section 1 notwithstanding, Landlord shall be responsible to comply with New York City laws in effect on and after the date of this Lease with regard to the removal of asbestos from the Premises. Landlord's responsibility set forth in the immediately preceding sentence shall not apply to (i) the removal of asbestos which Tenant has brought into the Premises or (ii) any removal of asbestos required in order to comply with laws which requirement for removal has resulted from the act or omission of Tenant or (iii) any removal of asbestos required by laws which specify that such compliance is a tenant obligation. Landlord's responsibility set forth in this second paragraph of this Section 1 of Article IV is subject to Tenant's cooperating with Landlord at no out-of-pocket expense to Tenant including but not limited to Tenant's cooperating with Landlord's moving Tenant's equipment and other items of personal property and generally making relevant portions of the Premises accessible for the purpose of Landlord's fulfilling said responsibility. Anything to the contrary contained in this Lease notwithstanding, any sums expended by Landlord under Landlord's obligations set forth in this second paragraph of this Section 1 of Article IV shall be deemed to be included in the sums for which Landlord shall be entitled to reimbursement from Tenant subject to the terms of Section 2 of Article II of this Lease.

                           SECTION 2. Tenant, at Tenant's sole cost and expense,
in Tenant's name and, whenever necessary, in Landlord's name (provided Tenant first obtains the prior written consent of Landlord which consent shall not be unreasonably withheld) may contest, in any manner permitted by law, the validity or enforcement of any such law, ordinance, order, rule, regulation or requirement and, if permitted by law, may defer compliance therewith pending such contest (which contest shall be diligently prosecuted by Tenant) provided that (a) such non-compliance shall not subject Landlord to criminal prosecution or civil penalty, and (b) Landlord's estate in the Premises shall not be subject to sale or be in jeopardy or be encumbered by reason of such non-compliance.

Subject to the terms of this Section 2, Landlord shall cooperate with Tenant provided such action is without out-of-pocket expense to Landlord (as Tenant shall pay any such out-of-pocket expense) and that Landlord will not incur any liability by reason thereof.

                                    ARTICLE V
                       INVALIDITY OF PARTICULAR PROVISIONS

                               If any term,  covenant or condition of this Lease
or the application thereof to any person or circumstances, to any extent, shall be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid and unenforceable shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                            ARTICLE VI USE OF PREMISES

                               The  Premises  may be  used  and  occupied  for a
police academy and related general offices for Tenant and ancillary parking and for no other purpose.

                                   ARTICLE VII
                       RESPONSIBILITY FOR LEASED PREMISES

                 Subject  to  Landlord's  obligations  set forth in Section 2 of
Article II of this Lease, Tenant assumes the sole responsibility for the condition, operation, maintenance and management of the Premises and holds Landlord harmless from any claims on account thereof and Landlord shall have no responsibility in respect thereof and shall have no liability for damage to the property of Tenant or any tenant, subtenant or other occupant of or visitor to the Premises or any portion thereof on any account or for any reason whatsoever; provided, however, that nothing herein contained shall be construed to require Tenant to pay the principal, or the interest, if any, payable on any indebtedness secured by any mortgage constituting a lien on the fee simple of the Premises under which Landlord is the mortgagor. Anything contained in this
Article VII to the contrary notwithstanding, Landlord shall be responsible for Landlord's negligence at the Premises occurring during the term of this lease.

                                  ARTICLE VIII
                            ASSIGNMENT AND SUBLETTING

     SECTION 1. Tenant will not by operation of law or otherwise, (a) assign, mortgage or encumber this Lease, or (b) sublet all or a portion of the Premises, without first obtaining Landlord's prior express written consent in each instance, which Landlord shall not unreasonably withhold or unduly delay. Tenant must first submit to Landlord a true copy of the fully executed assignment or sublease document prior to Landlord's review of the subject transaction for consent. The consent by Landlord to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting nor shall any such consent by Landlord or any assignment of this Lease or subletting of the Premises by Tenant serve to relieve or release Tenant from its obligations to fully and faithfully observe and perform all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed for which the named Tenant herein shall remain primarily liable. Tenant shall furnish to Landlord within five (5) days after execution thereof, a true copy of each such assignment or sublease.

     SECTION 2. Each sublease, license and concession and any renewal, extension or modification thereof shall be and shall contain a provision (self-operative and without further instruments of subordination) that it is subject and subordinate to this Lease and any amendments, modifications and renewals hereof.

     SECTION 3. As a condition of Landlord's consent to any assignment or sublease:

(1) Tenant, at the time (a) of requesting Landlord's consent and (b) the assignment becomes effective or the sublease term commences, shall not be in default in the payment of any fixed net rent, additional rent, or other sums or charges provided to be paid by Tenant hereunder and further that Tenant is not then otherwise in default under this Lease;

(2) Each assignee of this Lease shall assume in writing all of the terms, covenants and conditions of this Lease on the part of Tenant hereunder to be performed and observed.

     SECTION 4. If this Lease shall be assigned, or if the Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected (which may be treated by Landlord as rent or as use and occupancy) reserved to the rent herein but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article VIII, nor shall it be deemed acceptance of the assignee, subtenant, or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

     SECTION 5. Each permitted assignee or transferee shall assume and be deemed to have assumed all obligations of the Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the fixed net rent, additional rent and adjustment of rent, and other charges, and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease and any renewals and modifications hereof. No assignment shall be binding on Landlord unless, as hereinbefore provided, such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent prior thereto. Any assignment, sublease or agreement permitting the use and occupancy of the premises to which Landlord shall not have expressly consented in writing shall be deemed null and void and of no force and effect.

     SECTION 6. For the purposes of this Lease, any sale, transfer or assignment of a majority of the issued and outstanding stock of a corporate tenant shall be deemed an assignment.

     SECTION 7. Anything to the contrary contained in this Article VIII notwithstanding, Tenant, without being subject to the options afforded Landlord herein, shall have the right to assign this Lease to the City or State of New York or any entity into or with which Tenant is merged or consolidated subject to all of the terms and conditions of this Lease.

                                   ARTICLE IX
                                MECHANICS' LIENS

                               If any  mechanics'  liens shall be filed  against
the Premises or any improvements thereon, other than those resulting from Landlord's work for which Landlord shall be responsible, Tenant, at its sole cost and expense, (whether or not such a lien is valid or enforceable as such), within thirty (30) days after the date of filing thereof, shall take such action by bonding deposit, payment or otherwise as will discharge such lien, and Tenant shall indemnify and save Landlord harmless against all costs, expenses, liabilities, losses, fines and penalties, including reasonable attorneys fees and disbursements resulting therefrom. The provisions of this Article IX shall survive the expiration or sooner termination of this Lease.

                                    ARTICLE X
                                    INSURANCE

                  Tenant represents and Landlord acknowledges that Tenant is self-insured. Therefore, Tenant shall not be required under the terms of this Lease to obtain any particular insurance coverage with respect to the Premises. Notwithstanding the foregoing, Tenant's status as a self-insured shall not excuse Tenant from any liability or obligation under this Lease; to the contrary, Tenant specifically agrees that Tenant shall at all times be financially prepared to fulfill its obligations under this Lease without the protection afforded by insurance coverage obtained from an outside entity. Tenant indemnifies Landlord against any and all damages, losses or costs, including but not limited to Landlord's reasonable attorneys fees and disbursements, resulting from the claim of any party made against Landlord regarding any item which is an obligation of Tenant under this Lease (subject to the terms of General Obligations Law Section 5-321).

                                   ARTICLE XI
                             DAMAGE AND DESTRUCTION

     SECTION 1. In case of damage to or total or partial destruction of any improvements now or hereafter located on the Premises, Landlord at its sole cost and expense (whether or not the insurance proceeds are sufficient to cover the cost thereof) diligently shall either:

(a) restore, replace, repair, rebuild or alter the damaged or destroyed improvements, as nearly as practicable to the condition and character (exclusive of Tenant's property or improvements therein) existing immediately prior to such damage or destruction, or

(b) at its election, erect a new building and concomitant building equipment or improvement.

                Anything to the contrary contained in this Section 1 notwithstanding, in case of substantial or total damage or destruction of any improvements now or hereafter located on the Premises, Landlord shall have the option to cancel this Lease by written notice sent to Tenant not more than one hundred fifty (150) days after the relevant damage or destruction setting forth a new termination date for this Lease which new termination date shall be thirty
(30) days subsequent to the date of the above described Landlord's cancellation notice.

                    SECTION 2. Commencing with calendar year 1988 Tenant shall pay to Landlord as additional rent under this Lease, one hundred percent (100%) of the cost of Landlord's Special Multi-Peril (SMP) insurance policy (or the substitute policy or policies therefor) to the extent said cost is in excess of Landlord's cost for said policy for calendar year 1987. In the event Landlord's policy is part of a package policy covering properties in addition to the Premises, the additional rent under this Section 2 shall be calculated with regard to the cost of said insurance allocated solely to the Premises. Tenant shall pay the sum due under this Section 2 within ten (10) days of being billed by Landlord, in whole or in part, for the same. For any year during the term of this Lease which covers only a portion of a calendar year, the additional rent, if any, under this Section 2 shall be calculated on a pro rata basis comparing the cost for the subject year against the cost for an equal portion of calendar year 1987.

     SECTION 3. There shall be an abatement of fixed net rent under this Lease by reason of damage or destruction to or at the Premises provided the Premises are (i) untenantable, (ii) vacant and (iii) not used by Tenant. In the event the Premises are partially (i) untenantable, (ii) vacant and (iii) not used by Tenant, the abatement of fixed net rent shall be on a pro rata basis reflecting that portion of the Premises so affected.

                               SECTION  4.  Tenant  hereby  waives  any  and all
rights of Tenant under Section 227 of the Real Property Law of the State of New York or any other law of like import now or hereafter enacted.

                               SECTION 5. Tenant warrants and represents that in
the event the Premises becomes vacant (for reasons other than an insured peril), Tenant shall continue to provide services and personnel to maintain the Premises, the system of the Premises and security for the Premises.

                                   ARTICLE XII
                             CHANGES AND ALTERATIONS

     SECTION 1. Tenant may not make any structural changes, alterations or additions to the Premises or any part thereof without first obtaining Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld by Landlord provided Tenant's proposed changes, alterations or additions will not: (i) change the nature, character or appearance of the Premises (e.g. painting the building, putting up signs shall not be considered to change the nature, character or appearance of the Premises); (ii) change the amount of rentable square footage for the building portion of the Premises;
(iii) increase or decrease the size or change the shape of the structure of the building portion of the Premises; and/or (iv) cause any structure to be erected on the parking portion of the Premises. Tenant shall promptly deliver to Landlord copies of all permits and approvals and as-built plans obtained by Tenant in conjunction with any such structural changes, alterations or additions.

     SECTION 2. Tenant shall be permitted to make nonstructural interior changes, alterations or additions to the Premises without obtaining Landlord's prior written consent. Tenant shall promptly deliver to Landlord copies of all permits and approvals and as-built plans obtained by Tenant in conjunction with any such non-structural changes, alterations or additions. Tenant shall furnish Landlord, prior to performing any work, with a certificate of Tenant's architect, certifying that the desired changes, alterations or additions that Tenant wishes to make are in effect non-structural. Anything to the contrary contained in this Section 2 notwithstanding, in the event Tenant performs a non-structural interior change, alteration or addition which is other than a typical and ordinary office installation, Landlord shall have the right to require Tenant, at its own expense, to remove such change, alteration or addition and restore the subject space to its condition existing as of the commencement date of this Lease, which removal and restoration shall be completed on or before the later of (i) the termination date of this Lease or
(ii) a date sixty (60) days subsequent to Landlord's notice requiring said removal and restoration.

     SECTION 3. Tenant shall promptly furnish Landlord with copies of all plans for all changes, alterations and additions, structural and non-structural, exterior and interior, at the Premises (i) filed by Tenant with the Building Department of the City of New York or other municipal authority or (ii) for which work governmental permits and authorizations are required to be obtained.

                  SECTION 4.(a) No change or alteration shall be undertaken until Tenant shall have procured and paid for all municipal and other governmental permits and authorization of the various municipal departments and governmental subdivisions having jurisdiction which are required with respect to the particular phase of said change or alteration to be undertaken, and Landlord agrees, at no expense to Landlord, to join in the application for such permits or authorizations whenever such action is necessary, provided any plans required to be filed in connection with any such application which require the approval of Landlord pursuant to the foregoing subdivision have been approved as therein provided.

                               (b) All work  performed  in  connection  with any
change or alteration shall be performed promptly and in a good and workmanlike manner of first class materials and in compliance with the building and zoning laws of the City of New York and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof, applicable thereto and in accordance with all applicable orders, rules and regulations of the New York Board of Fire Underwriters or any other body now or hereafter constituted exercising similar functions.

                               (c) At all times when any changes or  alterations
are in progress, there shall be maintained workmen's compensation insurance covering all persons employed in connection with the change or alteration and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises, and general liability insurance for the mutual benefit of Landlord and Tenant expressly covering the additional hazards due to the change or alteration, with limits of not less than $5,000,000 per occurrence in the event of death or bodily injury to persons with limits of $1,000,000 for property damage or a combined single limit of $5,000,000 per occurrence. All insurance of the character in this subdivision described shall be in a company or companies of recognized responsibility licensed by the New York State Department of Insurance to do business in the State of New York. Not less than ten (10) days before the premium of each such policy shall become due and payable and the amount thereof shall have been determined, Tenant agrees to pay said premium or cause the same to be paid and simultaneously therewith furnish Landlord with evidence of such payment.

                               (d) The cost of any changes and alterations shall
be paid when due in cash or its equivalent, so that the Premises shall be free of liens for labor and materials supplied to or claimed to have been supplied to the Premises and free from any encumbrances, chattel mortgages, conditional bills of sale, security interests or financing statements.

     (e) No changes and alterations shall, when completed, tie in or connect the Premises with any other building or structure or any adjoining property unless and only to the extent approved in writing by Landlord.

     SECTION 5. Upon the completion of any and all work performed at the Premises Tenant shall obtain all related governmental and quasi-governmental sign-offs, if required, and Tenant shall submit copies of the same to Landlord within ten (10) days of the receipt of the same.

                                  ARTICLE XII-A
                          BUILDING "AS IS"; VIOLATIONS

     SECTION 1. Tenant accepts the Premises in its "as is" condition in all respects on the commencement date of the term of this Lease and Tenant shall be required to cure and effect the discharge of any and all violations affecting the Premises which became or become of record on and after July 21, 1987. In addition to the foregoing, Tenant shall comply with all requirements of Local Law 5 of the City of New York to the extent that same applies to the Premises. In addition to Tenant's responsibility regarding violations set forth above in this Section 1, Tenant shall also be required to cure and cause the discharge of any and all violations existing prior to July 21, 1987 provided the relevant violation is the responsibility of Tenant under the Prior Lease (defined below in Section 2 of this Article XII-A). Anything to the contrary contained in this
Section 1 of this Article XII-A notwithstanding, Landlord shall be responsible to cure and discharge violations with respect to Structural Components (as discussed in Section 2 of Article II of this Lease), except Tenant shall be responsible to cure and discharge any such violations which result from the negligence, acts and/or omissions of Tenant.

     SECTION  2.  Anything  to the  contrary  contained  in this  Article  XII-A notwithstanding, Landlord agrees to perform certain work at the Premises. Landlord and Tenant acknowledge that the Tenant is presently the tenant of the Premises under the lease (the "Prior Lease") between Landlord and the New York City Transit Authority dated November 18, 1971. Tenant agrees that Landlord shall be permitted to perform the work ("Landlord's Work") set forth more specifically below in Section 3 of this Article XII-A during the term of the Prior Lease by Tenant's providing Landlord with access to the Premises during normal business hours and other times as requested by Landlord and by the New York City Transit Authority's cooperating with Landlord's moving Tenant's equipment and other items of personal property and generally making relevant portions of the Premises accessible for the Landlord's Work to be performed as requested by Landlord. Landlord agrees to perform Landlord's Work within twelve
(12) months of the full execution of this Lease subject to delays caused by items outside of the control of Landlord including but not limited to weather conditions, labor disputes, obtaining permits, Tenant caused delays, etc. for which delays Landlord's time for completion shall be extended for a period of time equal to the period of any such delay. Strictly as an accommodation to Tenant, Landlord shall endeavor to give Tenant notice of any such delay which will result in Landlord's time for completion being extended. In the event Landlord does not complete Landlord's Work in a timely manner in accordance with the terms of the immediately preceding sentence, Tenant's sole remedy shall be the right to complete Landlord's Work and to be reimbursed for the reasonable costs incurred by Tenant in completing Landlord's Work. In order to be reimbursed as provided for in the immediately preceding sentence, Tenant agrees to provide Landlord with true copies of receipted bills which confirm all sums for which Tenant requests reimbursement. In the event Tenant has not been reimbursed as provided for in the immediately preceding two sentences within forty-five (45) days after submitting to Landlord written request for reimbursement accompanied by the above-described true copies of receipted bills, then Tenant shall have the right to offset basic rent payments in order to obtain said reimbursement in a sum equal to the reimbursement amount. Tenant agrees to provide Landlord with ten (10) days prior written notice before Tenant commences to complete Landlord's Work. Tenant acknowledges that upon Landlord's completion of Landlord's Work Landlord shall have no responsibility for maintaining any of the items included in Landlord's Work, but rather Tenant shall be responsible to maintain said items and to surrender the same to Landlord in good condition reasonable wear and tear excepted at the end of the term of this Lease in accordance with the terms and conditions set forth in this Lease.

     Landlord agrees to assign to Tenant assignable warranties covering Landlord's Work, if any. Landlord shall enforce its contractual rights, if any, with contractors performing Landlord's Work to effect proper workmanship by said contractors in performing Landlord's Work; the contents of this sentence shall not be deemed to be a guaranty of said work by Landlord.

     SECTION 3. The Landlord's Work to be performed by Landlord in accordance with the terms of Section 2 of this Article XII-A is as follows:

(a) paint the exterior of the building portion of the Premises at previously painted surfaces including pointing and caulking said surfaces as necessary.

(b) install a new ninety (90) pound roof over the existing roof on the garage portion of the Premises.

(c) install the following new air-conditioning units:

(i) one (1) 7 and 1/2 ton unit (1st floor).
(ii) two (2) 10 ton units (1st and 6th floors)
(iii) eleven (11) 15 ton units (one on 1st floor and two on each of 2nd through 6th floors).

     (d)  repair   air-conditioning   controls  to  operate   properly  for  the
replacement air-conditioning units set forth in clause (c)above.

(e) install new boiler which shall be a Rockwell model MP 200 burner iron fireman model A04-9-8 or in the event said model is not available an equivalent.

(f) install a separate hot water heater of as great a capacity as is reasonably capable of fitting in the boiler room under present conditions.

(g) replace broken window panes as follows:
6th floor - Room 601,2; Room 602,2; Gym,7. 5th floor - Room 501,2; 504,2; 506,1;
507,2;  508,2;  men's  toilet,1.  4th floor - Room 408,1;  421,2;  460,1;  men's toilet, 1. 3rd Floor - Room 309,3, Stairway, east side of building, 6th floor landing, 1. Stairway, west side of building, 5th floor, 6; 4th floor, 4; 2nd floor, 2; front door lobby, 1.

(h) make minor repairs to the Gold Street entrance door to the Premises so that it operates properly.

(i) repair approximately twenty-four hundred (2400) square feet of sidewalk on the Flatbush Avenue side of the Premises.

(j) repair following broken ceiling tiles:

6th floor - Room 602,1; Gym, 8; women's and men's toilets, 2 each.

5th Floor - Room 500,1; 501,6; 503,3, 504,28;  505,4; 506,1; 507,6; 511,6; men's
toilet,3; hallway, 5.

4th floor - Men's toilet, 5; Room 408,2.

3rd floor - Men's toilet,1; Hall, 17; Room 301,2; 304,1; 305,2; 306/08,6; 309,1.

2nd floor - Room 203,2; 204,11; 206,1; 207,1; hall,9

1st floor lobby, 8; hall,2; women's room,1; Range/Basement, 16; toilet,2.

(k) rehabilitate overhead steel garage doors so that they operate properly

(1) replaster following wall areas where required:

Room 601-602,gym, women's toilet. Room 504.

4th floor - women's toilet.

2nd floor - women's toilet, hallway, Room 204.

1st floor - women's toilet, entrance vestibule, Gold Street side.

(m) repaint all rooms and hallways on the 1st, 2nd, 3rd, 5th and Basement (Range only) floors and repaint both stairways, basement through roof; said repainting to be limited to previously painted surfaces.

(n) patch or resurface concrete front entrance steps to correct deterioration.

                                  ARTICLE XIII
                SURRENDER OF PREMISES: OWNERSHIP OF IMPROVEMENTS

     SECTION 1. Until the termination of this Lease, title to any improvements erected or installed by Tenant on the Premises before or after the entering into of this Lease shall remain in Tenant, and Tenant alone shall be entitled to claim all depreciation on Tenant's income tax returns for improvements. Upon any termination of this Lease, all improvements then on the Premises must be fully paid for by Tenant and shall become the property of Landlord, without payment or offset, and shall be surrendered in accordance with the provisions of Section 2 of this Article XIII. Anything to the contrary contained in this Article XIII notwithstanding, Tenant shall be permitted to remove fixtures specifically incidental to law enforcement provided Tenant repairs Premises in relation to said removal.

     SECTION 2. Upon any termination of this Lease, Tenant shall peaceably and quietly surrender the Premises and any improvements thereon in good order, repair and condition.

     SECTION 3. Ownership of all improvements located in or at the Premises, except as otherwise specifically set forth in Section 1 of this Article XIII, shall belong to Landlord, and Landlord alone shall be entitled to claim all depreciation on Landlord's income tax returns for any such improvements.

                                   ARTICLE XIV
                            NOTICES AND CERTIFICATES

                  SECTION 1. Any notice, consent, approval, request or demand required or permitted to be given in this Lease shall be in writing sent by registered or certified mail, return receipt requested, as the case bay be, to Landlord at 12th Floor, 100 William Street, New York, New York 10038 and to Tenant c/o Metropolitan Transportation Authority, 347 Madison Avenue, New York, New York 10017 Attention: Director of Real Estate and to General Counsel, New York City Transit Authority, 370 Jay Street, Brooklyn, New York 11201, or to such other addresses as Landlord or Tenant shall designate in the manner herein provided. Such notice, consent, approval, request or demand shall be deemed to have been given on the date three (3) days after it shall have been mailed as aforesaid.

                               SECTION 2. Within fifteen (15) days after request
by Tenant, Landlord, from time to time and without charge, shall deliver to Tenant or to a person, firm or corporation specified by Tenant, a duly executed and acknowledged instrument certifying:

(a) that this Lease is unmodified and in full force and effect, or, if there has been any modification, that the same is in full force and effect, as modified;

(b) whether Landlord knows of any default by Tenant in the performance by Tenant of the terms, covenants and conditions of this Lease, and specifying the nature of such defaults, if any; and

(c) the dates to which the fixed net rent and additional rent have been paid.

                               SECTION 3.  Within  fifteen  (15)  business  days
after request by Landlord, Tenant, from time to time and without charge, shall deliver to
Landlord or to a person, firm or corporation specified by Landlord, a duly executed and acknowledged instrument certifying:

(a) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as modified;

(b) whether Tenant knows of any default by Tenant or Landlord in the performance by Tenant or Landlord of the terms, covenants and conditions of this Lease, and specifying the nature of such defaults, if any; and

(c) whether Tenant knows of any then existing setoffs or defenses by Tenant to the enforcement by Landlord of the terms, covenants and conditions of this Lease and any modification thereto, and, if so, specifying them.

                                   ARTICLE XV
                                  WAIVERS, ETC.

                               The  failure of Landlord or Tenant to insist upon
the strict performance of any of the terms, covenants and conditions of this Lease, or to exercise any right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future of such term, covenant or condition or right or remedy. This Lease may not be changed or terminated orally.

                                   ARTICLE XVI
                                 QUIET ENJOYMENT

                               Tenant,  subject to the terms of this lease, upon
paying the fixed net rent and additional rent and performing the other terms, covenants and conditions of this Lease shall and may peaceably and quietly have, hold, occupy, possess and enjoy the Premises during the term of this Lease.

                                  ARTICLE XVII
                        EXCAVATIONS ON ADJOINING PROPERTY

                 If an excavation or other building operation shall be about to be made or shall be made upon any adjoining premises or streets, at no out-of-pocket expense to Tenant, Tenant agrees to cooperate with Landlord's shoring the foundations of any building on the Premises and walls thereof, and doing any other act or thing necessary for the preservation of any such building and Landlord shall not be liable for any inconvenience, annoyance, disturbance or loss of business or other damage arising therefrom, and Tenant's obligations hereunder shall not be affected by reason thereof. Landlord and Tenant will cooperate with each other, but at no expense to Tenant, in any action brought by Landlord in conjunction with Landlord's actions under this Article XVII.

                                  ARTICLE XVIII
                                 TENANT'S ACCESS

Tenant shall be permitted access to the Premises twenty-four (24) hours a day and seven (7) days a week.

                                   ARTICLE XIX
                        NO SERVICES PROVIDED BY LANDLORD
       (TENANT TO OBTAIN OWN HEAT, ELECTRICITY, WATER AND OTHER UTILITIES)

     SECTION 1. Tenant acknowledges and it is expressly agreed that Landlord shall not be required to furnish any services or supply any water, electricity, gas, steam heat or any other utility to Tenant or to the Premises.

     SECTION 2. Tenant shall obtain and pay for Tenant's entire supply of electricity by direct application to and arrangement with the utility company servicing the Premises and for the installation of any additional meter(s) and electrical equipment as may be necessary in connection therewith (all of which shall be at Tenant's sole cost and expense) and Landlord shall permit its wires and conduits and any existing electric meter(s) in the building located at the Premises to be utilized by Tenant for such purposes.

     SECTION 3. All water supplied to any portion of the building located at the Premises shall be measured by present water meter(s) or other meter(s) installed by Tenant, at Tenant's sole cost and expense, and thereafter maintained, throughout the term hereof at Tenant's sole cost and expense, in good working order and repair to register such water consumption.

     Tenant shall pay for all water consumption at the Premises and all charges in connection therewith directly to the municipal authorities and Tenant shall furnish to Landlord, promptly upon Tenant's receipt of the same, photocopies of receipted water bills.

                                   ARTICLE XX
                          CONDITIONAL LIMITATIONS, ETC.

                                SECTION  1. If at any  time  during  the term of
this Lease:

(a)  Tenant  shall  file  a  petition  in   bankruptcy   or  insolvency  or  for
reorganization or arrangement or for the appointment of a receiver of all or a portion of Tenant's property, or

(b) any involuntary  petition of the kind referred to in subdivision (a) of this
Section 1 shall be filed against Tenant and such petition shall not be vacated or withdrawn within ninety (90) days after the date of filing thereof, or

(c) Tenant shall be adjudicated a bankrupt by any court, or

(d) Tenant shall make an assignment for the benefit of creditors, or

(e) a permanent receiver shall be appointed for the property of Tenant by order of a court of competent jurisdiction by reason of the insolvency of Tenant (except where such receiver shall be appointed in an involuntary proceeding, if he shall not be withdrawn within ninety (90) days after the date of his appointment), Landlord, at its option, may terminate this Lease on not less than twenty (20) days' notice to Tenant, and this Lease shall come to an end upon the date specified in said notice as though such date marked the natural expiration of the term of this Lease, and upon such termination, Tenant shall quit and surrender the Premises to Landlord.

The word "Tenant", as used in this Section 1, shall be deemed to mean that Tenant herein named, or in the event of an assignment of this Lease by the Tenant herein named or by any subsequent Tenant, in accordance with the provisions of Article VIII, such word shall be deemed to mean only the then assignee Tenant. Landlord shall not exercise the option to terminate this Lease under the provisions of this Section 1 if all of the other terms, covenants and conditions of this Lease, including without limitation, the payment of fixed net rent and additional rent as and when they become due are performed by the receiver or trustee or by the assignee for the benefit of creditors or by a leasehold mortgagee or by any person, firm or corporation having an interest in this Lease or, if the Tenant consists of more than one person, by any such person other than the person who is bankrupt or insolvent.

     SECTION 2. If:(a) Tenant shall fail to make any payment of any fixed net rent, additional rent or other charges when the same becomes due and payable and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant, or (b) (i) Tenant shall be in default in the performance of any of the other terms, covenants and conditions of this Lease and such default shall not have been remedied within thirty (30) days [except if nonremedy will expose Landlord to civil or criminal penalties then fifteen (15) days] after notice by Landlord to Tenant specifying such default and requiring it to be remedied within such period of thirty (30) days [except if nonremedy will expose Landlord to civil or criminal penalties then fifteen [15] days), or (ii) where such default reasonably cannot be remedied within such period of fifteen (15) or thirty (30) days, if Tenant shall not have commenced the remedying thereof within such period of time and shall not be proceeding with due diligence to remedy it, then Landlord, at its election, may terminate this Lease on not less than sixty (60) days' notice to Tenant and this Lease shall come to an end upon the date specified in said notice as though such date marked the natural expiration of the term of this Lease, and upon such termination Tenant shall quit and surrender the Premises to Landlord.

                               SECTION  3.  If  this   Lease   shall  have  been
terminated, pursuant to any of the provisions of this Article XX, or if Tenant shall be in default in the payment of fixed net rent, additional rent or other charges when the same becomes due and payable and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant:

Landlord may upon notice to Tenant reenter and resume possession of the Premises and the buildings and improvements thereon and remove all persons and property therefrom either by summary dispossess proceedings or by a suitable action or proceeding, at law or in equity, or by force or otherwise, without being liable for any damage therefor.

                               SECTION 4. The words "re-enter" and "re-entry" as
used in this Article XX, are not restricted to their technical legal meaning.

                 SECTION 5. Omit.

                               SECTION  6. At any time (a)  within  thirty  (30)
days prior to the expiration of the term of this Lease, or (b) after Landlord or Tenant shall have served any proper notice of termination of this Lease as provided for in this Lease, but prior to the date of termination, or (c) after Landlord shall have commenced a summary dispossess proceeding or an appropriate action or proceeding to recover possession of the Premises but prior to the termination of this Lease by reason of the issuance of a warrant in the dispossess proceeding or the entry of a judgment in such other action or proceeding, all right, title and interest of Tenant in and to all subleases, license agreements and concession agreements affecting the Premises and the rent and fees payable thereunder shall, at the option of Landlord exercised by Landlord's notice to Tenant, be deemed to be assigned by Tenant to Landlord as of the date of the service of such notice exercising such option subject to the prior assignment to the leasehold mortgagee. Such assignment shall be deemed to be and shall be effected as of the date of service of such notice without execution by Tenant of any instrument. However, Tenant, at Landlord's request, shall execute, acknowledge and deliver to Landlord an instrument in recordable form, confirming such assignment.

                               SECTION 8. If this Lease is terminated  under the
provisions of this Article XX, or if Landlord shall re-enter the leased premises under the provisions of this Article XX, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, on a monthly basis through the end of the term of this Lease (as if this Lease had not been terminated), sums equal to the fixed net rent plus the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not been so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the expiration date of the term of this Lease as set forth in this Lease had this Lease not been so terminated, provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the reasonable expenses of reletting, including brokers' commissions, consultants' fees, rent concessions, advertising and all other reasonable and actual expenses properly chargeable against the Premises and the rental therefrom but not including preparing the Premises for new tenants; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, or shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

                               If the  Premises or any part  thereof be relet by
Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting.

                               Landlord  shall  not be  obligated  to but  shall
attempt to (which attempt shall be deemed to be satisfactory to Tenant) relet the
Premises in connection with this Section 8.

SECTION 9. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of this Article XX or under any provision of law, or had Landlord not re-entered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided for above, Landlord may lawfully be be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 8 of this Article XX.

                                   ARTICLE XXI
                       INSPECTION OF PREMISES BY LANDLORD

     SECTION 1. Landlord, its agents or designees, shall have the right to enter the Premises and the improvements thereon during reasonable business hours, and, with respect to subdivisions (a) and (c), on reasonable notice to Tenant, for the purpose of:

(a) inspecting them, and
(b) making any repairs to the Premises and performing any work therein that may be necessary by reason of Tenant's default under any of the terms, covenants and conditions of this Lease continuing beyond the applicable periods of grace and
(c) exhibiting the Premises for the purpose of sale, lease or mortgage.

     Nothing in this Lease shall imply or impose any duty on Landlord to do any work which Tenant is required to perform under this Lease and the performance thereof by Landlord shall not constitute a waiver of Tenant's default.

     SECTION 2. Landlord shall be permitted, during the last twelve (12) months of the term of this Lease, to exhibit "for sale" and/or "for lease" signage on, at and about the Premises in a customary manner. No such signage shall block access to and from windows at the Premises.

                                  ARTICLE XXII
                       LIMITATION OF LANDLORD'S LIABILITY

     The term "Landlord", as used in this Lease, so far as Landlord's covenants and agreements under this Lease are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee title to the Premises. In the event of any conveyance of such fee title, and regardless of whether the grantee is financially responsible or solvent and notwithstanding that the grantor may be a stockholder, officer or director of a corporate grantee, Landlord herein named and each subsequent grantor shall be automatically relieved, from and after the date of such conveyance, of all personal liability as respects the performance of any of Landlord's covenants and agreements thereafter to be performed, and such grantee shall be bound by all such covenants and agreements; it being intended that Landlord's covenants and agreements shall be binding on Landlord, its successors and assigns, only during and in respect of their successive periods of ownership. However, Landlord or such grantor shall turn over to the grantee all monies, if any, then held by Landlord or such grantor on behalf of Tenant, and shall assign to such grantee all right, title and interest of Landlord or such grantor in and to the sums held by any depositary on behalf of Tenant under the terms, covenants and conditions of this Lease. Tenant shall not look to any disclosed, or undisclosed principal of any Landlord for performance of any of the terms, covenants and conditions of this Lease.

                                  ARTICLE XXIV
                                  SUBORDINATION

                 SECTION 1. Landlord represents that Landlord is the fee owner of the Premises.

     SECTION 2. This Lease is subject and subordinate to the existing fee mortgage affecting Premises and to all renewals, modifications, consolidations and extensions of such mortgage and (subject to the provisions of Section 3 of this Article XXIV) to all future mortgages which may hereafter affect the Premises and to all renewals, modifications, consolidations, replacements and extensions of such future mortgages. Landlord shall use its reasonable best efforts (without the expenditure of money) to procure and deliver to Tenant a non-disturbance agreement from the Present Mortgagee containing provisions no less favorable to Tenant than contained in Section 4 of this Article XXIV ("Protection Provisions"); it being understood and agreed, however, that Landlord shall have no obligation to procure such non-disturbance agreement.

     SECTION 3.  Notwithstanding  anything  to the  contrary  contained  in this
Article XXIV, this Lease shall not be subordinate to any future fee mortgages or to any renewals, modifications, consolidations, replacements and extensions thereof (hereinafter all of the foregoing are collectively referred to as the "Mortgage") unless and until Landlord shall procure and deliver to Tenant a non-disturbance agreement from the holder of such Mortgage containing provisions no less favorable to Tenant than contained in Section 4 of this Article XXIV. Tenant agrees to enter into an attornment agreement with any holder of a Mortgage that provides Tenant with a non-disturbance agreement with respect to said Mortgage.


     SECTION 4. The Protective Provisions to be contained in the non-disturbance agreement referred to in Section 3 above shall provide in substance that unless Tenant shall be in default under this Lease and the time to cure such default has expired:

1. Neither Tenant nor any person claiming through or under Tenant shall be named or joined as a party defendant in any action, suit or proceeding which may be instituted or taken by the holder of any such Mortgage to foreclose its Mortgage to collect the debt secured thereby;

2. Neither Tenant nor any person claiming through or under Tenant shall be evicted from the Premises, nor shall the leasehold estate or possession of Tenant or any person claiming through or under Tenant be terminated or disturbed, nor shall any of the rights of Tenant or any person claiming through or under Tenant be affected in any way, by reason of any default or event of default under any such Mortgage; and in any case the rights under the Lease of Tenant shall not be diminished, reduced or adversely affected in any way whatsoever by reason of any default or event of default under such Mortgage or the foreclosing of such Mortgage by reason of any default or event of default thereunder;

3. if, at any time, the holder of such Mortgage (or such person's successors or assigns, who acquires the interest of Landlord under this Lease through foreclosure, or a deed in lieu of foreclosure, or otherwise) shall succeed to the rights of Landlord under this Lease as a result of a default or event of default under such Mortgage, as the case may be, and if Tenant is not then in default under this Lease beyond the time permitted herein to cure such default, then (1) this Lease shall not terminate, (2) Tenant shall attorn to and recognize the person so succeeding to Landlord's rights (herein sometimes called "Successor Lessor") as Tenant's landlord under this Lease, upon the then executory terms and conditions of this Lease, and (3) Successor Lessor shall accept such attornment and recognize Tenant as the Successor Lessor's tenant under this Lease. Upon such attornment and recognition, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Lessor and Tenant upon all of the then executory terms, conditions and covenants as are set forth in this Lease.

     SECTION 5. At the request of the Landlord or any such mortgagee, Tenant, for itself, its successors and/or assigns, agrees to promptly execute any certificate of subordination, provided the certificate and the subordination provisions embodied therein are not in conflict with the subordination terms provided in this Article XXIV.

                                   ARTICLE XXV
                                     BROKER

                               Tenant and Landlord  covenant and represent  that
they have dealt with no broker in connection with this Lease or the Premises other than Sylvan Lawrence Company, Inc. ("SLC"), and Tenant and Landlord agree to hold the other party harmless from any claims for commission or other fees made by any other broker claiming to have dealt with Tenant or Landlord respectively in connection with this Lease or with the Premises. Landlord shall pay any brokerage fees claimed by SLC and shall indemnify Tenant against any such claim made by SLC.

                                  ARTICLE XXVI
                                  CONDEMNATION

     SECTION 1. If at any time during the term of this Lease title to the whole or materially all of the Premises shall be taken by the exercise of the right of condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such right, this Lease shall terminate and expire on the date when Landlord shall be divested of its interest of such taking and all fixed net rent, additional rent and other charges shall be apportioned and paid to the date of such taking. In such event, Tenant shall be entitled to apportionment of fixed net rent and additional rent theretofore prepaid by Tenant. For purposes of this Section 1, "materially all of the Premises" shall be deemed to have been taken if the portion of the Premises not so taken cannot be so repaired or reconstructed as to constitute a complete, rentable structure available for the full intended use set forth in this Lease.

     SECTION 2. If the whole or materially all of the demised premises shall be taken by the exercise of a right of condemnation or eminent domain or by agreement between Landlord and those authorized to exercise such right whereby the term of this Lease would cease and expire as provided in Section 1 hereof, Tenant shall have no claim for the value of any unexpired term of this Lease nor have any right to participate in any condemnation award made as a result of such taking. Anything to the contrary contained in the immediately preceding sentence notwithstanding, Tenant shall be permitted to make a separate claim for Tenant's costs of relocation and for fixtures specified in this Lease to remain the property of Tenant under all circumstances provided (i) such separate claim is permitted and (ii) such claim does not interfere with or result in a reduction in any award to Landlord.

     SECTION 3. If at anytime during the term of this Lease, title to less than the whole or materially all of the Premises shall be taken as aforesaid, all of the award or awards shall be paid over to Landlord. Repair and restoration of the Premises shall be Landlord's responsibility.

     SECTION 4. In the event title to less than the whole or materially all of the Premises shall be taken as aforesaid, the terms, covenants and conditions of this Lease shall not be modified by reason of said taking, except fixed net rent shall be apportioned and equitably reduced from date of such taking.

                                  ARTICLE XXVII
                               USE OF VAULT SPACE

     Any vaults, if any, projecting beyond the building line, the use of which is granted or licensed by the City of New York or by any other governmental authority having jurisdiction thereover are not included in the Premises, but Tenant may occupy and use them, during the term of this Lease, subject to such laws, rules and regulations as may be imposed by the governmental authorities granting or licensing such use. No revocation of such grant or license shall in any way affect this Lease or the amount of fixed net rent or additional rent payable by Tenant hereunder. If any such grant or license shall be revoked, Tenant, at Tenant's sole cost and expense, shall do or cause to be done all work necessary to comply with the order of revocation.

                                 ARTICLE XXVIII
                     NO MERGER OF FEE AND LEASEHOLD ESTATES

     There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm or corporation or other entity may acquire or own such estates directly or indirectly, and no such merger shall occur until all persons, firms, corporations and other entities, including the leasehold mortgagee, having any interest in this Lease and the leasehold estate created hereby and the fee estate in the Premises or any part thereof shall join in a written instrument effecting such merger and shall duly record it.

                                  ARTICLE XXIX
                          NO REPRESENTATION BY LANDLORD

     Landlord has made no representations whatsoever with respect to the Premises, except as herein expressly set forth. This Lease contains the entire agreement between Landlord and Tenant and all prior negotiations and agreements are merged herein. Without limiting the generality of the foregoing, no representations have been made by Landlord as to the condition of the Premises or the use to which they may be put nor as to the operating expenses thereof. Except for any provisions to the contrary contained in this Lease, if any, Tenant assumes the sole responsibility for the condition, maintenance and management of the Premises and Landlord shall have no liability for damage to any property on the Premises on any account or for any reason whatsoever.

                                   ARTICLE XXX
                                     DRAINS

Without limiting the generality of Tenant's maintenance obligations under this Lease, Tenant shall at its sole cost and expense keep the drains, wastepipes, sewer and connections with the Premises' main sewers, in or appurtenant to the Premises (the "Drainpipes") in repair and free from obstructions. Further, Tenant shall install grease traps where necessary to keep the Drainpipes free of grease. Tenant shall also promptly repair any leaks in the Drainpipes. In the event Tenant fails to properly perform the foregoing, Landlord may after reasonable notice to the Tenant, have the same done at the Tenant's sole cost and expense and all charges therefor shall be deemed additional rent hereunder.

                                  ARTICLE XXXI
                                     PERMITS

     Tenant shall at Tenant's sole cost and expense obtain and maintain each and every applicable permit, license, franchise or other authorization required for the installation, maintenance and operation at the Premises of all of Tenant's equipment therein, including but not limited to all equipment installed or utilized by Tenant or Landlord.

                                  ARTICLE XXXII
                             WAIVER OF COUNTERCLAIM

     Tenant shall and hereby does waive its right and agrees not to interpose any counterclaim or offset of whatever nature or description in any proceeding or action which may be instituted by Landlord against Tenant to recover possession of the Premises or for the collection of fixed net rent, additional rent or other charges. This Article XXXII shall survive the termination or any cancellation of this Lease or the term thereof. Nothing, however, contained in this Article XXXII shall preclude Tenant from instituting a separate action against Landlord with respect to any claim that Tenant may have against Landlord or from moving to consolidate such action with any action or proceeding which may have been instituted by Landlord; it being understood, however, that Landlord may oppose any motion of consolidation.

                                 ARTICLE XXXIII
                                   ATTORNMENT

     At the option of the Landlord or any successor landlord or the holder of any mortgage affecting the Premises, Tenant agrees that neither the cancellation nor termination of any ground or underlying lease to which this lease may hereafter become subject or subordinate, nor any foreclosure of any mortgage affecting the Premises nor the institution of any suit, action summary or other proceeding against the Landlord herein or any successor landlord, or any foreclosure proceedings brought by the holder of any such mortgage to recover possession of such property, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of the Tenant hereunder, and upon the request of any such Landlord, successor landlord, or the holder of such mortgage, Tenant covenants and agrees to attorn to the Landlord or to any successor to the Landlord's interest in the Premises, or to such holder of such mortgage or to the purchaser of the Premises in foreclosure.

                                  ARTICLE XXXIV
                                     "OMIT"

                                  ARTICLE XXXV
                                     "OMIT"

                                  ARTICLE XXXVI
                               MEMORANDUM OF LEASE

     The parties will at any time, at the request of either party, promptly execute duplicate originals of an instrument in recordable form, which will constitute a short form memorandum of this Lease, setting forth a description of the Premises, the term of this Lease and any other provisions thereof, excepting the rental provisions, as either party may request. Either party shall have the right to record said memorandum of this Lease.

                                 ARTICLE XXXVII
                                  MISCELLANEOUS

     SECTION 1. This Lease may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

     SECTION 2. This Lease shall be governed under the laws of the State of New York.

     SECTION 3. The submission by Landlord of this Lease to Tenant shall confer no rights nor impose any obligation on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals have been delivered to the respective parties hereto.

     SECTION 4. The obligations of Tenant set forth in this Lease which are intended to be performed and completed prior to the expiration of this Lease shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE XXXVIII
                                SUCCESSORS BOUND

     This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective distributees, personal representatives, successors and assigns except as otherwise provided herein.

                                Non-Transferrable
                             Certificate for Rights

       THE RIGHTS EVIDENCED HEREBY WILL EXPIRE AT 5:00 P.M., EASTERN TIME,
                                ON JUNE 15, 1998
                              (See Reverse hereof)
Certificate
No. _________
                            SUBSCRIPTION CERTIFICATE
        Evidencing Right to Purchase Shares of Common Stock

Expiration Date June 15, 1998                                  ______  Rights

                                         SUBSCRIPTION PRICE  $_____ PER SHARE
                       ONE LIBERTY PROPERTIES, INC.
                  Incorporated under the laws of Maryland

REGISTERED OWNER:

THIS CERTIFIES THAT

     Is the registered owner of the number of Rights set forth above, each of which entitles the owner to subscribe to purchase one share of Common Stock of One Liberty Properties, Inc., a Maryland corporation (the "Company"), for each Right held. The price to be paid to exercise each Right is ______.

The Rights are exercisable until 5:00 p.m., Eastern Time, on June 15, 1998. The Rights are only exercisable upon the terms specified herein. The exercise of all of the Rights represented by this certificate shall also entitle the holder to exercise the Oversubscription Privilege to purchase shares not purchased by the other holders of Rights, as more fully described in the Company's Prospectus dated March ___, 1998.

The holder of this Rights Certificate, as such, shall not be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Stock which may at any time be issuable upon the exercise hereof, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting of the Company, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders, or otherwise, until all or a portion of the Rights evidenced by this Right Certificate have been exercised and the shares of Common Stock have been issued

This Certificate shall not be valid for any purpose unless countersigned by the Rights Agent.

Witness the facsimile seal of the Company and facsimile signature of the proper officers thereof.

DATED:   March 31, 1998                     Attest:

ONE LIBERTY PROPERTIES, INC.

By  __________________________               ____________________________
    MATTHEW J. GOULD, PRESIDENT              MARK H. LUNDY, SECRETARY



                     SECTION 1 - BASIC SUBSCRIPTION EXERCISE

     TO EXERCISE THE BASIC SUBSCRIPTION  PRIVILEGE,  complete this Section 1 and
Section 3 below and return this Subscription Certificate, with your payment to American Stock Transfer & Trust Company at the address set forth in Section 3.

Number of Rights Exercised: ___________________________________
     (Note:  No fractional Rights may be exercised)

Payment due on exercise of Basic Subscription Privilege is number of Rights exercised x ______ per Right exercised = $___________.
----------------------------------------------------------------------------

                      SECTION 2 - OVERSUBSCRIPTION EXERCISE

TO EXERCISE THE OVERSUBSCRIPTION  PRIVILEGE,  complete this Section 2 as well as
Section 1 and Section 3. You may not exercise the Oversubscription Privilege unless you have exercised your Basic Subscription Privilege in full or, in the case of securities held in street name, the particular beneficial owner has exercised his Basic Subscription Privilege in full. (The actual number of shares available for purchase will depend upon the number of basic Rights exercised by all holders, and the other shareholders exercising the Oversubscription Privilege, and is subject to proration as described in the Prospectus).

     Number of Shares Subscribed For: _______________________(cannot exceed two times the number of shares subject to the Basic Subscription Privilege).

Payment due on exercise of Oversubscription Privilege is number of Shares subscribed for x _____ per Share = $ __________.
----------------------------------------------------------------------------

                        SECTION 3 - PAYMENT INSTRUCTIONS

     Payment in Full For All Shares Subscribed For Under Section 1 and Section 2 Must Accompany this Certificate

Total payment* due under Section 1 plus Section 2 = $_______________. (*Make your check payable to American Stock Transfer & Trust Company)

I hereby certify that I have been provided with a copy of the Prospectus and tender payment of the purchase price for the shares sought to be purchased.

Authorized Signature of Subscriber ________________________________________

Print Name ________________________________________________________________

Telephone Number(s): (   )_________________________________________________

Social Security No.: ______________________________________________________

Please mail, deliver or wire transfer cash, check or money order payable to American Stock Transfer & Trust Company for the total amount due to the Rights Agent at the appropriate address below:

By Overnight or Express Delivery,
By Hand Delivery, or First Class Mail:      By Facsimile Transmission:
American Stock Transfer & Trust Co.         American Stock Transfer & Trust Co.
Reorganization Dept.                        Reorganization Dept.
40 Wall Street                              (718) 234-5001
New York, NY  10005

  If you have any questions, call: American Stock Transfer at (718) 921-8200
----------------------------------------------------------------------------

                       SECTION 4 - DELIVERY INSTRUCTIONS

(Fill out ONLY if delivery is to be made to an address not shown on the other side of this Certificate).

Name: ______________________________________________________________________

Address: ___________________________________________________________________










(Section2)

                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 18, 1998, with respect to the consolidated financial statements of One Liberty Properties, Inc. and March 11, 1998 with respect to the statement of revenues and certain expenses of 300 Gold Street, in the Registration Statement (Form S-11 No.333-45937) and related Prospectus of
One Liberty Properties, Inc. for the registration of 2,383,670 shares of its common stock.



New York, New York                                    Ernst & Young,LLP
March 26, 1998